EXHIBIT 10(i).2***


===========================================================================






                             PURCHASE AGREEMENT

                                  between

                             WITCO CORPORATION

                                    and

                      GOLDSCHMIDT SKW SURFACTANTS GMBH






                         Dated as of June 22, 1999






===========================================================================


*** Material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed with the Securities and Exchange Commission separaterly.

                             TABLE OF CONTENTS
                                                                       Page
                                 ARTICLE I

                       Definitions, Interpretations

SECTION 1.1   Definitions .............................................  1
SECTION 1.2   Interpretation ..........................................  7


                                ARTICLE II

                             Purchase and Sale

SECTION 2.1   General .................................................  8
SECTION 2.2   Assets and Liabilities ..................................  8
SECTION 2.3   Sale of Witco Surfactants ...............................  13
SECTION 2.4   Procedures for Purchased Assets not Transferable ........  14
SECTION 2.5   Title Issues ............................................  14
SECTION 2.6   Customer Remittances ....................................  15
SECTION 2.7   Environmental Matters ...................................  15
SECTION 2.8   Construction, Safety and Health Projects ................  15
SECTION 2.9   Malaysia Project ........................................  15


                                ARTICLE III

   Purchase Price, Closing Statement, Adjustments: Consistent Treatment

SECTION 3.1   Purchase Price ..........................................  15
SECTION 3.2   Closing Statement .......................................  15
SECTION 3.3   Post-Closing Purchase Price Adjustment ..................  17
SECTION 3.4   Post-Closing Accrual Statement ..........................  17
SECTION 3.5   Accrual Purchase Price Adjustments ......................  18
SECTION 3.6   Consistent Treatment ....................................  18
SECTION 3.7   U.K. Value Added Tax ....................................  18
SECTION 3.8   Spanish Value Added Tax .................................  20
SECTION 3.9   Exchange Rate Fluctuations Disregarded ..................  20


                                ARTICLE IV

                                  Closing

SECTION 4.1   Closing Date ............................................  21
SECTION 4.2   Foreign Closings ........................................  21
SECTION 4.3   Transactions at Closing .................................  21

                                                                       Page

                                 ARTICLE V

     Representations, Warranties, Agreements and Covenants of Sellers

SECTION 5.1   Organization ............................................  22
SECTION 5.2   Due Authorization .......................................  22
SECTION 5.3   Sufficiency of and Title to the Assets ..................  22
SECTION 5.4   Business Statements .....................................  23
SECTION 5.5   Certain Contracts .......................................  23
SECTION 5.6   Intangible Rights .......................................  24
SECTION 5.7   Litigation ..............................................  25
SECTION 5.8   Employee Benefit Plans ..................................  25
SECTION 5.9   Labor Matters ...........................................  26
SECTION 5.10  Default .................................................  26
SECTION 5.11  Consents ................................................  27
SECTION 5.12  Receivables .............................................  27
SECTION 5.13  Equity Interests ........................................  27
SECTION 5.14  Compliance with Applicable Laws .........................  27
SECTION 5.15  ***......................................................  27
SECTION 5.16  Management Compensation .................................  27
SECTION 5.17  No Changes ..............................................  27
SECTION 5.18  Personal Property .......................................  28
SECTION 5.19  Real Property ...........................................  29
SECTION 5.20  Taxes ...................................................  29
SECTION 5.21  Value Added Tax .........................................  29
SECTION 5.22  Environmental, Occupational, Health and Safety Matters ..  29
SECTION 5.23  Permits .................................................  29
SECTION 5.24  No Broker-Sellers .......................................  30
SECTION 5.25  Year 2000 Readiness Disclosure ..........................  30
SECTION 5.26  Mapleton Sewer Line .....................................  30
SECTION 5.27. Employees ...............................................  30


                                ARTICLE VI

      Representations, Warranties, Agreements and Covenants of Buyer

SECTION 6.1   Organization ............................................  30
SECTION 6.2   Due Authorization .......................................  30
SECTION 6.3   Consents ................................................  31
SECTION 6.4   Litigation ..............................................  31
SECTION 6.5   No Contemplated Sales ...................................  31
SECTION 6.6   No Broker-Buyer .........................................  31
SECTION 6.7   Availability of Funds ...................................  31


                                ARTICLE VII

                Employees, Pension and Other Benefit Plans

SECTION 7.1   Employment of Employees of the Business .................  31
SECTION 7.2   Maintenance of Benefits; Service Credit .................  32


*** Material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed with the Securities and Exchange Commission separaterly.

                                                                       Page

SECTION 7.3   Severance Benefits ......................................  32
SECTION 7.4   Retirement Plans ........................................  32
SECTION 7.5   Witco Corporation Employee Retirement Savings Plan ......  33
SECTION 7.6   Welfare Benefits ........................................  33
SECTION 7.7   Vacation and Sick Pay ...................................  33
SECTION 7.8   Union and Works Council Representation ..................  34
SECTION 7.9   Worker Adjustment and Retraining Notification Act .......  34
SECTION 7.10  Witco Surfactants .......................................  34
SECTION 7.11  Transfer of Employees of Spain Business .................  34
SECTION 7.12  Pension Plans ...........................................  35
SECTION 7.13  Retained Benefit Plans ..................................  35
SECTION 7.14  No Third Party Beneficiaries ............................  35


                               ARTICLE VIII

       Pre-Closing Covenants of Sellers, Witco Surfactants and Buyer

SECTION 8.1   Corporate and Other Actions .............................  35
SECTION 8.2   Local Transfer Agreements ...............................  35
SECTION 8.3   Consents and Approvals ..................................  35
SECTION 8.4   Antitrust ...............................................  35
SECTION 8.5   Access to Information ...................................  35
SECTION 8.6   Employment Assistance ...................................  36
SECTION 8.7   Ordinary Course of Business .............................  36
SECTION 8.8   Other Actions ...........................................  36
SECTION 8.9   Bulk Transfer Laws ......................................  36
SECTION 8.10  Leased Vehicles .........................................  36
SECTION 8.11  Unions; Work Councils ...................................  36
SECTION 8.12  Witco Surfactants .......................................  36
SECTION 8.13  Exclusivity .............................................  37
SECTION 8.14  Other Agreements ........................................  37


                                ARTICLE IX

                                Conditions

SECTION 9.1   Conditions to Obligations of Sellers ....................  37
SECTION 9.2   Conditions to Obligations of Buyer ......................  38


                                 ARTICLE X

                              Non-Competition

SECTION 10.1  Noncompetition--Sellers .................................  40
SECTION 10.2  Noncompetition--Buyer ...................................  40
SECTION 10.3  Non-Solicitation ........................................  41
SECTION 10.4  Additional Agreements ...................................  41

                                                                       Page

                                ARTICLE XI

                          Post-Closing Covenants

SECTION 11.1  Availability of Records .................................  42
SECTION 11.2  Use of Trade or Service Marks ...........................  42
SECTION 11.3  Tax Matters .............................................  43
SECTION 11.4  Confidentiality .........................................  43
SECTION 11.5  Continuing Obligations ..................................  45
SECTION 11.6  Inventory Removal .......................................  45


                                ARTICLE XII

                       Indemnification and Survival

SECTION 12.1  Indemnification by Sellers ..............................  45
SECTION 12.2  Indemnification by Buyer ................................  46
SECTION 12.3  Survival ................................................  47
SECTION 12.4  Limitation on Liability .................................  48


                               ARTICLE XIII

                                Termination

SECTION 13.1  Termination of Agreement ................................  48
SECTION 13.2  Mutual Consent ..........................................  48
SECTION 13.3  By Witco ................................................  48
SECTION 13.4  By Buyer ................................................  48
SECTION 13.5  Closing Has Not Occurred ................................  48
SECTION 13.6  Written Notice ..........................................  49
SECTION 13.7  Continuing Confidentiality ..............................  49


                                ARTICLE XIV

                               Miscellaneous

SECTION 14.1  Assignment ..............................................  49
SECTION 14.2  No Press Release Without Consent ........................  49
SECTION 14.3  Confidentiality .........................................  49
SECTION 14.4  Expenses ................................................  49
SECTION 14.5  Severability ............................................  50
SECTION 14.6  Entire Agreement ........................................  50
SECTION 14.7  No Third Party Beneficiaries ............................  50
SECTION 14.8  Waiver ..................................................  50
SECTION 14.9  Governing Law ...........................................  50
SECTION 14.10 Counterparts ............................................  50
SECTION 14.11 Choice of Forum .........................................  50
SECTION 14.12 Further Documents .......................................  51
SECTION 14.13 Notices .................................................  51

                                                                       Page

SECTION 14.14 Schedules ...............................................  52
SECTION 14.15 Construction ............................................  52

                             List of Schedules

Schedule 1(a)                Affiliates and Subsidiaries of Witco Corporation
Schedule 2.2(a)(i)(A)(II)(1) Facilities
Schedule 2.2(a)(i)(A)(II)(2) Machinery, Plant, Equipment, Computer Hardware,
                             Vehicles and Other Personal Property
Schedule 2.2(a)(i)(F)        Computer Programs and Software
Schedule 2.2(a)(i)(G)        Restrictive/Limiting Agreements

Schedule 2.2(a)(i)(H)(1)     Patents and Patent Applications
Schedule 2.2(a)(i)(H)(2)     Patents and Patent Applications Subject to Grant
                             Back
Schedule 2.2(a)(i)(I)        Registered and Common Law Trademarks and Pending
                             Trademark Applications
Schedule 2.2(b)(viii)        MOP Facility Map
Schedule 2.2(b)(xiv)         Trademarks Used in the Business But Not to be
                             Sold
Schedule 2.5(c)              Terms of Sale of Flimby Facility
Schedule 2.5(d)              Terms of Sale of Granollers Facility
Schedule 2.8                 Construction Projects
Schedule 3.6                 Purchase Price Allocation
Schedule 4.3(b)              Bank Accounts
Schedule 5.1                 Organization of Sellers and Witco Surfactants
Schedule 5.3                 Liens
Schedule 5.4(a)              Exceptions to Business Statements
Schedule 5.4(b)              Inventory Reserves
Schedule 5.5                 Contracts
Schedule 5.6(a)              Germany Business Patents and Patent Applications
Schedule 5.6(b)              Germany Business Trademark Registrations
Schedule 5.6(c)              Intellectual Property Infringements
Schedule 5.7                 Seller Litigation
Schedule 5.8(a)              Employee Benefit Plans
Schedule 5.8(c)              Employee Benefit Plan Liabilities
Schedule 5.8(h)              Retiree Life and Health Plans
Schedule 5.9                 Labor Matters
Schedule 5.10                Defaults
Schedule 5.11                Seller Consents
Schedule 5.14                Compliance with Applicable Laws
Schedule 5.16                Transaction Bonuses
Schedule 5.17                Proposed Capital Expenditure Projects
Schedule 5.18                Condition of Purchased Assets
Schedule 5.20                Taxes
Schedule 5.22                Environmental, Occupational, Health & Safety
                             Matters
Schedule 5.23                Permits
Schedule 5.25                Year 2000
Schedule 6.3                 Buyer Consents
Schedule 7.1                 Continuity of Employment
Schedule 7.4(b)              Stand Alone Plans
Schedule 7.8                 Collective Bargaining Agreements
Schedule 8.14(a)             Term Sheets
Schedule 8.14(b)             Transition Services
Schedule 10.2                Non-Competition--Buyer
Schedule 11.2(b)             Certain Trademarks

                             List of Exhibits

EXHIBIT A-1                  Business Statement
EXHIBIT A-2                  Germany Statement
EXHIBIT A-3                  Proposed Germany Statement
EXHIBIT B                    Environmental Agreement
EXHIBIT C                    Arbitration Procedures
EXHIBIT D                    Profit and Loss Statement of Witco Surfactants
EXHIBIT E                    UK Certificate of Title

                                   PURCHASE AGREEMENT dated as of June
                         22, 1999 ("Agreement"), between WITCO
                         CORPORATION, a corporation organized under the laws of Delaware ("Witco"), on behalf of itself and its indirect wholly owned Subsidiaries set forth on Schedule 1(a) hereto (Witco and such Subsidiaries, other than Witco Surfactants GmbH ("Witco Surfactants"), are collectively referred to herein as the "Sellers"), and GOLDSCHMIDT SKW SURFACTANTS GMBH, a company organized under the laws of the Federal Republic of Germany ("Buyer").

                                WITNESSETH:

          WHEREAS Sellers are engaged in the business of manufacturing and selling natural resource-based oleochemicals, derivatives and surfactants to the home/fabric care and personal care markets, the industrial and institutional hard surface cleaner market and the paper, textile, mining, and asphalt segments of the industrial specialties markets; and

          WHEREAS Witco Deutschland wishes to sell the shares of Witco Surfactants to Buyer, and the other Sellers wish to sell substantially all of the assets and liabilities of the business described in the previous paragraph and conducted through the facilities and operations described in
Section 2.1 other than the Germany Business and the Memphis Business (such business, giving effect to such exclusions, being called the "Business") to the Buyer, and Buyer wishes to purchase the same from Sellers, on the terms, and subject to the conditions, set forth herein. "Germany Business" means the assets used by Sellers to manufacture products in Germany and the business related to such assets and products, and "Memphis Business" means the assets used by Sellers to manufacture products in Memphis, Tennessee and the business related to such assets and products (the "Memphis Business").

          NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                              ARTICLE I

                     Definitions, Interpretations

          SECTION 1.1 Definitions. The following terms have the following meanings when used herein:

          "ABO" has the meaning set forth in Section 7.4(b).

          "Accrual Purchase Price Adjustments" has the meaning set forth in
Section 3.5.

          "Adjusted Purchase Price" has the meaning set forth in Section
3.1.

          "Affiliate" means (i) with respect to any Seller or Witco Surfactants or any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with such Seller or Witco Surfactants and (ii) with respect to Buyer, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, Buyer.

          "Agreement" has the meaning set forth in the recitals hereof.

          "Ancillary Documents" means the Environmental Agreement dated as of the date hereof, between Witco and Buyer, and the License Agreement dated as of the date hereof, between Witco and Buyer.

          "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Entity in effect on or prior to the Closing Date (excluding any Environmental, Occupational, Health and Safety Laws) applicable to such Person or any of its Affiliates or any of their respective properties, assets, or business operations.

          "Assignment and Assumption Agreements" means the Assignment and Assumption Agreements and Bills of Sale between Buyer and Sellers to be executed and delivered on the Closing Date.

          "Assumed Liabilities" has the meaning set forth in Section
2.2(c).

          "Assumed Plans" has the meaning set forth in Section 5.8(a).

          "Benefit Plans" has the meaning set forth in Section 5.8(a).

          "Business" has the meaning set forth in the recitals hereof, and for the avoidance of doubt includes the NA Business, the UK Business, the Spain Business and the Malaysia Assets but excludes the Memphis Business, the Germany Business and the MOP Facility.

          "Business Contracts" has the meaning set forth in Section
2.2(a)(i)(D).

          "Business Statement" means the statement of assets, consisting of Inventory and property, plant and equipment of the Business as of December 31, 1998, attached as Exhibit A-1 hereto.

          "Buyer" has the meaning set forth in the recitals hereof.

          "Buyer's Confidential Information" has the meaning set forth in
Section 11.4(a).

          "Buyer's Prorations" has the meaning set forth in Section 3.4.

          "Buyer's Auditors" has the meaning set forth in Section 3.2(b).

          "Buyer's 401(k) Plan" has the meaning set forth in Section
7.5(b).

          "Closing" has the meaning set forth in Section 4.1.

          "Closing Business Statement" has the meaning set forth in Section 3.2(c).

          "Closing Date" has the meaning set forth in Section 4.1.

          "Closing Germany Statement" has the meaning set forth in Section
3.2(c).

          "Closing Statements" has the meaning set forth in Section 3.2(c).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Confidential Information" has the meaning set forth in Section
11.4(a).

          "Continuing Employees" has the meaning set forth in Section 7.1.

          "Continuing Spain Employees" has the meaning set forth in Section 7.11(a).

          "Contracts" has the meaning set forth in Section 5.5(a).

          "Co-Owned Confidential Information" has the meaning set forth in
Section 11.4(e).

          "Derivative Patent" means any continuation, continuation-in-part, continuing, divisional, or reissue patents and applications or reexamination certificates or any foreign equivalent of the foregoing existing as of the Closing Date.

          "District" has the meaning set forth in Section 9.2(m).

          "Employees" has the meaning set forth in Section 7.1.

          "Encumbrance" means all Liens other than Permitted Liens.

          "Environmental Agreement" means the Environmental Agreement dated as of the date hereof among the parties hereto, in substantially the form attached hereto as Exhibit B.

          "Environmental, Occupational, Health and Safety Laws" shall mean all federal, state, local and foreign laws, statutes, codes, ordinances, rules, regulations, permits, or orders in effect on or prior to the Closing Date and relating to or addressing the environment, health or safety, which shall include, but not be limited to, the manufacture, distribution, use, handling or disposal of any Hazardous Substances, or occupational, workplace, or worker safety and health.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Excluded Assets" has the meaning set forth in Section
2.2(b) .

          "Excluded Liabilities" has the meaning set forth in Section
2.2(d) .

          "Existing Products" has the meaning set forth in Section
10.2.

          "Facilities" has the meaning set forth in Section
2.2(a)(i)(A)(II).

          "Fair Market Value" has the meaning set forth in Section
7.4(b).

          "FIFO" has the meaning set forth in Section 3.2(a).

          "Flimby Facility" has the meaning set forth in Section 2.1.

          "Foreign Agreements" has the meaning set forth in Section 4.2.

          "Foreign Closing" has the meaning set forth in Section 4.2.

          "GAAP" means United States generally accepted accounting principles consistently applied.

          "Germany Business" has the meaning set forth in the recitals hereof.

          "Germany Pension Plan" has the meaning set forth in Section
2.3.

          "Germany Statement" means the December 31, 1998 Germany Statement in the form attached as Exhibit A-2 hereto, containing (i) the Witco Surfactants audited statutory balance sheet and the Witco Surfactants GAAP balance sheet and a reconciliation between such balance sheets, (ii) certain Witco Surfactants special adjustments and (iii) the Witco
Surfactants Adjusted Statement.

          "Governmental Entity" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

          "Granollers Facility" has the meaning set forth in Section 2.1.

          "Hazardous Substance(s)" means and includes flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, crude oil or any fraction thereof, refined or partially refined petroleum products, or any other wastes, materials or pollutants included in the definition of "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "petroleum substance" or words of similar import under any Environmental, Occupational, Health and Safety Law.

          "Intangible Rights" means patents, patent applications, trademarks, trademark applications, tradenames, service marks and copyrights.

          "Inventory" has the meaning set forth in Section
2.2(a)(i)(A)(I).

          "Janesville Facility" has the meaning set forth in Section 2.1.

          "Knowledge" means knowledge after due inquiry of employees of Sellers or Witco Surfactants actually responsible for performing the function to which the applicable statement relates.

          "Liens" has the meaning set forth in Section 5.3.

          "Losses" has the meaning set forth in Section 12.1(a).

          "Malaysia Assets" has the meaning set forth in Section 2.1.

          "Malaysia Project" has the meaning set forth in Section 2.9.

          "Management Group" means Georg Urban, Stewart Gloyer, Bill Burnside, Francisco Guell and Dale Moline.

          "Mapleton Facility" has the meaning set forth in Section 2.1.

          "Mapleton Sewer Line" has the meaning set forth in Section
2.2(a)(i)(K).

          "Marks" has the meaning set forth in Section 11.2(b).

          "Memphis Assets" has the meaning set forth in Section 2.1.

          "Memphis Business" has the meaning set forth in the recitals hereof.

          "MOP Facility" has the meaning set forth in Section
2.2(b)(viii).

          "NA Business" has the meaning set forth in Section 2.1.

          "Obsolete Inventory" means Inventory described in paragraphs A.1.
            and A.74. and B.1. and B.2.iv. of Schedule 5.4(b).

          "Other Employees" has the meaning set forth in Section 10.3.

          "Overlapping Technologies/Products" has the meaning set forth in
Section 2.2(a)(ii)(A).

          "Permitted Liens" means (i) Liens set forth in Section A of
Schedule 5.3, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that are not due and payable, (iii) leases, subleases and similar agreements set forth in Schedule 5.5, and (iv) to the extent they, individually or in the aggregate, do not materially impair, and could not reasonably be expected to materially impair, the continued use and operation of the assets to which they relate in the conduct of the Business as presently conducted (A) easements, covenants, rights-of-way and other similar restrictions of record, (B) any conditions that may be shown by a current, accurate survey or physical inspection of any Facilities made prior to Closing and (C) (1) zoning, building and other similar restrictions, (2) Liens that have been placed by any developer, landlord or other third party on property over which a Seller has easement rights or on any property leased to a Seller and subordination or similar agreements relating thereto and (3) unrecorded easements, covenants, rights-of-way and other similar restrictions.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or Governmental Entity.

          "Post-Closing Accrual Statement" has the meaning set forth in
Section 3.4.

          "Product Stewardship Materials" has the meaning set forth in
Section 8.5(b).

          *** has the meaning set forth in Section 5.15.

          "Proposed Business Statement" has the meaning set forth in
Section 3.2(a).

          "Proposed Germany Statement" means the Germany Closing Statement dated as of the Closing Date containing the Witco Surfactants Closing Date Germany Balance Sheet and the Witco Surfactants Closing Date GAAP Balance Sheet and a reconciliation between such balance sheets, and, to the extent necessary, the Witco Surfactants special adjustments referred to in clause
(ii) of the definition "Germany Statement" and an adjusted statement, all in the form of Exhibit A-3 hereto.

          "Proposed Statements" has the meaning set forth in Section
3.2(a).

          "Prorated Items" has the meaning set forth in Section 3.4.

          "Purchase Price" has the meaning set forth in Section 3.1.

          "Purchased Assets" has the meaning set forth in Section
2.2(a)(i).

          "Purchased Co-Assets" has the meaning set forth in Section
2.2(a)(ii).

          "Real Property" means the real property included in the Purchased Assets or used or held for use by Witco Surfactants.

*** Material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed with the Securities and Exchange Commission separaterly.

          "Receivables" has the meaning set forth in Section 2.2(b)(v).

          "Referee" has the meaning set forth in Section 3.2(c)(iii).

          "Seller" or "Sellers" has the meaning set forth in the recitals hereof.

          "Seller Prorations" has the meaning set forth in Section 3.4.

          "Sellers' Auditors" has the meaning set forth in Section 3.2(b).

          "Sellers' Confidential Information" has the meaning set forth in
Section 11.4(a).

          "Spain Business" has the meaning set forth in Section 2.1.

          "Spanish Employment Regulations" means the Royal Decree
Legislative 1/1995, of March 24, which approves the revised text of the Workers Statute ("Estatuto de los Trabajadores").

          "Stand Alone Plan" has the meaning set forth in Section 7.4(b).

          "Subsidiary" means, with respect to any Person, any other Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

          "Subsidiary Assets" has the meaning set forth in Section
3.4(a).

          "Subsidiary Shares" means all of the issued and outstanding shares of capital stock of Witco Surfactants owned by Sellers.

          "Tangible Net Worth" means the total aggregate value of the assets of the Germany Business less the total aggregate value of the liabilities of the Germany Business, excluding goodwill and other intangible assets and excluding the Germany Pension Plan and deferred taxes.

          "Taxes" means with respect to any Person (i) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, value-added or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever (including, in the UK, rates - and national insurance), together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) on such Person and (ii) any liability of such Person or any of its Subsidiaries for the payment of any amount of the type described in clause (i) as a result of being a member of any affiliated, consolidated or combined group or as a transferee or successor, pursuant to a tax sharing or indemnification agreement, by contract or otherwise.

          "Technology Rights" has the meaning set forth in Section
2.2(a)(i)(G).

          "Title Commitments" has the meaning set forth in Section 2.5(a).

          "Title Company" has the meaning set forth in Section 2.5(a).

          "Total Business" has the meaning set forth in Section 2.1.

          "UK Benefit Plan" has the meaning set forth in Section 5.8(j).

          "UK Business" has the meaning set forth in Section 2.1.

          "UK Employment Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 1981.

          "VAT" has the meaning set forth in Section 3.7(b).

          "WARN" has the meaning set forth in Section 7.9(a).

          "Witco 401(k) Plan" has the meaning set forth in Section 7.5(a).

          "Witco" has the meaning set forth in the recitals hereof.

          "Witco Deutschland" means Witco Deutschland GmbH.

          "Witco Espana" means Witco Espana, S.L.

          "Witco International" means Witco International Corporation, a corporation organized under the laws of New Jersey.

          "Witco Surfactants" has the meaning set forth in the recitals hereof.

          "Witco Surfactants Adjusted Statement" means the portion of the Germany Statement under the heading "Witco Surfactants GmbH Adjusted Statement."

          "Witco Surfactants Closing Date GAAP Balance Sheet" means the portion of the Proposed Germany Statement or Closing Germany Statement, as applicable, under the heading "Witco Surfactants GmbH Audited GAAP Balance Sheet."

          "Witco Surfactants Closing Date Germany Balance Sheet" means the portion of the Proposed Germany Statement or Closing Germany Statement, as applicable, under the heading "Witco Surfactants GmbH Audited Statutory Balance Sheet."

          "Witco UK" means Witco Corporation (UK) Limited.

          "Year 2000 Problem" means a date handling problem relating to the Year 2000 date change that would cause a computer system, software, or equipment to fail to correctly perform, process and handle data for the dates within and between the twentieth and twenty-first centuries and all other centuries.

          SECTION 1.2 Interpretation. The headings contained in this Agreement, in any exhibit or schedule annexed hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined in accordance with GAAP. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms, and references to a person are also to its permitted successors and assigns. References to classes of chemicals in this Agreement are mutually exclusive such that no one defined class of chemicals is or is to be deemed within another defined class of chemicals.


                              ARTICLE II

                           Purchase and Sale

          SECTION 2.1 General. Seller Witco Corporation conducts the Business in North America through manufacturing facilities located in Mapleton, Illinois (the "Mapleton Facility") and Janesville, Wisconsin (the "Janesville Facility"), research and development personnel located in Dublin, Ohio, Business management personnel located in Greenwich, Connecticut and direct sales personnel located in various locations (collectively, the "NA Business"). Seller Witco UK conducts the Business in the United Kingdom through a manufacturing facility located in Flimby, United Kingdom (the "Flimby Facility"), and direct sales personnel located in various locations (the "UK Business"). Witco Surfactants conducts the Germany Business through a manufacturing facility located in Steinau, Germany and sales personnel located in various locations. Seller Witco Espana conducts the Business in Spain through a manufacturing facility located in Granollers, Spain (the "Granollers Facility") and direct sales personnel located in various locations (the "Spain Business"). Seller Witco International holds engineering data in respect of a proposed grassroots oleochemicals and derivatives manufacturing facility in Malaysia (the "Malaysia Assets"). The remaining Sellers set forth on Schedule 1(a) own limited inventory, Intangible Rights, contract and other assets of the Business outside of the previously mentioned jurisdictions, and employ certain Employees of the Business. All of the Sellers other than Witco Deutschland will sell the assets of the Business to the Buyer in the manner contemplated by Section 2.2 hereof, and Witco Deutschland will sell the Germany Business to Buyer in the manner contemplated by Section 2.3 hereof, and all such sales shall be on the remaining terms and conditions set forth herein. Notwithstanding any provision herein to the contrary, Sellers shall not sell any property, asset or right of the Memphis Business, whether tangible or intangible, real or personal (collectively, the "Memphis Assets") other than Purchased Co-Assets. For the avoidance of doubt, Buyer acknowledges and agrees that this Agreement does not purport to sell, transfer, convey, assign or deliver any of the Memphis Assets other than Purchased Co-Assets and that the term "Business" is defined to exclude the Memphis Business and the MOP Facility. The Germany Business and the Business are sometimes referred to herein collectively as the "Total Business."

          SECTION 2.2 Assets and Liabilities. (a) Sale of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing each Seller (other than Witco Deutschland), shall sell, transfer, convey, assign and deliver to the Buyer and the Buyer shall purchase and accept from such Seller in respect of the portion of the Business owned by such Seller:

          (i) all right, title, and interest of such Sellers in and to all the properties, assets and rights of any kind, whether tangible or intangible, real or personal, used or held for use in the Business, free and clear of all Encumbrances and except for the Purchased Co-Assets and the Excluded Assets and except as limited in the following paragraphs of this Section 2.2(a)(i) (collectively, the "Purchased Assets"), including:

               (A) all of the assets reflected on the Business Statement, (excluding assets disposed of or used in the ordinary course of business since the date of the Business Statement, but including assets acquired since that date), including:

                    (I) all raw materials, intermediate and finished
               goods inventories (including related packaging inventories) whether in transit, located at the Facilities or at warehouses or toll manufacturers maintained by the Sellers ("Inventory"); and

                    (II) all property, plant and equipment, including
               (1) the facilities set forth on Schedule
               2.2(a)(i)(A)(II)(1), including all real property, buildings, structures and improvements thereon and all fixtures and fittings attached thereto and contained therein (the "Facilities"), and (2) all machinery, plant, equipment, computer hardware, vehicles and other personal property of Sellers set forth on Schedule 2.2(a)(i)(A)(II)(2), other than vehicles returned pursuant to Section 8.10.

               (B) all sales order files, engineering order files, purchase order files, manufacturing records, advertising and promotional materials and business files and other data, provided that any information not pertaining to the Business will be redacted and further provided that Sellers shall be permitted to retain copies of such files and records to the extent permitted by Buyer;

               (C) all books of account, general, financial and accounting records, provided that any information not pertaining to the Business will be redacted and further provided that Sellers shall be permitted to retain originals of such files and records to the extent they provide Buyer with copies of same;

               (D) except in respect of contracts identified on Schedule
          5.5 as not being exclusive to the Business, all rights and interest of Sellers to or in all agreements, options, contracts, distributor agreements, sales representative agreements, leases, instruments, purchase orders, sales orders and commitments in respect of the Business (including outstanding bids) (collectively, the "Business Contracts");

               (E) all licenses, approvals, certificates, permits, franchises or other evidence of authority issued by a Governmental Entity in respect of the Business;

               (F) all computer programs and software (including documentation and related object and source codes), and all records thereof, that are set forth on Schedule 2.2(a)(i)(F);

               (G) except as set forth in Section 2.2(a)(i)(H) below, and as restricted or limited by the Agreements set forth in Schedule 2.2(a)(i)(G), all rights, title and interest in and to all trade secrets, unpatented inventions, protocols, know-how, product formulae, product formulations, manufacturing processes and procedures, products, records of inventions, test information, drawings, diagrams, designs, research and development files and operating manuals used exclusively in or related exclusively to the Business (collectively, the "Technology Rights");

               (H) (1) all patents and patent applications set forth on
          Schedule 2.2(a)(i)(H)(1) hereto as well as any Derivative Patent thereof and (2) subject to the rights therein in Sellers' favor pursuant to the License Agreement between Witco and Buyer dated as of the date hereof, all patents and patent applications set forth on Schedule 2.2(a)(i)(H)(2) as well as any Derivative Patent thereof;

               (I) all trademarks, trademark registrations, tradenames and servicemarks, whether registered or unregistered, set forth on
          Schedule 2.2(a)(i)(I) hereof;

               (J) the copyrights used exclusively in the Business;

               (K) the eight mile sewer line connecting the Mapleton Facility and the Greater Peoria Sanitary District (the "Mapleton Sewer Line");

               (L) all claims, known or unknown as of the Closing Date, (1) for past infringement of any patents or patent applications purchased hereunder, or other claims or choses in action relating to the misuse or misappropriation of Technology Rights or (2) relating to other Purchased Assets or Assumed Liabilities;

               (M) all records of whatever nature relating to employment of Continuing Employees, to the extent in Sellers' possession and to the extent such files pertain to (1) skill and development training and resumes, (2) seniority histories, (3) salary and benefit information, (4) Occupational Safety and Health Act medical reports, (5) active medical restriction forms and (6) any other matters, disclosure of which by Sellers to Buyer is permitted under Applicable Law without the consent of the Continuing Employee, but not including any performance evaluations or disciplinary records; and

               (N) the Malaysia Assets.

          (ii) an undivided ownership right, title and interest in and to the following properties or rights owned by Sellers, free and clear of all Encumbrances (collectively, the "Purchased
     Co-Assets"):

               (A) all trade secrets, unpatented inventions, protocols, know-how, product formulae, product formulations, manufacturing processes and procedures, products, records of inventions, test information, drawings, diagrams, designs, research and development files and operating manuals relating to technologies used by or held for use by both (1) the Business and (2) any other business of Sellers or any of their Affiliates (including the Memphis Business) as of the Closing Date (the "Overlapping Technologies/Products");

               (B) except as set forth in Section 2.2(b)(xvi), the customer lists of the Business; and

               (C) any copyrights in any literature, brochures, articles, labels, etc., that relate, but not exclusively, to the Business, to the extent such rights exist in Sellers, but only to those portions thereof that relate to the Business;

          (b) Excluded Assets. Sellers shall not sell, transfer or assign, and Buyer shall not purchase, the following assets of the Sellers (such assets being collectively referred to as the "Excluded Assets"):

               (i) all rights of Sellers arising under this Agreement and the consummation of the transactions contemplated hereby;

               (ii) all cash, commercial paper, certificates of deposit and other bank deposits, treasury bills, investments, security deposits and other cash equivalents and marketable securities of Sellers;

               (iii) all corporate minute books, stock records and tax returns of Sellers and such other similar corporate books and records of Sellers as may exist on the Closing Date; provided, however, that Buyer shall be entitled to obtain copies of such other records of Sellers relating to the Purchased Assets and Purchased Co-Assets as Buyer may reasonably require in connection with the operation of the Business or use of the Purchased Assets subsequent to the Closing;

               (iv) all interests in and to the corporate names of Sellers or any Affiliates of Sellers, including "Witco" and all variants thereof and all rights to the use of such names as trademarks;

               (v) all receivables owing to Sellers in respect of the Business, including third party receivables and intercompany and intracompany receivables owed by Sellers and their Affiliates to the Business (collectively, the "Receivables");

               (vi) all rights to refunds in respect of Taxes that accrued prior to the Closing;

               (vii) all transfer pricing, distribution and other agreements among Sellers and their Affiliates designed to facilitate transfers of products and funds related to the Business among Witco entities;

               (viii) the land, building and related manufacturing assets in respect of the metal alkyls manufacturing operations at the Mapleton Facility, as indicated on the map set forth on Schedule 2.2(b)(viii) hereto (the "MOP Facility");

               (ix) the building and facility for the conduct of research and development located in Dublin, Ohio, and the machinery, computer hardware and other personal property of Witco contained therein other than those set forth on Schedules
          2.2(a)(i)(A)(II)(2), 2.2(a)(i)(F), 2.2(a)(i)(H)(1) and
          2.2(a)(i)(H)(2);

               (x) the building and facility located in Singapore that is used in part in the conduct of the Business, and the machinery, computer hardware and other personal property contained therein other than as set forth on Schedules 2.2(a)(i)(A)(II)(2), 2.2(a)(i)(F) and 2.2(a)(i)(H)(1) and 2.2(a)(i)(H)(2);

               (xi) the shares of Enenco Incorporated owned by Witco;

               (xii) all trade secrets, unpatented inventions, protocols, know-how, product formulae, product formulations, manufacturing processes and procedures, products, records of inventions, test information, drawings, diagrams, designs, research and development files and operating manuals in respect of those products manufactured by Witco or its Affiliates, other than the Business, and sold by the Business;

               (xiii) all trade secrets, unpatented inventions, protocols, know-how, product formulae, product formulations, manufacturing processes and procedures, products, records of inventions, test information, drawings, diagrams, designs, research and development files and operating manuals relating to or held for use by Sellers other than in the Business;

               (xiv) all trademarks, trademark registrations, tradenames and servicemarks used in the Business and other than those set forth on Schedule 2.2(a)(i)(I) hereof, including those set forth on Schedule 2.2(b)(xiv);

               (xv) copyrights except as set forth in Sections 2.2(a)(i)(J) and 2.2(a)(ii)(C).

               (xvi) lists of customers of fatty acids;

               (xvii) all records of any nature whatsoever related to employment of the Employees prior to the Closing Date; provided that Buyer shall receive copies of such records contemplated by
          Section 2.2(a)(i)(M);

               (xviii) all property and assets of Sellers used or held for use in the Memphis Business other than Purchased Co-Assets; and

               (xix) except as otherwise expressly set forth herein, all property, wherever situated, of Sellers not used or held for use in the Business.

          (c) Assumed Liabilities. On the Closing Date, upon the terms and subject to the conditions of this Agreement, Buyer shall assume the following, and only the following liabilities of Sellers in respect of the Business (collectively, the "Assumed Liabilities"), including:

               (i) all the obligations of Sellers under the Business Contracts, licenses, approvals, certificates, permits, franchises or other evidences of authority issued in respect of the Business by a Governmental Entity, in each case, included as part of the Purchased Assets excluding obligations or liabilities resulting from a breach or violation by any Seller;

               (ii) all claims for damages, direct or consequential, related to warranty or product liability claims in respect of products of the Business that are a work in process or unpackaged finished goods as of the Closing Date, other than in respect of products that constitute finished goods stored in bulk prior to the Closing Date and ultimately shipped in bulk;

               (iii) all obligations related to the construction, safety and health projects set forth on Schedule 2.8, excluding any fines or penalties imposed by any Governmental Entity for any instances of non-compliance with Applicable Laws occurring prior to the Closing Date irrespective of whether or not such instance of non-compliance is intended to be corrected pursuant to any of the projects set forth on Schedule 2.8;

               (iv) all Taxes relating to the Purchased Assets which accrue after the effective time of the Closing; and

               (v) all obligations and liabilities assumed by Buyer pursuant to Article VII.

          (d) Excluded Liabilities. Buyer does not assume and shall have no responsibility for any liability in respect of the Business other than the Assumed Liabilities (the "Excluded Liabilities"), including:

               (i) all obligations and liabilities relating to or arising out of any claims made by Employees or former employees (or their dependents or beneficiaries) of the Business or labor organizations, unions or associations representing Employees or former employees of the Business for severance or other separation benefits or for compensation or damages with respect to the employment or the failure to offer employment to, the failure to promote or the termination of employment of any such Employee or former employee or which are based on, arise out of, or result from, acts, facts, circumstances, events or conditions occurring or existing prior to the Closing Date;

               (ii) any third party and intracompany and intercompany accounts payable of the Business and current liabilities of the Business for withholding taxes, self-insurance and accrued advertising and similar expenses that are accrued prior to the Closing Date;

               (iii) any liability, obligation or claim based on circumstances existing before the Closing or the conduct of the Business on or before the Closing, including the matters set forth on Schedule 5.7;

               (iv) all claims for damages, direct or consequential, related to warranty or product liability claims in respect of products of the Business that are finished goods and are packaged or shipped prior to the Closing Date and finished goods stored in bulk and ultimately shipped in bulk;

               (v) any liabilities or obligations for employee benefit plans or other arrangements (including the Benefit Plans) unless such liability or obligation is expressly assumed by Buyer pursuant to Article VII;

               (vi) any and all liabilities and obligations relating to or arising from any breach or violation by Sellers of any Business Contract, licenses, approvals, certificates, permits, franchises or other evidences of authority issued by a Governmental Entity;

               (vii) any obligations of Sellers or their Affiliates under any agreement purporting to limit such entity's ability to compete in the Business;

               (viii) any claim for vacation pay and sick pay, if any, to the extent required to be paid by Witco pursuant to Section 7.7;

               (ix) any and all obligations relating to Taxes related to the Purchased Assets or the Purchased Co-Assets which accrue or have accrued at or prior to the effective time of Closing;

               (x) any and all liabilities and obligations with respect to the Malaysia Project or the Malaysia Assets;

               (xi) any and all liabilities, costs and obligations related to noncompliance with Applicable Law related to Product
          Stewardship Materials;

               (xii) any and all liabilities, costs and expenses incurred in connection with the Sellers' obligation to remove Obsolete Inventory pursuant to Section 11.6; and

               (xiii) any and all liabilities, costs and obligations incurred by Buyer as a result of matters set forth on Schedule 5.8(c).

          SECTION 2.3 Sale of Witco Surfactants. Upon the terms, and subject to the conditions, of this Agreement, at the Closing Witco Deutschland shall sell and transfer to Buyer, and Buyer shall purchase and accept from Witco Deutschland, all of the issued and outstanding shares of Witco Surfactants which are owned of record and beneficially by Witco Deutschland, and Buyer shall cause Witco Surfactants, from and after the Closing Date, to discharge, pay and perform any and all obligations and liabilities of Witco Surfactants existing as of and after the Closing Date, including obligations and liabilities under the Betriebsvereinbarung Nr. 13, 13a, 13b and 21 (the "Germany Pension Plan"). Buyer generally acknowledges and agrees that, prior to the Closing Date, Witco Deutschland will cause Witco Surfactants to (a) dispose of its preferred stock interest in Witco Specialties Italia S.P.A., (b) transfer its assets and employees not related to the Germany Business to an Affiliate of Witco, (c) make cash distributions out of capital reserves and 1998 and 1999 (through the date prior to the Closing Date) earnings as permitted by Applicable Law and (d) settle any payables or receivables owing to or from Affiliates for periods prior to the Closing Date. Buyer agrees that the Control and Profit and Loss Pooling Agreement (Beherrschungs-und Gewinnabfuhrungsvertrag) between Witco Surfactants and Witco Deutschland will be terminated prior to Closing.

          SECTION 2.4 Procedures for Purchased Assets not Transferable. If any property or rights included in the Purchased Assets (other than permits) or owned by Witco Surfactants (other than permits) are not assignable or transferable either by virtue of the provisions thereof or under Applicable Law without the consent of one or more third Persons, Sellers shall use their reasonable best efforts to obtain such consents after the execution of this Agreement, but prior to the Closing Date, and Buyer shall use its reasonable best efforts to assist in that endeavor. If any of the permits included in the Purchased Assets or in the name of Witco Surfactants are not assignable or transferable under Applicable Law without the consent of one or more third Persons, it shall be Buyer's obligation to obtain such consents or to obtain replacement permits issued in its name, and Sellers shall use their best efforts to assist in that endeavor. If any such consent cannot be obtained prior to the Closing Date and, the Closing occurs, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof and Buyer shall not assume Sellers' obligations with respect thereto, but Sellers (or Buyer, as applicable in the case of permits) shall use their reasonable best efforts to obtain such consent as soon as possible after the Closing Date or otherwise obtain for Buyer the practical benefit and burden of such property or rights and Buyer (or Sellers, as applicable in the case of permits) shall use their best efforts to assist in that endeavor.

          SECTION 2.5 Title Issues. (a) Witco has provided true copies of the unsigned title commitments set forth on Schedule 5.3 (collectively, the "Title Commitments") issued by First American Title Insurance Company (the "Title Company"), and related recent surveys, with respect to the owned Facilities used in the operation of the NA Business. Such Title Commitments, until signed, effectively constitute title reports with respect to such Facilities. Buyer shall cause the Title Commitments and surveys to be updated to the Closing, and shall cause to be delivered at the Closing, an owner's policy of title insurance covering the fee title with respect to each owned Facility used in the operation of the NA Business, in an amount equal to at least the portion of the Purchase Price for each such owned Facility and issued by First American Title Insurance Company or such other company as Buyer shall approve in writing at standard rate containing such endorsements as required by Buyer, subject only to the exceptions set forth on Section A of Schedule 5.3; provided, however, that such owners policy of title insurance shall not contain the exceptions set forth on Section B of Schedule 5.3. Buyer shall pay all premiums in connection with such title insurance. At the Closing, Witco shall convey title to each owned Facility used in the operation of the NA Business and the Mapleton Sewer Line pursuant to a limited warranty deed with covenants against grantor's acts or equivalent document.

          (b) At the Closing, Seller Witco Deutschland shall cause to be delivered to Buyer the landbook register excerpts for the real estate owned by Witco Surfactants.

          (c) At the Closing, Seller Witco UK will sell, and Buyer will purchase, the Flimby Facility in accordance with the terms contained in this Agreement and such additional terms as set forth on Schedule 2.5(c).

          (d) At the Closing, Witco Espana shall sell, transfer, convey, assign and deliver to Buyer and Buyer shall purchase and accept from Witco Espana, all right, title and interest of Witco Espana in and to the Granollers Facility through the appearance of duly authorized representatives of Witco Espana and Buyer in front of a notary in Spain executing a sale and purchase public deed on the terms contained in this Agreement and in accordance with such additional terms as set forth on Schedule 2.5(d).

          SECTION 2.6 Customer Remittances. Buyer agrees that, following the Closing Date, it will forward promptly to Sellers any moneys, checks or other instruments received by it in respect of receivables of the Business for periods prior to the Closing Date. Sellers agree that, from and after the Closing Date, they will forward promptly to Buyer any moneys, checks or other instruments received by them in respect of receivables of the Business for periods from and after the Closing Date.

          SECTION 2.7 Environmental Matters. Notwithstanding anything to the contrary contained herein, nothing in this Agreement, except Section 2.2(d)(iii) (solely to the extent it relates to matters not covered by the Environmental Agreement), Section 2.2(d)(xi), Section 2.2(d)(xii), Section 2.4, Section 5.22, Section 5.23, Section 8.5 and, to the extent of breaches of such Sections, Article XII, shall be deemed to address or relate to any environmental or permitting matters, obligations, liabilities or laws related either to the Business or the Germany Business, all of which are addressed exclusively in the Environmental Agreement; provided that to the extent any of the Purchased Assets would be deemed to include books, records, forms and permits which relate to environmental matters affecting the Facilities, the foregoing shall not be deemed to limit the definition of Purchased Assets, such that all such books, records, forms and permits shall, to the extent assignable, be conveyed to the Buyer pursuant to the Assignment and Assumption Agreement.

          SECTION 2.8 Construction, Safety and Health Projects. Schedule
2.8 sets forth a true and correct list of all the material construction, safety and health projects (other than outstanding projects for routine and other maintenance reflected in purchase orders constituting Contracts hereunder) currently ongoing, or provided for in the projections of the Business and the Germany Business in the Offering Memorandum and data room established for this transaction, at any of the Facilities and the facility owned by the Germany Business.

          SECTION 2.9 Malaysia Project. Included among the Purchased Assets are the Malaysia Assets owned by Witco International. Buyer acknowledges that the Malaysia Assets and certain other assets not being sold hereby were procured for the sole purpose of constructing and operating a grassroots oleochemicals and derivatives manufacturing facility and business in Malaysia, but that no construction has been undertaken in connection therewith (the "Malaysia Project"). The Malaysia Project may be terminated or abandoned without any liability to the Buyer other than the write-off of the assets reflected on the Business Statement in respect of such project.


                                ARTICLE III

    Purchase Price, Closing Statement, Adjustments: Consistent Treatment

          SECTION 3.1 Purchase Price. The total purchase price for the Business and the shares of Witco Surfactants shall be $248,900,000 (the "Purchase Price"), subject to adjustment after Closing as provided in Sections 3.3, 3.4 and 3.5 (as so adjusted, the "Adjusted Purchase Price"). The Purchase Price and the Adjusted Purchase Price shall each be exclusive of amounts in respect of value added tax or other similar Taxes.

          SECTION 3.2 Closing Statement. (a) On the day immediately preceding the Closing Date, Sellers shall conduct a physical count of the Inventory located at the Facilities, and shall either conduct a physical count or obtain confirmations of all Inventory that is located at warehouses or toll manufacturers and shall support ownership (through bills of lading or otherwise) of all Inventory that is then currently in-transit. Buyer and its representatives will be given the opportunity to observe all activities in respect of such physical inventories. Not later than 90 days after the Closing Date, Sellers shall deliver to Buyer (i) a statement of assets, consisting of Inventory and property, plant and equipment of the Business (the "Proposed Business Statement") as at the Closing Date, which shall be prepared in accordance with methods used to prepare the Business Statement as set forth in Section 5.4, including reduction for Inventory reserves in accordance with Schedule 5.4(b), except that the first-in/first-out ("FIFO") value, prior to reduction for reserves, of the Inventory previously valued using a moving average cost or current cost methodologies will be computed, due to the implementation of the SAP R3 accounting system, using standard costs with variances capitalized based on Inventory turnover and (ii) a Proposed Germany Statement. The Witco Surfactants Closing Date Germany Balance Sheet included on the Proposed Germany Statement shall be audited by Sellers' independent accountants and shall be prepared in accordance with Germany statutory requirements and the Witco Surfactants Closing Date GAAP Balance Sheet included on the Proposed Germany Statement shall be audited by Sellers' independent accountants and shall be prepared in accordance with GAAP. The Proposed Business Statement and the Proposed Germany Statement are referred to herein collectively as the "Proposed Statements".

          (b) The Proposed Statements shall be accompanied by a report of Ernst & Young LLP, Sellers' independent accountants ("Sellers' Auditors"), to the effect that such Proposed Statements and any related notes thereto were prepared in accordance with this Agreement. In rendering the foregoing report, Sellers' Auditors shall permit KPMG LLP, Buyer's independent accountants ("Buyer's Auditors"), to review, at their request, the report of Sellers' Auditors, including all work papers, schedules and calculations related thereto prior to the issuance and delivery thereof and shall continue to provide such access until the Proposed Statements have become final in accordance with the provisions hereof.

          (c) If Buyer does not notify Sellers in accordance with subsection (i) below of any dispute of such Proposed Statements, the Proposed Business Statement shall become the "Closing Business Statement" for all purposes hereof, and the Proposed Germany Statement shall become the "Closing Germany Statement" for all purposes hereof. (The Closing Business Statement and the Closing Germany Statement are referred to herein individually as a "Closing Statement" and collectively as the "Closing Statements".) In the event Buyer has any dispute with regard to the Proposed Statements or any item included therein, such dispute shall be resolved in the following manner:

               (i) Buyer shall notify Sellers in writing within 45 days after Buyer's receipt of the Proposed Statements, which notice shall specify in reasonable detail the nature of the dispute;

               (ii) during the 15-day period following Sellers' receipt of such notice, Sellers and Buyer shall attempt to resolve such dispute; and

               (iii) if, at the end of the 15-day period specified in subsection (ii) above, Sellers and Buyer shall have failed to reach a written accord with respect to such dispute, the undisputed portion shall be paid immediately as provided in
          Section 3.3(b) and the disputed portion shall be arbitrated by the New York, New York office of PricewaterhouseCoopers, LLP, or such other mutually agreed upon nationally recognized accounting firm located in New York, New York (the "Referee"), in accordance with the arbitration procedures set forth on Exhibit C hereof. The Proposed Statements, as modified by any adjustments determined to be appropriate by the Referee, shall then be the "Closing Statements". The decision of the Referee in accordance with the provisions hereof shall be final and binding (absent manifest error or correction by the Referee); and there shall be no right of appeal therefrom. Each party shall bear its own fees and expenses (including attorneys' fees and expenses) incurred in connection with the arbitration, and each party shall pay one-half the fees and expenses of the Referee.

          (d) From the Closing Date until the final determination of the Closing Statements, each party will grant to the other and its respective representatives reasonable access during usual business hours to agents and employees of such party and to the books, records and files of the Total Business in its possession to enable such party to review and otherwise satisfy itself as to the accuracy of the Closing Statements and the preparation thereof.

          SECTION 3.3 Post-Closing Purchase Price Adjustment. (a) The amount of the Purchase Price shall be adjusted following the Closing Date as follows: (i) the Purchase Price shall be increased by the amount if any, by which (X) the net book value of the Inventory and property, plant and equipment reflected on the Closing Business Statement is greater than the net book value of the Inventory and property, plant and equipment as reflected on the Business Statement, and (Y) the Tangible Net Worth reflected on the Witco Surfactants Closing Date GAAP Balance Sheet is greater than the Tangible Net Worth reflected on the Witco Surfactants Adjusted Statement; and (ii) the Purchase Price shall be decreased by (A) an amount, if any, by which (X) the net book value of the Inventory and property, plant and equipment as reflected on the Closing Business Statement is less than the net book value of the Inventory and property, plant and equipment as reflected on the Business Statement, and (Y) the Tangible Net Worth reflected on the Witco Surfactants Closing Date GAAP Balance Sheet is less than the Tangible Net Worth reflected on the Witco Surfactants Adjusted Statement, (B) an amount equal to the present value as of the Closing Date of the liabilities of the Germany Pension Plan calculated in accordance with ss.6a of the German tax code and using, in accordance therewith, a valuation method based upon "Teilwert" entry age funding with individual level premiums and a discount rate of 6% per annum, and (C) an amount equal to the net present value (using a discount rate of 10% per annum) as of the Closing Date of the balance of deferred taxes (excluding the balance of the Schering acquisition step-up, net) for the Germany Business set forth on the Witco Surfactants Closing Date GAAP Balance Sheet using a 35% German tax rate.

          (b) If the sum of the adjustment required by this Section 3.3 results in a net increase in the Purchase Price, Buyer shall pay to Sellers, by electronic bank transfer of immediately available funds, an amount equal to such net increase within 10 days after such final determination and delivery of the Closing Statements (or agreement as to any undisputed portion of such adjustment). If the sum of the adjustments required by this Section 3.3 results in a net decrease in the Purchase Price, Sellers shall pay to Buyer, by electronic bank transfer of immediately available funds, an amount equal to such net decrease within 10 days after such final determination and delivery of the Closing Statements (or agreement as to any undisputed portion of such adjustment).

          SECTION 3.4 Post-Closing Accrual Statement. No later than 90 days after the Closing Date, Sellers shall prepare and deliver to Buyer a statement (a "Post-Closing Accrual Statement") prorating all the items listed in this Section 3.4 ("Prorated Items") through the day immediately prior to the Closing Date. Sellers shall be liable to the extent the Prorated Items relate to any time period prior to the Closing Date ("Seller Prorations") and Buyer shall be liable to the extent Prorated Items relate to periods from and subsequent to the Closing Date ("Buyer's Prorations"). The Prorated Items are as follows:

          (a) all real estate, personal property and ad valorem Taxes relating to the Purchased Assets or any of the assets owned by Witco Surfactants (the "Subsidiary Assets") which relate to a period that begins before and ends on or after the Closing Date (but, for the avoidance of doubt, excluding transfer and other Taxes, duties and costs referred to in
Section 14.4). In connection with such proration of such Taxes, in the event that actual Tax figures are not available at the time of delivery of the Post-Closing Accrual Statement, such Taxes to be prorated shall be based upon the actual Taxes for the preceding year for which actual

Tax amounts are available and such Taxes shall be reprorated upon request of either party made within 60 days of the date that the actual amounts become available; provided that the actual amount is at least 5% more or 5% less than the amount on which the original proration was based, and appropriate payment shall be made within 30 days after such reproration; amounts calculated pursuant to this clause (a) that are Buyer's Prorations shall be treated as Taxes accrued on or after the Closing Date, and amounts that are Seller Prorations shall be treated as Taxes accrued before the Closing Date;

          (b) rents, Taxes and other items payable or paid by Sellers under any Contract to be assumed by Buyer hereunder or included among the Subsidiary Assets;

          (c) the amount of sewer rents and charges for water, telephone, electricity and other utilities and fuel;

          (d) rebates and other discounts payable, or to be credited, to customers under any Contracts to be assumed by Buyer hereunder, or included among the Subsidiary Assets;

          (e) the amount of any annuities, registration fees, issuance fees and selected costs for the preparation, filing, prosecution, issuance and maintenance or renewal of or with respect to any patents, licenses or trademark registrations which are being assigned or transferred to Buyer hereunder, in each case, in respect of the year or applicable portion thereof during which Closing occurs; and

          (f) the amount of any vacation and sick pay liability assumed by Buyer.

In addition to the Prorated Items, the Post-Closing Accrual Statement shall also reflect any payments made by Sellers prior to the Closing with respect to any Prorated Items. Sellers agree to furnish Buyer with such documents and other records as Buyer reasonably requests in order to confirm all adjustment and proration calculations reflected on the Post-Closing Accrual Statement.

          SECTION 3.5 Accrual Purchase Price Adjustments. After the Closing Date and in addition to any adjustments required pursuant to Section 3.3, the Purchase Price shall be increased by the amount, if any, by which Buyer's Prorations had been paid by Sellers prior to Closing and decreased by the amount, if any, by which Seller Prorations had been paid by Buyer after the Closing (collectively, "Accrual Purchase Price Adjustments"). All Accrual Purchase Price Adjustments shall be reflected on the Post-Closing Accrual Statement. If the Accrual Purchase Price Adjustment results in a net increase in the Purchase Price, Buyer shall pay to Sellers, by electronic bank transfer in immediately available funds, an amount equal to such net increase within 10 days after the delivery of the Post-Closing Accrual Statement. If the Accrual Purchase Price Adjustment results in a net decrease in the Purchase Price, Sellers shall pay to Buyer, by electronic bank transfer in immediately available funds, an amount equal to such net decrease within 10 days after delivery of the Post-Closing Accrual Statement. Final payments with respect to prorations contemplated by this
Section 3.5 which are not able to be calculated on or before the 90th day after the Closing Date shall be paid by Buyer or Sellers, as the case may be, within 10 business days after confirmation thereof.

          SECTION 3.6 Consistent Treatment. The parties hereto agree to (a) allocate the Adjusted Purchase Price in accordance with the allocation schedule attached as Schedule 3.6 hereto, (b) treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any Taxes, and (c) not take any action inconsistent with such obligation.

          SECTION 3.7 U.K. Value Added Tax. (a) Sellers and Buyer shall use all reasonable endeavors to procure that the sale of the UK Business under this Agreement is treated by H.M. Customs & Excise as a transfer of the UK Business as a going concern for the purposes of section 49(1) of the Value Added Tax Act 1994 and Article 5 of the Value Added Tax (Special Provisions) Order 1995 (SI 1995/1268) except that Sellers shall not be required by virtue of this
Section 3.7(a) to make any appeal to any court against any determination of H.M. Customs & Excise that the sale does not fail to be so treated.

          (b) If notwithstanding Section 3.7(a) value added tax ("VAT") is chargeable in respect of the supply of all or any part of the UK Business under this Agreement, Buyer shall pay to Sellers, in addition to the Purchase Price, a sum equal to the amount of VAT chargeable, within 10 days of Sellers notifying Buyer of the same (which payment shall be treated as an increase in the portion of the Purchase Price payable for the UK Business) (against delivery by Sellers of an appropriate VAT invoice which shall be delivered within 30 days of Closing).

          (c) Buyer undertakes to Sellers that:

          (i) Upon and immediately after Closing it shall use the Purchased Assets in relation to the UK Business to carry on the same kind of business (whether or not as part of any existing business of the Buyer) as that carried on by the Sellers in relation to those Purchased Assets before Closing; and

          (ii) the Buyer is already or will as a result of such transfer of the UK Business immediately upon Closing become a taxable person (as defined in Section 3 of the Value Added Tax Act of 1994).

          (d) If the Purchase Price as it relates to the UK Business is increased by virtue of an adjustment pursuant to any provision of this Agreement, Buyer shall pay to Sellers, in addition to the net increase payable by Buyer, a sum equal to the amount of VAT chargeable by reference to such net increase, within 10 days of Sellers notifying Buyer of the same (which payment shall be treated as an increase in the portion of the Purchase Price payable for the UK Business) (against delivery by Sellers of an appropriate VAT invoice).

          (e) If the Purchase Price as it relates to the UK Business is decreased by virtue of an adjustment pursuant to any provision of this Agreement, and Buyer has already accounted to Sellers for amounts in respect of VAT in connection with the supply of all or any part of the UK Business under this Agreement and such amount exceeds the VAT properly chargeable in respect of that supply, Sellers shall pay to Buyer an amount equal to such excess (which payment shall be treated as a reduction in the Purchase Price payable for the UK Business) and deliver to Buyer an appropriate credit note for VAT purposes.

          (f) Sellers undertake that they will as soon as practicable after the date hereof and in any event no later than two weeks prior to the Closing Date either:

          (i) provide to Buyer a copy of any notice delivered to H.M. Customs and Excise making an election to waive exemption under paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 together with a copy of the confirmation from H.M. Customs and Excise of acceptance of such an election; or

          (ii) confirm to Buyer that no election referred to in sub-clause
     (g)(i) has been made.

          (g) Sellers and Buyer intend that Section 49 of the Value Added Tax Act 1994 shall apply to the transfer of the Business under this Agreement and accordingly:

          (i) at Closing Sellers shall deliver to Buyer all records referred to in such Section 49;

          (ii) Sellers shall not make any request to H.M. Customs and Excise for the records referred to in Section 3.7(g)(i) to be preserved by Sellers rather than Buyer; and

          (iii) Buyer shall preserve the records referred to in Section 3.7(h)(i) for such period as may be required by law and during that period permit Seller reasonable access to such records for the purpose of inspection or copying (at Sellers' expense).

          SECTION 3.8 Spanish Value Added Tax. (a) In connection with the sale of the Spain Business, Seller Witco Espana shall deliver to Buyer an invoice prepared in accordance with Royal Decree 2402/1985, as amended by Royal Decree 267/1995 and Royal Decree 80/1996, and Buyer, concurrently with the payment of the Purchase Price, shall pay the amount set forth on such invoice to Seller Witco Espana.

          (b) In connection with the transfer of Granollers Facility, Buyer represents and agrees that:

          (i) Buyer meets the conditions provided for in article 20.Two of Law 37/1992 of 28th December and article 8 of Value Added Tax Regulation (Royal Decree 1624/1992 of 29th December); and

          (ii) In the notarial deed to be executed for the sale and purchase of the Granollers Facility Buyer shall make the statement required by article 8 of Value Added Tax Regulation providing that Buyer (x) is a VAT tax payer and (y) is entitled to the full recovery of the VAT paid in respect of the Spain Business.

          (c) To the extent Buyer's representations in Section 3.8(b) are true and correct, on or before the date of sale and purchase of the Granollers Facility, Seller Witco Espana shall waive the VAT exemption provided in article 20.One.22 of Law 37/1992 of 28th December and Seller Witco Espana shall charge Buyer, and Buyer shall pay to Seller Witco Espana, VAT as provided in clause (a) above.

          (d) If the Purchase Price as it relates to Spain Business is increased by virtue of an adjustment pursuant to any provision of this Agreement, Buyer shall pay to Sellers, in addition to the net increase payable by Buyer, a sum equal to the amount of VAT chargeable by reference to such net increase, within 10 days of Sellers notifying Buyer of the same (which payment shall be treated as an increase in the portion of the Purchase Price payable for the Spain Business) (against delivery by Sellers of an appropriate VAT invoice).

          (e) If the Purchase Price as it relates to the Spain Business is decreased by virtue of an adjustment pursuant to any provision of this Agreement, and Buyer has already accounted to Sellers for amounts in respect of VAT in connection with the supply of all or any part of the Spain Business under this Agreement and such amount exceeds the VAT properly chargeable in respect of that supply, Sellers shall pay to Buyer an amount equal to such excess (which payment shall be treated as a reduction in the Purchase Price payable for the Spain Business) and deliver to Buyer an appropriate credit note for VAT purposes.

          SECTION 3.9 Exchange Rate Fluctuations Disregarded. For purposes of Sections 3.2 and 3.3, calculations shall be made on the basis of exchange rates used in the Business Statement and the Germany Statement.

                                 ARTICLE IV

                                  Closing

          SECTION 4.1 Closing Date. A preclosing of the transactions contemplated hereby shall, subject to Article IX, take place at 10:00 a.m. at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, on August 30, 1999, and the closing (the "Closing") shall be effective at 12:01 a.m. on September 1, 1999, or at such other places, times or dates as Sellers and Buyer may agree (such date of the Closing being referred to as the "Closing Date").

          SECTION 4.2 Foreign Closings. Except as otherwise mutually agreed by the parties, to the extent that any closing of the sale and purchase of the Business is required to occur at a place within the jurisdiction of formation of a foreign Seller or Witco Surfactants (whether by reason of notarial deed or otherwise), such closing (a "Foreign Closing") shall take place, and the executed closing documents shall be held in escrow by the agent mutually appointed by the Buyer and Sellers, on or prior to the Closing (but not prior to the satisfaction of all of the conditions set forth in Article 9 relating to such Foreign Closing and the conditions contained in the Foreign Agreements (as defined below)) at such times and places as may be agreed to by Buyer and Sellers. The agent shall hold all such executed documents until such time as it is advised in a writing signed by Buyer and Sellers that the transactions contemplated hereby have been consummated or terminated. Upon consummation of the transactions contemplated hereby, the agent shall deliver to each party one fully executed set of the documents which were being held in escrow by the agent. If the transactions contemplated hereby are terminated, the agent shall deliver to each party the documents executed by such party which were held in escrow by the agent.

          It is understood and agreed that the foreign Sellers, or some of them, will execute with Buyer a separate acquisition agreement as may be required with respect to the Purchased Assets held in countries outside the United States and the Subsidiary Shares (the "Foreign Agreements"). It is further understood and agreed that the Foreign Agreements are intended to act only as the operative documents of transfer, and that such Foreign Agreements do not alter, modify or amend in any way any of the terms or provisions of this Agreement, including without limitation, terms and provisions relating to Assumed Liabilities, representations and warranties and indemnification. To the extent any conflict exists between any of the terms of the Foreign Agreements and this Agreement, the terms of this Agreement shall control.

          SECTION 4.3 Transactions at Closing. At the Closing, and on the basis of the representations, warranties, covenants and agreements made herein and in the exhibits hereto and in the certificates and other instruments delivered pursuant hereto, and subject to the terms and conditions hereof:

          (a) Transfer of Purchased Assets and Shares. Sellers shall transfer and convey or cause to be transferred and conveyed to Buyer all the Purchased Assets, Subsidiary Shares and Purchased Co-Assets, and shall deliver or cause to be delivered to Buyer the Assignment and Assumption Agreements, stock powers, the conveyance documents relating to Intangible Rights, deeds, and such other good and sufficient instruments of transfer and conveyance as shall be necessary to vest in Buyer title to all the Purchased Assets, the Subsidiary Shares and Purchased Co-Assets. In addition, Sellers shall deliver the certificates, opinions and other documents required by Section 9.2.

          (b) Payment of Purchase Price and Assumption of Assumed Liabilities. In consideration for the transfer of the Purchased Assets, Subsidiary Shares and Purchased Co-Assets, Buyer shall pay to the corresponding Seller from which it is purchasing Purchased Assets, Subsidiary Shares or Purchased Co-Assets the Purchase Price allocated thereto by electronic bank transfer in immediately available funds directly to the accounts set forth on Schedule 4.3(b) hereof. For purposes hereof, the Purchase Price allocated to the Germany Business and the Spain Business will be converted to and paid in Euros, at the exchange rate for converting US Dollars to Euros, and the Purchase Price for the UK Business shall be converted to the British Pound at the exchange rate for converting U.S. Dollars to the British Pound, in each case as set forth in The Wall Street Journal on the business day immediately preceding the Closing Date. The balance of the Purchase Price shall be paid in U.S. Dollars. In addition, Buyer shall deliver to Sellers the Assignment and Assumption Agreements and the certificates, opinions and other documents required by Section 9.1.


                                 ARTICLE V

      Representations, Warranties, Agreements and Covenants of Sellers

          Witco, on behalf of itself and the other Sellers, and Witco Surfactants, solely on behalf of itself and in respect of the German Business and not jointly and severally with Witco, represent and warrant to Buyer as follows:

          SECTION 5.1 Organization. Each Seller and Witco Surfactants is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization set forth on Schedule 5.1 hereof, and is duly qualified to transact business as a foreign corporation in all jurisdictions necessary to enable such Seller and Witco Surfactants to conduct the Total Business. Each Seller and Witco Surfactants has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

          SECTION 5.2 Due Authorization. Each Seller and Witco Surfactants has full corporate power and authority to execute, deliver and perform this Agreement and such Ancillary Documents to which it is a party, and the execution and delivery of this Agreement and the Ancillary Documents and the performance of all applicable obligations hereunder and thereunder have been duly authorized by such Seller or Witco Surfactants. The execution, delivery and performance of this Agreement and the Ancillary Documents is not prohibited or limited by, and will not result in the breach of or a default under: (a) any provision of the governing documents or By-Laws of Sellers or Witco Surfactants, (b) any Contract set forth on Schedule 5.5 binding on any Seller or Witco Surfactants, or (c) any applicable order, writ, injunction or decree of any Governmental Entity. This Agreement and the Ancillary Documents have been duly executed and delivered by each Seller and Witco Surfactants, to the extent party thereto; and, assuming execution and delivery by the other parties thereto, constitute, or, in the case of any ancillary documents to be executed and delivered on the Closing Date, will constitute, the legal, valid and binding obligation of each Seller and Witco Surfactants, to the extent party thereto, enforceable against such party in accordance with their respective terms, except as enforcement may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors' rights generally.

          SECTION 5.3 Sufficiency of and Title to the Assets. (a) All Sellers and Witco Surfactants have the right to sell, assign, transfer and convey, and upon consummation of the transactions contemplated by this Agreement will have transferred to Buyer, good and valid title to all the Purchased Assets and Subsidiary Shares and an undivided title interest, with Sellers, in the Purchased Co-Assets, in each case free and clear of all liens, encumbrances, charges, equities and claims of every kind ("Liens"), except (x) Permitted Liens, (y) as set forth on Schedules 5.6(a), (b) and (c) and subject to obtaining any authorizations, exemptions and consents listed on Schedule 5.11 and (z) in the case of Purchased Co-Assets, Sellers' undivided interest therein.

          (b) The Purchased Assets, Subsidiary Shares and Purchased Co-Assets constitute and will constitute all the assets (other than the Excluded Assets) used or held for use in the Total Business.

          (c) All assets constituting machinery and equipment set forth on the Business Statement or Germany Statement are located at a facility, warehouse or other premises owned or leased by Sellers and included in the Purchased Assets or owned or leased by Witco Surfactants, as applicable.

          SECTION 5.4 Business Statements. (a) Except as set forth on
Schedule 5.4(a), the Business Statement fairly presents in all material respects the account balances of the categories of assets stated in such statement at the date thereof with respect to the NA Business, the Spain Business and the UK Business. The property, plant and equipment account balance, other than in respect of the Malaysia Project, is prepared in accordance with GAAP. Inventory has been (i) valued using (A) moving average cost methodology for all Inventory of the NA Business and for Inventory of the Spain Business and (B) current cost methodology for Inventory of the UK Business, which, in each case, approximates FIFO prior to reduction for reserves, and (ii) subsequently reduced for reserves (in the case of the Mapleton Facility, Janesville Facility and Lake River warehouse in accordance with Schedule 5.4(b)).

          (b) Except as set forth on Schedule 5.4(a), the portion of the Germany Statement set forth under the heading "Witco Surfactants GmbH GAAP Balance Sheet" was prepared in accordance with GAAP and fairly presents in all material respects the financial condition of Witco Surfactants as of the date thereof.

          (c) The profit and loss statement of Witco Surfactants attached as Exhibit D hereto for the year ended December 31, 1998, was prepared in accordance with GAAP and fairly presents in all material respects the results of its operations for the period covered thereby. This statement does not contain any items of special or non-recurring income or other income not earned in the ordinary course of business except as set forth on the "Analysis of Other Expense (Income) - Net" on the profit and loss statement of Witco Surfactants.

          SECTION 5.5 Certain Contracts. (a) Set forth on Schedule 5.5 are all written contracts of the following types in respect of the Business and the Germany Business and to which any of the Sellers or Witco Surfactants is a party or by which any one or more of them are bound (collectively, the "Contracts"):

               (i) All contracts with any customer, toll manufacturer, consignee, consignor, distributor, manufacturer, broker, franchisor, franchisee, dealer, sales representative, consultant, agent or management entity, including distribution contracts, manufacturer representative contracts, management contracts, agency contracts and bonus contracts;

               (ii) All contracts relating to any joint venture, licensing arrangement, partnership or sharing of profits or losses with any person or entity or permitting any person or entity to utilize any technology, know-how or proprietary information of the Business or the Germany Business;

               (iii) All contracts that contain an obligation of confidentiality with respect to any information furnished to a third party or received from a third party and relating to the Business or the Germany Business;

               (iv) All personal property leases which involve or are reasonably expected to involve expenditures in excess of $25,000 during any fiscal year of the Business or the Germany Business, and all real property leases related thereto;

               (v) All contracts relating to any Intangible Rights included in the Business or the Germany Business;

               (vi) All purchase orders and contracts for the purchase of materials, products or supplies that relate to the Business or the Germany Business and that are for a term of more than 12 months or that involve or are reasonably expected to involve aggregate payments of more than $500,000 during any fiscal year or that were entered into other than in the ordinary course of the Business or the Germany Business;

               (vii) All contracts for construction for the purchase of real estate, improvements, equipment, machinery and other items which constitute capital expenditures or which involve or are reasonably expected to involve expenditures in excess of $50,000 during any fiscal year of the Business or the Germany Business;

               (viii) All contracts with any other division of Witco or any Affiliate thereof (other than those contracts described in Section 2.2(b)(vii) hereof);

               (ix) All contracts with any third parties, or pursuant to any consortiums, for the testing of products manufactured by the Business or the Germany Business; and

               (x) All contracts that involve or may involve the payment or receipt by a Seller or Witco Surfactants (whether in payment of debt, as a result of a guarantee or indemnification, for goods or services or otherwise) in excess of $50,000 over the term thereof or which are cancelable by a Seller or Witco Surfactants only after giving at least 30 days' notice without any penalty or other financial obligation.

          (b) Except as otherwise set forth on Schedule 5.5, true and correct copies of all Contracts listed on Schedule 5.5, together with all amendments, waivers or changes in respect thereof have been made available to Buyer. To the extent that Schedule 5.5 lists any oral Contracts in respect to the Business or the Germany Business, Buyer acknowledges and agrees that such disclosure has been provided as an accommodation to Buyer, and that none of the Sellers or Witco Surfactants makes any representation or warranty of any nature whatsoever regarding the accuracy or completeness of any such disclosure. Buyer further acknowledges and agrees that Schedule
5.5 has been annotated to reflect that certain of the Contracts disclosed thereon are not exclusively related to the Business or the Germany Business, and that such Contracts will either be assigned to Buyer in part, or appropriate introductions shall be made to the contracting parties thereunder, to enable Buyer, at Buyer's option, to enter into appropriate commercial relationships with respect thereto.

          SECTION 5.6 Intangible Rights. All patents, patent applications, trademarks, trademark registrations, trade names, servicemarks, copyright registrations and licenses and other rights related thereto which are owned or used in the Business are set forth on Schedules 2.2(a)(i)(G), (H)(1),
(H)(2) and (I) or owned or used by the Germany Business are set forth on Schedules 5.6(a) and (b), except for those excluded as Excluded Assets. Except as set forth on Schedule 5.6(c) to Sellers' knowledge, (i) there are no outstanding claims or threatened claims of patent infringement, (ii) none of the patents, trademarks, service marks, tradenames or copyrights included in the Purchased Assets or Purchased Co-Assets are being infringed upon by any other party, (iii) none of such rights is subject to any outstanding order, decree, ruling, charge, injunction, judgment or stipulation and (iv) none of the trademarks, service marks, tradenames or copyrights included in the Purchased Assets or the Purchased Co-Assets infringes upon any valid trademarks, service marks, tradenames or copyrights of others.

          SECTION 5.7 Litigation. Schedule 5.7 is a list and brief description, as of the date of this Agreement, of all litigation, proceedings and claims by or against any Seller or Witco Surfactants pending or, to Sellers' Knowledge, threatened against any Seller or Witco Surfactants, in each case relating to the Business or the Germany Business.

          SECTION 5.8 Employee Benefit Plans.

          (a) Listing. Schedule 5.8(a) is a list of all employment contracts, employee benefit plans and other employee arrangements (including "plans" within the meaning of Section 3(3) of ERISA and collective bargaining, works council, stock purchase, stock option, employment, compensation, deferred compensation, pension, retirement, severance, termination, separation, vacation, sickness, insurance, welfare and bonus plans and agreements) under which Sellers or Witco Surfactants, with respect to any employee of any of them who works or is employed in connection with the Business or with respect to any former employee of the Business who is or was subject to a collective bargaining agreement has any obligation (the "Benefit Plans"). Benefit Plans which are (i) a Stand Alone Plan or (ii) assumed by Buyer by operation of law shall be collectively referred to herein as "Assumed Plans".

          (b) Documents. With respect to each Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to Buyer: (i) the most recent plan and related trust documents, and all amendments thereto, and all agreements; (ii) with respect to Assumed Plans, (A) the most recent summary plan description, and all related summaries of material modifications thereto; (B) the most recent Form 5500 (including schedules and attachments); (C) the most recent Internal Revenue Service determination letter; and (D) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112).

          (c) Multiemployer Plans. Except as disclosed in Schedule 5.8(c), Witco and its Affiliates have not during the preceding six years had any obligation or liability (contingent or otherwise) with respect to a Benefit Plan which is described in Section 4063, 4064, 4203 or 4205 of ERISA for which Buyer will be liable.

          (d) Tax Qualification. The Assumed Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, have received a favorable determination letter from the Internal Revenue Service with respect to such qualification and to the Knowledge of Sellers no event has occurred which is reasonably likely to adversely affect such qualification.

          (e) Contributions. All contributions or other payments required to have been made under any Assumed Plan pursuant to Applicable Law or the terms of such Assumed Plan (or any agreement relating thereto) have been timely and properly made.

          (f) Compliance with Laws. The Assumed Plans have been maintained and administered in accordance with their terms and Applicable Law.

          (g) Claims. There are no pending or, to the Knowledge of Sellers, threatened actions, claims or proceedings against or relating to any Assumed Plan other than routine benefit claims by persons entitled to benefits thereunder.

          (h) Retiree Medical. Except as disclosed in Schedule 5.8(h), the Sellers and Witco Surfactants do not maintain or have an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors or employees of the Business except (i) as may be required under Part 6 of Title I of ERISA) and at the sole expense of the participant or the participant's beneficiary or (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code.

          (i) Change in Control. Except as disclosed in Schedule 5.16 or in connection with equity compensation, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Business, (ii) increase any benefits under any Benefit Plan or (iii) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

          (j) UK Benefit Plans. Sellers' Benefit Plans, which are subject to the laws of the United Kingdom (each, a "UK Benefit Plan") (A) are exempt approved schemes within the meaning of Section 592 of the Income and Corporation Taxes Act 1988 and there is no reason why approval may be withdrawn, and (B) are contracted out schemes within the meaning of the Pension Schemes Act 1993 and there is in force contracting out certificates covering the Sellers and Witco Surfactants, as applicable, and there is no reason why any such certificate should be canceled. Every person who has at any time had the right to join, or apply to join, a U.K. Benefit Plan has been properly advised of that right. No person is excluded from membership of any U.K. Benefit Plan or from any of the benefits thereunder in contravention of Article 141 of the Treaty of Rome, the Pensions Act 1995 or other Applicable Laws or requirements or the provisions of the U.K. Benefit Plan.

          SECTION 5.9 Labor Matters. (a) Except as set forth on Schedule 5.9, the Sellers and Witco Surfactants are not parties to any labor or collective bargaining agreement with respect to the Business, and no employees of the Business are represented by any labor organization. With respect to the NA Business, within the preceding three years there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Knowledge of Sellers, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. With respect to the NA Business, within the preceding two years, to the Knowledge of Sellers, there have been no organizing activities involving the Business with respect to any group of employees of the Business.

          (b) Except as set forth on Schedules 5.7 and 5.9, there are no strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances or other labor disputes pending or, to the Knowledge of Sellers and Witco Surfactants, threatened in writing against or involving the Business. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Sellers and Witco Surfactants, threatened in writing by or on behalf of any employee or group of employees of the Business against any Seller or Witco Surfactants.

          (c) Except as set forth on Schedules 5.7 and 5.9, there are no complaints, charges or claims against Sellers and Witco Surfactants pending or, to the Knowledge of Sellers and Witco Surfactants, threatened to be brought or filed with any governmental authority, arbitrator or court against any Seller or Witco Surfactants based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual who is or was employed in the Business.

          (d) Sellers and Witco Surfactants are in compliance with Applicable Law relating to the employment of labor, including Applicable Law relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

          (e) With respect to the NA Business, there has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Business within the six (6) months prior to Closing.

          SECTION 5.10 Default. Except as set forth on Schedule 5.10, none of Sellers or Witco Surfactants, and to Sellers' Knowledge, no other party to any written Contract disclosed on Schedule 5.5, is in default under any provisions thereof, and no condition or set of facts exists which, with notice, lapse of time or both would constitute a default thereunder on the part of Sellers or Witco Surfactants, to the extent party thereto, or, to Sellers' Knowledge, on the part of any other party thereto.

          SECTION 5.11 Consents. Except as set forth on Schedule 5.11 and subject to the terms of Section 2.4, no notice to, filing with, authorization of, exemption by, or consent of, any Person or Governmental Entity is required for Sellers or Witco Surfactants to consummate the transactions contemplated hereby.

          SECTION 5.12 Receivables. All receivables to be shown on the Closing Germany Statement as at the Closing Date will have arisen in the ordinary course of business.

          SECTION 5.13 Equity Interests. (a) The authorized capital stock of Witco Surfactants consists of 6,000,000 Deutsche Marks, of which three shares totaling 5,910,000 Deutsche Marks, are issued and outstanding, all of which outstanding shares are validly issued, and are fully paid and non-assessable. A share in the nominal amount of 90,000 Deutsche Marks was redeemed in 1982. Witco Deutschland now owns, and at all times after the date hereof and on and through the Closing Date will own, beneficially and of record all of the issued and outstanding shares of Witco Surfactants, free and clear of all Liens, options, calls or commitments (other than to Buyer pursuant to this Agreement) of any character whatsoever, other than Permitted Liens.

          (b) Witco Surfactants does not have outstanding, or is not bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock, including any right of conversion or exchange under any outstanding security or other instrument, other than Permitted Liens.

          SECTION 5.14 Compliance with Applicable Laws. Except as set forth in Schedule 5.14, the Business and the Germany Business are operated in compliance with Applicable Law. Except as set forth in Schedule 5.14, none of the Sellers or Witco Surfactants has received during the past two fiscal years any written communication from a Governmental Entity that alleges that the Business or the Germany Business is not in compliance with any Applicable Law. The representations and warranties made pursuant to this
Section 5.14 shall not be deemed to apply to any instances of non-compliance intended to be corrected pursuant to any of the projects set forth on Schedule 2.8.

          SECTION 5.15 ***

          SECTION 5.16 Management Compensation. No member of the management of the Total Business has received or been offered a bonus, or any similar type of compensation, that is in any manner contingent upon the consummation or performance of the transactions contemplated in this Agreement, except as set forth on Schedule 5.16. Sellers and Witco Surfactants have provided Buyer with a true and correct copy of each written agreement set forth on Schedule 5.16 and, if any agreement set forth on Schedule 5.16 is an oral agreement, a true and correct summary thereof.

          SECTION 5.17 No Changes. (a) Except for (i) termination of all miscellaneous spending and spending for growth projects (***), including projects set forth on Schedule 5.17, and reductions for maintenance spending, in each case, consistent with Witco capital expenditures for its business other than the Total Business, not replacing certain employees whose employment terminated as


*** Material has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed with the Securities and Exchange Commission separaterly.

a result of attrition, since December 31, 1998, the Sellers and Witco Surfactants have conducted the Business only in the ordinary course of business and in accordance with their budgets, for fiscal year 1999, including the capital expenditures as budgeted.

          (b) Without limiting the generality of the foregoing sentence, except as disclosed in Section 5.17(a) or on Schedule 5.17, since December 31, 1998, there has not been;

               (i) any change in the Business or assets of the Business or the financial condition, assets, liabilities or results of operations of Witco Surfactants, except for changes in the ordinary course of business consistent with past practice;

               (ii) except for changes required due to the implementation of SAP on May 1, 1999, or changes to accounting methods required to account for Inventory and Inventory reserves in accordance with the terms of this Agreement, any change in accounting methods with respect to the Purchased Assets and Witco Surfactants;

               (iii) any casualty, damage, destruction, or loss, whether or not covered by insurance, adversely affecting the Purchased Assets or the Total Business, or any accidents in which any employees or other persons have been killed or seriously injured;

               (iv) any failure to maintain the Purchased Assets in the ordinary course or to make budgeted capital expenditures with respect to the Total Business, including, without limitation, in respect of the construction, safety and health projects set forth on Schedule 2.8 in a timely and workmanship like manner;

               (v) any direct or indirect redemption, purchase or other acquisition of any Witco Surfactants stock;

               (vi) except as set forth in Section 5.16 and except for a one-time special award proposed to be paid to a research scientist at the Dublin Facility any increase or decrease in the compensation, including salary, bonuses, special compensation, severance or termination pay payable to any employee or increase in any benefit plan obligations, other than normal merit increases in the ordinary course of business consistent with past practice;

               (vii) any cancelation or waiver of any right relating to the operation of the Total Business other than in the ordinary course of business;

               (viii) any sale, transfer, lease or other disposition of any Purchased Asset or Purchased Co-Asset, except in the ordinary course of business consistent with past practice;

               (ix) except as set forth on Schedule 7.1, any transfer of any employees from Witco or any of its Affiliates to the Germany Business;

               (x) any agreement or commitment to take or do any of the actions described in subsections (i) through (ix) above.

          SECTION 5.18 Personal Property. Except as set forth on Schedules
5.17 and 5.18 and except as a result of terminated or reduced spending referred to in Section 5.17, the plants, buildings, structures and equipment included in the Purchased Assets and currently used in the Business are in satisfactory operating condition and repair, ordinary wear and tear excepted.

          SECTION 5.19 Real Property. None of Sellers or Witco Surfactants have received notice of any pending zoning or other land-use regulation proceedings or any proposed change in any Applicable Laws that could reasonably be expected to detrimentally affect the use or operation of the Real Property, nor have any of the Sellers or Witco Surfactants received notice of any special assessment proceedings affecting the Real Property, or applied for any change to the zoning or land use status of the Real Property. There is not pending any eminent domain proceeding in respect of the Real Property, and none of any Seller or Witco Surfactants has received notice of such a proceeding.

          SECTION 5.20 Taxes. Except as set forth on Schedule 5.20, Witco Surfactants has (a) timely filed all Tax returns required to be filed by it with respect to all Taxes, (b) paid all Taxes required to be paid by it, or such Taxes have been paid on its behalf, and (c) all Taxes that are required to be collected or withheld have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted. All such returns have been prepared in accordance with all Applicable Laws and requirements and are correct and complete. The accruals for Taxes contained in the Germany Statement are not less than all unpaid liabilities for Taxes for all periods ended on or before the respective dates of such Germany Statement and include adequate provisions for all deferred Taxes, and nothing has occurred subsequent to such dates to make any of such accruals inadequate. All Taxes for periods beginning after the dates of the Germany Statement have been paid or are adequately reserved against. Sellers have timely filed all information returns or reports which are required to be filed and have accurately reported all information required to be included on such returns or reports. No representative of any government taxing authority has made a pending proposal (whether in writing or verbal, formal or informal) to assert any deficiency in Taxes, adjust any return, or revise the manner in which any Tax liability is determined with respect to Witco Surfactants. No return of Witco Surfactants has been audited by the relevant authorities where any deficiencies or proposed deficiencies resulting from such audit have not been paid or adequately reserved in the Germany Statement.

          SECTION 5.21 Value Added Tax. Seller Witco U.K. is a registered taxable person for the purpose of the Valued Added Tax Act 1994.

          SECTION 5.22 Environmental, Occupational, Health and Safety Matters. (a) Except as set forth on Schedule 5.22, all operations and facilities of each Seller and Witco Surfactants related to or used in the conduct of the Business and the Germany Business are in compliance with all applicable Environmental, Occupational, Health and Safety Laws.

          (b) Except as set forth on Schedule 5.22 hereto, none of Sellers or Witco Surfactants is aware of or has received notice of any past, present or future events, conditions, circumstances, activities, arrangements, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental, Occupational, Health and Safety Laws or which may give rise to any occupational safety or health related statutory, common law or other legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, inquiry, investigation, notice or demand or notice of violation based on or related to the conduct of the Business.

          (c) Except as set forth on Schedule 5.22 hereto, there is no civil, criminal or administrative claim, action, proceeding, hearing, study, inquiry, investigation, or notice of violation pending or, to the Knowledge of Sellers, threatened against or relating to any Sellers' or Witco Surfactants' conduct of the Business or the Germany Business with respect to Environmental, Occupational, Health and Safety Laws.

          SECTION 5.23 Permits. Except as set forth on Schedule 5.23, the Sellers and Witco Surfactants possess all permits, including permits pursuant to Environmental, Occupational, Health and Safety Laws, which are required in order to operate the Total Business as currently operated, all such permits are in full force and effect and the Sellers and Witco Surfactants are not in violation of any such permit and no proceedings for the suspension or cancelation of any permits are pending or threatened in writing.

          SECTION 5.24 No Broker-Sellers. Except for Deutsche Bank Securities, Inc., none of Sellers nor Witco Surfactants have engaged any broker or any other person who would be entitled to any brokerage fee or commission in respect of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          SECTION 5.25 Year 2000 Readiness Disclosure. Sellers and Witco Surfactants have exercised and will exercise reasonable commercial efforts to ensure that their operation of the Total Business will not be adversely impacted in any way by a Year 2000 Problem to computer systems, software or equipment owned, leased or licensed by them or their Affiliates. These efforts have included or will include: implementation of SAP R3 software, which has been represented by its manufacturer to be Year 2000 compliant, as Seller's primary business software system; inventory, remediation and testing of potentially affected systems at each location; replacement, upgrade or other remediation of all items identified as non-compliant on
Schedule 5.25 hereto; and systematic contact and communications with critical third-party suppliers of materials, services and equipment to ensure appropriate Year 2000 readiness on the part of such third parties.

          SECTION 5.26 Mapleton Sewer Line. The Mapleton Sewer Line is in good working repair and has adequate capacity to service the facilities currently serviced by it as they are currently operated.

          SECTION 5.27. Employees. Schedule 7.1 is a list of all employees of the Business and the Germany Business as of June 1, 1999, indicating (a) the date of hire and place of employment of each employee listed therein and (b) the position held by each employee and the base salary, if available, payable to each employee, including base salary. On or prior to the Closing Date, Sellers and Witco Surfactants shall make such revisions to Schedule 7.1 in order that it be accurate as of the Closing Date and shall add base salary information for all employees listed thereon.


                                 ARTICLE VI

       Representations, Warranties, Agreements and Covenants of Buyer

          Buyer represent and warrants to, and agrees with, Sellers as follows:

          SECTION 6.1 Organization. Buyer is duly organized and validly existing under the laws of the Federal Republic of Germany, and is duly qualified to transact business as a foreign corporation in all jurisdictions necessary to enable Buyer to consummate the transactions contemplated by this Agreement. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          SECTION 6.2 Due Authorization. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents and the execution and delivery of this Agreement and the Ancillary Documents and the performance of all obligations hereunder and thereunder has been duly authorized by Buyer. The execution, delivery and performance of this Agreement and the Ancillary Documents by Buyer is not prohibited or limited by, and will not result in the breach of or a default under, (a) any provision of the Certificate of Incorporation or By-Laws (or equivalent constitutive documents) of Buyer, (b) any agreement or instrument binding on Buyer or (c) any applicable order, writ, injunction or decree of any Governmental Entity. This Agreement and the Ancillary Documents have been duly executed and delivered by Buyer and constitute, or, in the case of the ancillary documents to be executed and delivered on the Closing Date will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors' rights generally.

          SECTION 6.3 Consents. Except as shown on Schedule 6.3, no notice to, filing with, authorization of, exemption by, or consent of, any Person or Governmental Entity is required for Buyer to consummate the transactions contemplated hereby.

          SECTION 6.4 Litigation. There is no litigation, proceeding or claim pending or, to Buyer's knowledge, threatened relating to or affecting Buyer's ability to purchase or operate the Business or purchase the Subsidiary Shares and operate the Germany Business, or assume the Assumed Liabilities.

          SECTION 6.5 No Contemplated Sales. Neither the Buyer nor any of its Affiliates or representatives thereof have any agreements as of the date hereof relating to the sale or other disposition of all or substantially all of the Purchased Assets or Subsidiary Shares following the Closing.

          SECTION 6.6 No Broker-Buyer. Except for BT Wolfensohn, Buyer has not engaged any broker or any other person who would be entitled to any brokerage fee or commission in respect of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          SECTION 6.7 Availability of Funds. Buyer has cash available or existing borrowing facilities or commitments which, together with their available cash, are sufficient to enable them to consummate the transactions contemplated by this Agreement.


                                ARTICLE VII

                 Employees, Pension and Other Benefit Plans

          SECTION 7.1 Employment of Employees of the Business. The parties hereto intend that there shall be continuity of employment with respect to the employees of the Business or the Germany Business listed on Schedule
7.1 hereto at the Closing Date (the "Employees"), and Buyer shall offer employment, commencing on the Closing Date, to all Employees, including those on vacation, leave of absence, or disability, who were employed by the Business immediately prior to the Closing Date, on the same salary terms and with substantially comparable benefits as those provided to such Employees by Sellers immediately prior to the Closing (it being understood that Buyer will not provide a defined benefit pension plan for employees of the NA Business but will provide a savings plan which currently offers a 4% profit sharing contribution by Buyer) and with such other terms and conditions as may be required under Applicable Law or under the terms of any applicable collective bargaining agreement; provided, however, that all Continuing Employees of the NA Business shall be offered "at-will" employment unless otherwise required pursuant to an obligation assumed by Buyer under this Article VII and, except as provided in Sections 7.2 and 7.3, nothing herein shall be construed as preventing Buyer from changing the salary terms or benefits provided to Employees. Employees who are to be offered employment by Buyer pursuant to this Section 7.1 and who accept such employment and Employees who transfer automatically by virtue of the UK Employment Regulations, Spanish Employment Regulations or because they are employees of Witco Surfactants shall hereafter be referred to as "Continuing Employees."

          SECTION 7.2 Maintenance of Benefits; Service Credit. (a) Maintenance of Benefits Generally. Buyer shall maintain (or cause its subsidiaries to maintain) for a period of one year after the Closing Date, without interruption, employee compensation, benefit plans, programs and arrangements (excluding equity-based compensation) that are, in the aggregate, substantially comparable to, excluding equity-based compensation, those provided pursuant to the Benefit Plans in effect on the date of this Agreement.

          (b) Service Credit. Continuing Employees shall be given credit for service with the Sellers and Witco Surfactants for purposes of eligibility and vesting under any employee benefit plan maintained by Buyer and for benefit accrual purposes under any Assumed Plan.

          SECTION 7.3 Severance Benefits. (a) Continuation of Severance Program. Without limiting the generality of Section 7.2(a), for a period of one year after the Closing Date, Buyer shall provide (or cause its subsidiaries to provide) to each Continuing Employee severance pay and benefits that are no less favorable than the greater of the severance pay and benefits (i) provided to similarly situated employees of Buyer under their severance benefit plans and practices then in effect and (ii) provided by Sellers to (A) their employees in the United States under the Witco Corporation Enhanced Severance Program under the Witco Corporation Severance Plan and (B) their employees in accordance with applicable collective bargaining agreements, applicable laws and applicable works council rules. Witco shall not, in its capacity as plan administrator, (i) make any determination that failure by Buyer to offer a defined benefit pension plan is a triggering event for termination under the Witco Corporation Severance Plan, the Witco Corporation Enhanced Severance Program under the Witco Corporation Severance Plan or the Witco Corporation Change in Control Severance Program under the Witco Corporation Severance Plan or (ii) take any other action to cause severance benefits to be paid under such severance plan or program (to the extent not otherwise required to be paid under the respective terms of such plan or program if such action by Witco were not taken) if, as a result of such action by Witco, Buyer would be liable for such severance benefits under Section 7.3(b) hereof.

          (b) Severance Liability. Buyer shall be responsible for and shall provide all severance benefits due to Continuing Employees as a result of the termination of their employment with Buyer on and after the Closing (including as a result of the transactions contemplated by this Agreement).

          SECTION 7.4 Retirement Plans. (a) Witco Corporation Retirement Plan. Prior to the Closing Date or as soon as reasonably practicable thereafter, Witco shall use its best efforts to cause the Witco Corporation Retirement Plan to be amended to provide that each Continuing Employee who participates in such plan on the Closing Date shall be fully vested in his or her entire accrued benefit as of the Closing Date. Such benefits shall be payable to each such Continuing Employee, or in the case of a Continuing Employee's death to the Continuing Employee's beneficiaries, in accordance with the terms of the Witco Corporation Retirement Plan and the requirements of applicable law.

          (b) Stand Alone Plan. As of the Closing Date, Buyer shall assume all liabilities and obligations (including for any former employees of the Business) for the stand-alone plan listed on Schedule 7.4(b) (the "Stand Alone Plan") maintained by the NA Business. To the extent that, as of the Closing Date, the fair market value of the assets of the Stand Alone Plan (the "Fair Market Value") is less than the present value of the benefits accrued under such plan (the "ABO") as of the Closing Date, determined using the plan's respective ongoing actuarial assumptions then in effect for funding purposes (i.e., 8.5% interest rate, 1988 GAM mortality), Witco shall, in its discretion, either (i) make a contribution to the Stand Alone Plan before the date of transfer of assets and liabilities thereunder out of Witco's Master Trust or (ii) pay to Buyer an amount equal to the difference between the ABO and the Fair

Market Value, plus interest thereon from the Closing Date to the date of transfer of assets and liabilities at the 90-day Treasury Bill rate in effect on the Closing Date, which payment shall be specifically designated for deposit by Buyer for the benefit of the Stand Alone Plan. Disputes in respect of the amounts contributed or paid pursuant to the foregoing sentence shall be resolved in accordance with the procedures set forth in
Section 3.2(c).

          SECTION 7.5 Witco Corporation Employee Retirement Savings Plan.
(a) Contributions. Prior to the Closing Date or as soon as reasonably practicable thereafter, Witco shall contribute to the Witco Corporation Employee Retirement Savings Plan (the "Witco 401(k) Plan") an amount equal to the salary deferral and other contributions (if any) of each Continuing Employee who participates in the Witco 401(k) Plan plus related matching contributions through the Closing Date, and Witco shall cause the Witco 401(k) Plan to be amended to provide that such Employees shall be fully vested in their account balances determined after taking into account the contributions described in the preceding clause.

          (b) Buyer's 401(k) Plan. Effective as of the Closing Date, Buyer shall have in effect a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code ("Buyer's 401(k) Plan") providing benefits as of the Closing Date to Continuing Employees of the NA Business participating in the Witco 401(k) Plan as of the Closing Date. Each Continuing Employee who is participating in the Witco 40l(k) Plan immediately prior to the Closing Date shall have the option to become a participant in Buyer's 401(k) Plan on the Closing Date.

          (c) Plan Distributions. Effective as of the Closing Date, Continuing Employees shall be deemed terminated from employment for purposes of the Witco 401(k) Plan in accordance with Code Section 401(k) and the regulations thereunder, and to the extent permitted, shall be entitled to a distribution of their respective account balance or an eligible rollover distribution to Buyer's 40l(k) Plan in accordance with Code Section 40l(a)(31). Buyer's 40l(k) Plan shall provide for the receipt of such rollover.

          SECTION 7.6 Welfare Benefits. (a) Allocation of Liability. Witco shall retain responsibility for claims incurred by Continuing Employees or their covered dependents under Witco's medical, dental, life insurance, and disability benefit programs expenses for each Continuing Employee with respect to claims incurred by such Employees or their covered dependents prior to the Closing Date. Claims incurred by Continuing Employees or their covered dependents on or after the Closing Date shall be the responsibility of Buyer. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; provided, however, in the case of life insurance, when the death occurs, in the case of disability benefits, when the injury first occurs and, in the case of a hospital stay, when the employee first enters the hospital. Witco shall retain responsibility for post-retirement and post-employment life and medical benefit coverage of all former and retired employees of the Business and Buyer shall assume responsibility for post-retirement and post-employment life and medical benefit coverage of all Continuing Employees covered by the Stand Alone Plan.

          (b) Preexisting Condition Limitations. With respect to any welfare benefit plan (as defined in Section 3(l) of ERISA) maintained by Buyer for the benefit of Continuing Employees on and after the Closing Date, Buyer shall cause to be waived any preexisting condition limitations that may apply and shall give effect, in determining any deductibles and out of pocket maximums, amounts paid by or under similar plans maintained by Witco in the calendar year during which the Closing occurs.

          SECTION 7.7 Vacation and Sick Pay. Except as otherwise required by Applicable Law, as soon as practicable following the Closing Date, Sellers shall pay Continuing Employees for all vacation and sick pay, if any, which such employees accrued but did not use prior to the Closing Date.

          SECTION 7.8 Union and Works Council Representation. Buyer agrees to (i) recognize each union or works council that at the Closing Date represents any of the Continuing Employees, as the representatives of such employees as of the Closing Date, and (ii) assume the agreements listed on
Schedule 7.8.

          SECTION 7.9 Worker Adjustment and Retraining Notification Act.

          (a) Witco's Obligations. Witco shall not, at any time between the date hereof and the Closing Date, effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of the NA Business, without complying with the notice requirements and other provisions of WARN.

          (b) Buyer's Obligations. Buyer shall not, at any time prior to 60 days after the Closing Date, effectuate a "plant closing" or "mass layoff", as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the NA Business, without complying with the notice requirements and other provisions of WARN.

          SECTION 7.10 Witco Surfactants. Buyer is aware of (a) the Agreement on Future Personnel Policy at Rewo, Steinau ("Vereinbarung uber die kunftige Personalpolitik bei Rewo, Steinau"), which was entered into between Witco GmbH and Schering AG when Witco Surfactants was acquired from Schering AG, and (b) the Germany Pension Plan, and agrees, in each case, to assume and be bound by all of the terms and conditions thereof. Notwithstanding anything to the contrary contained in this Article VII, Buyer acknowledges and agrees that the continuity of the employment of the Employees of the Germany Business is governed by statute and, accordingly, the provisions set forth herein with respect to such Employees are for declaratory purposes only. Disputes in respect of the adjustment in respect of the Germany Pension Plan shall be resolved in accordance with the procedures set forth in Section 3.2(c).

          SECTION 7.11 Transfer of Employees of Spain Business. (a) At the Closing, Continuing Employees of the Spain Business as of the Closing Date (the "Continuing Spain Employees"), will be automatically transferred to the payroll of Buyer. According to the provisions of Article 44 of the Spanish Workers' Act, Buyer shall subrogate in all labor rights and obligations of Witco Espana, with respect, without limitation, to the seniority, annual salary and professional status as well as to all individual and collective acquired rights of the Continuing Spain Employees. Buyer acknowledges that pursuant to said Article 44, the current labor conditions of the Continuing Spain Employees remain applicable upon completion. Therefore, as from Closing, Buyer shall assume and pay, perform and discharge any and all obligations arising from the employment contracts with the Continuing Spain Employees, as well as the Social Security obligations deriving from such contracts. In any case, the cost of severance payments derived from the termination of any employment contract after the Closing shall be for the account of Buyer, and Buyer shall hold harmless Sellers in that respect.

          (b) Witco Espana undertakes to notify, with the cooperation of Buyer, prior to or on the Closing, the Continuing Spain Employees, or, if applicable, their legal representatives, of the execution of this Agreement, in accordance with Article 44 of the Spanish Workers Act.

          (c) On or after the Closing, Buyer, with the cooperation of Witco Espana, shall take all the necessary steps in relation to the Continuing Spain Employees, their representatives, the Labor Authorities and the Spanish Social Security Administration, in order to formalize the transfer and the registration of all the Continuing Spain Employees.

          SECTION 7.12 Pension Plans. At the Closing, Buyer will assume all pension plans affecting the Continuing Spain Employees and which are listed in Schedule 5.8(a) in accordance to the provisions of Article 44 of the Spanish Workers Act.

          SECTION 7.13 Retained Benefit Plans. Except as expressly provided under this Article VII, the Sellers and Witco Surfactants shall retain all liabilities and obligations with respect to the Benefit Plans.

          SECTION 7.14 No Third Party Beneficiaries. Nothing in this Agreement is intended to create, nor shall anything in this Agreement be deemed to create or have created, any third party beneficiary rights related to the rights granted and benefits conferred by this Article VII.


                                ARTICLE VIII

       Pre-Closing Covenants of Sellers, Witco Surfactants and Buyer

          SECTION 8.1 Corporate and Other Actions. Each of the Sellers, Witco Surfactants and Buyer shall take all necessary corporate action required to fulfill their respective obligations under this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby.

          SECTION 8.2 Local Transfer Agreements. The Sellers and the Buyer shall cooperate to identify, and enter into, such ancillary agreements as may be necessary under the laws of the jurisdictions where each Business is conducted to cause the transfer of the Business, or the Subsidiary Shares, as the case may be, from the appropriate Seller to the appropriate Buyer, in accordance with local laws and regulations.

          SECTION 8.3 Consents and Approvals. Each of the Sellers, Witco Surfactants and Buyer shall use their commercially reasonable efforts to obtain all necessary consents and approvals to the performance of their respective obligations under this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby. Each of the Sellers, Witco Surfactants and Buyer shall promptly make all filings, applications, statements and reports to all Governmental Entities which are required to be made prior to the Closing Date pursuant to any Applicable Law in connection with this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby.

          SECTION 8.4 Antitrust. The parties shall promptly prepare and file with the appropriate Governmental Entity, the notifications and report forms required under any antitrust laws and regulations in any jurisdiction where such filings may be necessary for consummation of the transactions contemplated hereby, and any further filings pursuant thereto as may be required.

          SECTION 8.5 Access to Information. (a) Sellers and Witco Surfactants will permit representatives of Buyer from and after the date hereof up to the Closing Date, to have access at all reasonable times to any and all information, books, accounts, records, properties, operations and facilities of every kind pertaining to the Business or the Germany Business, and will furnish Buyer with such financial, operating or other data concerning the Business or the Germany Business, including monthly reports to management, as Buyer shall from time to time reasonably request, subject to any confidentiality agreements to which Sellers may be a party. No investigation made by Buyer pursuant to this Section shall affect any representation or warranty of Sellers or Witco Surfactants or the obligations of Sellers or Witco Surfactants hereunder.

          (b) Without limiting the generality of the foregoing, Sellers and Witco Surfactants will permit representatives of Buyer from and after the date hereof until the Closing Date to have reasonable access to any and all records and documents, including records and documents that contain confidential business information, maintained by any Seller or Witco Surfactants in connection with (i) compliance by the Business and the Germany Business with all legal requirements for chemical registration to permit the entry of products into markets for their intended uses and applications, or other public circulation of information concerning hazards associated with chemical product exposure or use pursuant to the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety & Health Act, the Food and Drug Act, and all state and foreign counterparts of such laws, and (ii) the participation of the Business or the Germany Business in voluntary activities evidencing good product stewardship, including without limitation participation in the Federal High Production Volume Program (collectively, the "Product Stewardship Materials").

          SECTION 8.6 Employment Assistance. Sellers and Witco Surfactants will provide reasonable assistance (without incurring any expense or liability) to Buyer in its efforts to employ all Employees.

          SECTION 8.7 Ordinary Course of Business. Subsequent to the date hereof and prior to the Closing Date, except as contemplated in this Agreement, the Environmental Agreement or the Ancillary Documents, Sellers and Witco Surfactants will continue to conduct the Business and the Germany Business in substantially the same manner as heretofore conducted and in the usual and ordinary course consistent with past practice and substantially in accordance with the Total Business's 1999 profit objective plan. Subsequent to the date hereof and prior to the Closing Date, except as contemplated by this Agreement, the Environmental Agreement or any Ancillary Documents, none of Sellers or Witco Surfactants shall sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of the Purchased Assets, the Subsidiary Shares or the Purchased Co-Assets, except in the ordinary course of business consistent with prior practice.

          SECTION 8.8 Other Actions. None of Sellers or Witco Surfactants shall take any action that would be reasonably likely to result in any of the representations and warranties of Sellers or Witco Surfactants set forth in this Agreement becoming untrue in any material respect or in any of the conditions set forth in Article IX not being satisfied.

          SECTION 8.9 Bulk Transfer Laws. Buyer hereby waives compliance by Sellers with the provisions of any so-called "bulk transfer law" or similar laws of any jurisdiction in connection with the sale of the Purchased Assets, Purchased Co-Assets and Subsidiary Shares to Buyer. Sellers shall indemnify and hold harmless Buyer against any and all liabilities that may be asserted by third Persons against Buyer as a result of noncompliance with any such bulk transfer law.

          SECTION 8.10 Leased Vehicles. Buyer acknowledges and agrees that Sellers and Witco Surfactants will cancel all leases for any leased vehicle used either by the Business or the Germany Business, or by Continuing Employees, effective as of the Closing Date, and request the return of such vehicles to Sellers as of the effective date of cancelation.

          SECTION 8.11 Unions; Work Councils. Sellers, Witco Surfactants and Buyer shall use all reasonable efforts to negotiate and cooperate with, and take all actions as may be required by, the unions and works councils representing any of the Employees of the Business and the Germany Business, to effect the transactions contemplated hereby.

          SECTION 8.12 Witco Surfactants. Prior to the Closing Date, Witco Deutschland shall take such actions as may be reasonably necessary to change the name of Witco Surfactants to a name that does not include the word "Witco" or any word or prefix similar thereto, or reasonably capable of being confused therewith.

          SECTION 8.13 Exclusivity. From and following execution of this Agreement until the Termination Date, the Sellers and Witco Surfactants shall refrain, and shall cause their Affiliates to refrain, from any activities directly or indirectly involving the further solicitation of acquisition offers with respect to the Business, including participation in any negotiations or formal or informal communications of any kind or nature with any party concerning a potential disposition of all or substantially all of the stock or assets of the Business (whether conducted by them or on their behalf), in all such cases with anyone other than Buyer. In connection therewith, and without limiting the generality of the foregoing,
(a) the Sellers and Witco Surfactants shall indicate to any Person expressing any interest in such a disposition of the restrictions imposed by this Section and shall ensure that no further discussions or communications take place with such Person with respect thereto; (b) the Sellers and Witco Surfactants shall ensure that all current discussions with any other Persons respecting such a disposition are terminated; (c) the Sellers and Witco Surfactants shall notify Buyer of any direct or indirect approaches made to the Sellers or Witco Surfactants or any of their Affiliates or representatives relating to any such possible or proposed disposition; (d) the Sellers and Witco Surfactants shall ensure that no information concerning the Business or any of their Affiliates is provided by any of their Affiliates or representatives to another Person regarding or in furtherance of such a disposition.

          SECTION 8.14 Other Agreements. Sellers and Buyer shall negotiate in good faith definitive agreements incorporating the terms set forth on the term sheets attached as Schedule 8.14(a) hereto and the transition services agreement described on Schedule 8.14(b), which agreements shall be executed and delivered on the Closing Date.


                                 ARTICLE IX

                                 Conditions

          SECTION 9.1 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to Closing of the following conditions (any one or more of which may be waived in whole or in part by Sellers):

          (a) Performance of Agreements and Satisfaction of Conditions. All agreements and conditions to be performed and satisfied by Buyer hereunder on or prior to the Closing Date shall have been duly performed and satisfied in all material respects.

          (b) Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date, and there shall be delivered to Witco on the Closing Date a certificate, in form and substance reasonably satisfactory to Witco and its counsel duly signed by the President or Vice President (or an officer of equivalent status) of Buyer, to that effect.

          (c) Opinion of Counsel. Witco shall have received from counsel to Buyer, including local counsel, opinions dated the Closing Date and in form and substance reasonably satisfactory to Witco and its counsel.

          (d) Payment of Purchase Price. Buyer shall have paid the Purchase Price and assumed the Assumed Liabilities as provided in Sections 3.1 and 2.2(c), respectively.

          (e) Waiting Periods. Any applicable mandatory waiting period under any applicable antitrust, competition or other similar laws or regulations pursuant to which notification or report forms have been filed pursuant to Section 8.4 shall have expired without action by the applicable Governmental Entity to prevent consummation of this Agreement or shall have been terminated earlier and all required approvals, if any, under such laws shall have been obtained.

          (f) No Court Order. No court order shall have been entered in any action or proceeding instituted by any Person which enjoins, restrains or prohibits this Agreement or the consummation of the transactions as contemplated by this Agreement.

          (g) Other Agreements. Sellers, Witco Surfactants and Buyer shall have executed and delivered the agreements contemplated by the term sheets set forth on Schedules 8.14(a) and (b) hereof.

          (h) Negotiations with Unions and Work Councils. The parties shall have engaged in all consultations necessary with unions and works councils representing the Employees of the Business and the Germany Business, and no further actions or consultations shall be required with respect thereto.

          (i) Foreign Closings. To the extent contemplated by Section 4.2, the Foreign Closings shall have occurred in escrow.

          (j) Supervisory Board Approvals. The supervisory board of each of VIAG AG, SKW Trostberg AG and Th. Goldschmidt AG shall have irrevocably approved this Agreement and the transactions contemplated hereby.

          (k) Witco Board Approval. The board of directors of Witco shall have irrevocably approved this Agreement and the transactions contemplated hereby.

          SECTION 9.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer):

          (a) Performance of Agreements and Satisfaction of Conditions. All agreements and conditions to be performed and satisfied by Sellers and Witco Surfactants hereunder on or prior to the Closing Date shall have been duly performed and satisfied in all material respects.

          (b) Representations and Warranties True. The representations and warranties of Witco contained in this Agreement, shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and there shall be delivered by Witco on the Closing Date certificates, in form and substance reasonably satisfactory to Buyer and its counsel, duly signed by an officer of each Seller and Witco Surfactants, to that effect.

          (c) Material Adverse Effect. Between the date hereof and the Closing Date, no event or condition shall have occurred or arisen which has resulted in, or would reasonably be expected to result in, a material adverse effect on the assets, business, financial condition or results of operations of the Total Business, taken as a whole, other than any change or effect resulting from (i) developments in United States or international economic conditions or financial markets in general or (ii) conditions generally affecting the chemicals industry.

          (d) Opinion of Counsel. Buyer shall have received the following opinions of counsel, dated the Closing Date, in form and substance reasonably satisfactory to Buyer: Cravath, Swaine & Moore and Edgar Smith, Esq., General Counsel of Witco, with respect to Witco, Slaughter & May, with respect to Witco UK, Cuatrecasas, with respect to Witco Espana, and Hengeler Mueller Weitzel Wirtz, with respect to Witco Deutschland and Witco Surfactants.

          (e) Waiting Periods. Any applicable mandatory waiting period under any applicable antitrust, competition or other similar laws or regulations pursuant to which notification or report forms have been filed pursuant to Section 8.4 shall have expired without action by the applicable Governmental Entity to prevent consummation of this Agreement or shall have been terminated earlier and all required approvals, if any, under such laws shall have been obtained.

          (f) No Court Order. No court order shall have been entered in any action or proceeding instituted by any Person which enjoins, restrains or prohibits this Agreement or the consummation of the transactions as contemplated by this Agreement.

          (g) Deeds, etc. Sellers shall have delivered to Buyer limited warranty deeds with covenants against grantor's acts conveying Sellers' interests in the Facilities, and the Assignment and Assumption Agreements, stock powers and such other documents as may be reasonably necessary to convey and transfer the other Purchased Assets and the Subsidiary Shares to Buyer.

          (h) Other Agreements. Sellers, Witco Surfactants and Buyer shall have executed and delivered the agreements contemplated by the term sheets set forth on Schedules 8.14(a) and (b) hereof.

          (i) Negotiations with Unions and Work Councils. The parties shall have engaged in all consultations necessary with unions and works councils representing the Employees of the Business and the Germany Business, and no further actions or consultations shall be required with respect thereto.

          (j) UK Real Estate. Seller Witco UK shall have delivered to Buyer a certificate of title prepared by Slaughter and May in respect of the Flimby Facility substantially in the form attached as Exhibit E.

          (k) Witco Specialties Italia S.P.A. Witco Deutschland shall have spun off its preferred stock interest in Witco Specialties Italia, S.P.A. as contemplated in Section 2.3.

          (l) Beherrschungs-und Gewinnabfurungsvertrag. The
Beherrschungs-und Gewinnabfuhrungsvertrag by and between Witco Surfactants and Witco Deutschland shall have been terminated.

          (m) Mapleton Sewer Line. Sellers shall have delivered to Buyer the consents of (i) the Greater Peoria Sanitary and Sewage Disposal District (the "District") to the transfer of the agreement between the District and Witco to Buyer and (ii) Lonza Chemical, Inc. to the transfer of the Mapleton Sewer Line by Witco to Buyer and waiver of its right of first refusal thereof.

          (n) Supervisory Board Approvals. The supervisory board of each of VIAG AG, SKW Trostberg AG and Th. Goldschmidt AG shall have irrevocably approved this Agreement and the transactions contemplated hereby.

          (o) Witco Board Approval. The board of directors of Witco shall have irrevocably approved this Agreement and the transactions contemplated hereby.

                                 ARTICLE X

                              Non-Competition

          SECTION 10.1. Noncompetition--Sellers. Except as may otherwise be agreed in writing by Witco on behalf of Sellers and Buyer, Sellers, in order to induce Buyer to enter into this Agreement, expressly covenant and agree, on behalf of themselves and their Affiliates, that for a period of three (3) years from and after the Closing Date, none of Sellers or any of their Affiliates shall (a) engage in or own, manage, operate, join, control, or participate in or be connected with any business, individual, partnership, firm or corporation, which is, at the time, engaged in (i) the production or manufacture of betaines, sulfobetaines, amphoglycinates, amidoamines or quat esters, or (ii) the development, marketing, distribution or sale of (A) betaines, sulfobetaines, quat esters, or amidoamines for use in the personal care, home care, fabric care, institutional and industrial hard surface cleaner, asphalt, paper, textile and mining market channels or (B) alkylamine quats, sorbitan esters, glycerine esters or glycol esters for use in the home care, fabric care and institutional and industrial hard surface cleaner market channels, provided that:

          (1) Sellers and Sellers' Affiliates may continue those operations and activities conducted by Sellers and Sellers' Affiliates that would otherwise violate this Section 10.1, other than the Total Business, prior to the Closing Date; and

          (2) Sellers or any of their Affiliates may acquire a business or Person that otherwise would violate the foregoing restrictions as long as no more than 25% of the annual sales of the acquired business or Person is in businesses which violate the foregoing restrictions. If more than 25% of the annual sales of a business or Person is in businesses which violate the foregoing restrictions, Sellers or any of their Affiliates may acquire such business or Person as long as it divests itself of the competing operations within 18 months after such acquisition.

Notwithstanding the foregoing, Sellers may own an aggregate of not more than five percent of the outstanding stock of any class of any corporation that otherwise would violate the foregoing restrictions, if such stock is listed on any securities exchange or dealing facility (whether in the United States or elsewhere) without violating the provisions of this
Section 10.2, provided that Sellers do not have the power to control or direct the management or affairs of such corporation and is not otherwise associated with it; or (b) sell any portion of their business engaged in an activity subject to a restriction set forth in Sections 10.1(a)(i) and 10.1(a)(ii) above without imposing the applicable restrictions on such sale.

          SECTION 10.2. Noncompetition--Buyer. Except as may otherwise be agreed in writing by Witco on behalf of Sellers, Buyer in partial consideration for the transaction contemplated by this Agreement, expressly covenants and agrees, on behalf of itself and its Affiliates, that for a period of three (3) years from and after the Closing Date, none of Buyer or any of its Affiliates shall (a)(i) develop, manufacture, produce, market or sell any phosphochemicals, primary or secondary fatty amides listed on
Schedule 10.2 based on long-chain fatty acids, bisamides or organometallo salts of fatty acids; (ii) develop, manufacture, produce, market or sell any tallow amine, ethoxylated tallow amine, ether amine or ethoxylated ether amine for use in agriculture (including any commercial, industrial and consumer agricultural, pesticidal or other Federal Insecticide, Fungicide, Rodenticide Act associated application) market channel or (iii) develop, manufacture, produce, market or sell any products based on Purchased Assets or Purchased Co-Assets, including Overlapping Technology/Products, for use in the Oilfield market channel or (b) sell any portion of the Total Business without imposing restrictions on such sale consistent with the foregoing, provided that Buyer or any of its Affiliates may acquire a business or Person that otherwise would violate the foregoing restrictions as long as no more than 25% of the annual sales of the acquired business or Person is in businesses which violate the foregoing restrictions. If more than 25% of the annual sales of a business or Person is in businesses which violate the foregoing restrictions, Buyer or any of its Affiliates may acquire such business or Person as long as it divests itself of the competing operations within 18 months after such acquisition.

Notwithstanding the foregoing, Buyer may own an aggregate of not more than five percent of the outstanding stock of any class of any corporation that otherwise would violate the foregoing restrictions, if such stock is listed on any securities exchange or dealing facility (whether in the United States or elsewhere) without violating the provisions of this Section 10.2, provided that Buyer does not have the power to control or direct the management or affairs of such corporation and is not otherwise associated with it. However, nothing in this Section 10.2 shall preclude Buyer or its Affiliates from the development, manufacture, production, marketing or sales of any products the same as or similar to those products manufactured and sold on the open market by Buyer or its Affiliates prior to the Closing Date ("Existing Products"), except that Buyer or its Affiliates may not develop, manufacture or produce an Existing Product using any Purchased Asset or Purchased Co-Asset in contravention to the restrictions set forth above.

          Notwithstanding any provision herein to the contrary, the covenants and agreements in this Section 10.2 shall not apply to any Affiliate of Buyer not directly or indirectly controlled by Buyer, unless any portion of the Purchased Assets or Purchased Co-Assets or any assets of Witco Surfactants used or held for use in the Total Business as of the Closing Date or any Continuing Employee is transferred to such Affiliate and such Affiliate uses such assets or employee to engage in the activities in which Buyer may not engage pursuant to Section 10.2.

          The management of Buyer is, and for the three-year period from and after the Closing Date shall be, independent from the management of Buyer's Affiliates engaged in a similar business unless such Affiliate agrees to be bound by the provisions of this Section 10.2.

          SECTION 10.3 Non-Solicitation. Sellers and each of its Affiliates agree, for the three (3) year period commencing on the date hereof, in respect of the members of the Management Group and the research and development staff of the Business in Dublin, Ohio, not to solicit or hire such employees, and for the one (1) year period commencing on the date hereof, in respect of any other employee of the Sellers or Witco Surfactants (other than any hourly worker or employee who serves in a clerical function) employed in the Total Business on the date hereof (collectively, the "Other Employees"), not to make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant in respect of any such employee, with any person who was, on the date hereof, such Other Employee (other than any hourly worker or employee who serves in a clerical function), without the prior written consent of the Buyer (which consent will not be unreasonably withheld); provided, however, that the foregoing shall not prohibit Sellers or their Affiliates, from (i) employing any Other Employee who contacts such party on his or her own initiative and without any direct or indirect solicitation by such party or who is no longer employed by Buyer, (ii) conducting generalized solicitations for Other Employees (which solicitations are not specifically targeted at the employees of the other party) through the use of media advertisements, professional search firms or otherwise and (iii) employing any Other Employee of the Total Business who declines an offer of employment by Buyer, including as a result of a proposed relocation to more than 25 miles from such employee's current site of employment.

          SECTION 10.4 Additional Agreements. Buyer and Sellers acknowledge and agree that the foregoing and such related terms set forth in any Ancillary Documents are intended to be the only restrictions binding against Buyer and Sellers and their respective Affiliates following the Closing. For the avoidance of doubt, Buyer acknowledges and agrees that Sellers and Sellers' Affiliates have, prior to the Closing, utilized process technology similar or, in some cases, identical to process technology used in the Total Business in the ongoing business conducted by Sellers and Sellers' Affiliates, and that Sellers and Sellers' Affiliates will continue in the use of any and all such process technology following the Closing, subject to the limitations set forth in Section 10.1 hereof.


                                 ARTICLE XI

                           Post-Closing Covenants

          SECTION 11.1 Availability of Records. After the Closing, each party shall retain and make available to the other party as reasonably requested by such other party, its agents and representatives, any taxing authority and any Governmental Entity all information, records or documents relating to the Business, the Germany Business or the Employees for all periods prior to Closing and shall preserve all such information, records and documents until the later of (i) six years after the Closing, (ii) the expiration of all statutes of limitations for Taxes for periods prior to the Closing or extensions thereof applicable to the requesting party for Tax information, records or documents or (iii) the required retention period for all government contract information, records or documents. Each party shall also make available to the other party, as reasonably requested by such other party, personnel responsible for preparing or maintaining information, records and documents, in connection with Tax matters, environmental matters, governmental contracts, litigation or potential litigation, including claims for workers' compensation, product liability, general insurance liability and automobile insurance liability. Prior to destroying any records related to a party for the period prior to the Closing Date, the other party shall notify such party 30 days in advance of any such proposed destruction of its intent to destroy such records, and such other party will permit such party to retain any such records. With respect to any litigation and claims which are Excluded Liabilities, each party shall render all reasonable assistance which the other party may request in defending such litigation or claim and shall make available to such other party's personnel most knowledgeable about the matter in question.

          SECTION 11.2 Use of Trade or Service Marks. (a) Buyer shall not use or permit its distributors to use the name "Witco" or any other corporate, trade or service marks or names owned or used by Sellers or any of Sellers' Affiliates, unless such marks or names are specifically included in the Purchased Assets, Purchased Co-Assets, or are owned by Witco Surfactants. All products (if applicable) and product packaging of the Business and the Germany Business as of the Closing Date manufactured by Buyer after the Closing Date shall bear a new code identification which indicates the products were manufactured by Buyer.

          (b) Notwithstanding Section 11.2(a), for a period of up to one year from the Closing Date, Buyer shall be entitled to use all inventories of packaging, labels and sales literature existing as of the Closing Date bearing or reflecting any names or marks, other than names or marks set forth on Schedule 11.2(b) which shall be used exclusively by Sellers, which had been used by the Total Business prior to the Closing Date but which are not Purchased Assets or assets retained by the Germany Business (altogether "Marks") provided that:

               (i) such use is strictly the same as existed prior to the Closing Date;

               (ii) the services and goods rendered and all goods produced, distributed or sold under the Marks are of at least equal quality standards as were maintained by Sellers and Witco Surfactants prior to the Closing Date;

               (iii) Sellers, through a mutually agreed upon accounting firm or professional inspectors of goods, shall have the right to inspect Buyer's operations and evaluate products to ensure compliance with this Section 11.2(b); and

               (iv) Buyer discontinues the use of such packaging, labels and sales literature as soon as practicable after the Closing Date.

          (c) Buyer acknowledges that the Marks are the sole property of Sellers, and they will (i) do nothing inconsistent with such ownership,
(ii) not attack the Marks in any way nor use, register or seek to register any trademark or trade name which is the same as or similar to a Mark,
(iii) identify and use the Marks in accordance with any applicable international, national, state and local laws or standards as may be appropriate to protect the validity and strength of the Marks or as may be reasonably requested by Sellers.

          SECTION 11.3 Tax Matters.

          SECTION 11.3.1 Cooperation. Without limiting the generality of
Section 11.3.2, Buyer shall fully cooperate with Sellers with respect to the preparation of each return or other document required to be filed or delivered to taxing authorities after the Closing Date in respect of any Taxes which are payable with respect to any period beginning before the Closing Date.

          SECTION 11.3.2 Assistance. Without limiting the generality of
Section 11.1 or 11.3.1, after the Closing, Buyer, on the one hand, and Sellers, on the other hand, shall provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and, upon the request of the other, provide the other with, any records or information which may be relevant to such return, audit, examination or proceedings. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material to be provided hereunder and shall include furnishing to or permitting the copying by the requesting party of any records, returns, schedules, documents, work papers or other relevant materials which might reasonably be expected to be of use in connection with such return, audit, examination or proceedings. The party requesting assistance hereunder shall reimburse the party whose assistance is requested for the reasonable out-of-pocket expenses incurred by it in providing such assistance, but shall not be required to reimburse the party providing such assistance with respect to time of employees made available pursuant to this Section 11.3.

          SECTION 11.4 Confidentiality. (a) In the event the transaction contemplated by this agreement is completed, it is acknowledged that (i) Buyer will come into possession of and employees of Buyer that were formerly employees of Sellers as of the Closing Date will have in their possession or be aware of materials, business information, financial information, know-how, trade secrets, technology, documents, reports, manuals, data, computer data, product formulae, etc. pertaining to the Excluded Assets and other assets of Sellers not related to the Total Business which embody or contain Sellers' confidential, proprietary and/or trade secret information as well as proprietary, confidential and/or trade secret information of their customers and which are not part of or relevant to the Total Business to be purchased hereunder (altogether hereinafter "Sellers' Confidential Information") and that (ii) Sellers will retain in their possession certain proprietary, confidential and/or trade secret materials, business information, financial information, know-how, trade secrets, technology, documents, reports, manuals, data, computer data, product formulae, etc. pertaining to the Total Business which are Purchased Assets (collectively, "Buyer's Confidential Information"). Sellers' Confidential Information and Buyer's Confidential Information hereinafter are individually and collectively referred to as "Confidential Information".

          (b) Buyer and Sellers each agree that they shall, after the Closing Date, (i) hold each other's Confidential Information in confidence, using the care and caution each uses with respect to its own confidential information; (ii) not disclose the other's Confidential

Information to any third parties as well as to their other employees; and
(iii) not utilize any of the other's Confidential Information for any purpose other than as allowed pursuant to this Agreement; provided that the foregoing obligations of confidentiality and non-use shall not extend or shall cease to extend, as appropriate, to any Confidential Information which: (1) in relation to Seller's Confidential Information, (A) as shown by prior written records, was already in the Buyer's possession prior to the Closing Date and was not acquired from Sellers or (B) is, or becomes, generally available to the public through no fault or omission of Buyer; or
(2) in relation to Buyer's Confidential Information, is, or becomes, generally available to the public through no fault or omission of Sellers; or (3) in relation to Confidential Information (i) was generally available to the public as of the Closing Date, (ii) is received by either party in good faith from a third party who discloses such information to said party on a non-confidential basis without violating any obligation of secrecy as to the information disclosed or (iii) is compelled to be disclosed pursuant to any requirement of law, court order, subpoena or similar legal authority; provided, however, that Sellers or Buyer, as applicable, shall give the other party prompt notice thereof and mark all information so disclosed as confidential business information of the disclosing party. Sellers or Buyer, as applicable, shall advise the other party of any such requirement to disclose any confidential information, so that such other party may seek appropriate legal relief. It is also agreed that information which is specific shall not be considered as being within the foregoing exceptions merely because it is embraced by general information within the exceptions. Also, any combination of features shall not be considered to be within the above exceptions merely because individual features of such combination are within the exceptions, but only if the combination itself, its principle of operations and its value or advantages are within the exceptions.

          (c) Each Party shall endeavor to destroy or return to the other Confidential Information of the other which may be in tangible or machine readable form unless otherwise agreed in writing.

          (d) Each party shall advise its employees of their obligations hereunder.

          (e) Buyer and Sellers, on behalf of themselves and their Affiliates, acknowledge and agree that each will, as of the Closing Date, own an undivided interest in the Purchased Co-Assets, especially the Overlapping Technologies/Products, and have possession of certain proprietary, confidential, and trade secret information, data, etc. (altogether "Co-Owned Confidential Information"). In an effort to protect the proprietary and confidential nature of such Co-Owned Confidential Information as well as preserve the value therein, Buyer and Sellers, on behalf of themselves and their Affiliates, agree (i) to endeavor to limit the disclosure of Co-Owned Confidential Information to those of their employees who have a need to know, (ii) to treat such Co-Owned Confidential Information consistent with the treatment of other confidential information in their possession, and (iii) to limit the disclosure or publication of such Co-Owned Confidential Information to that which is reasonably necessary to be disclosed in the ordinary course of their respective businesses. If, from the date of this Agreement until the tenth anniversary of the Closing Date, either Buyer or Sellers decide to dedicate any Co-Owned Confidential Information to the public and other than in conjunction with the commercialization of the relevant technology, they shall first endeavor to seek the permission for such dedication from the other, such approval not to be unreasonably withheld. The obligations and restrictions of this Section 11.4(e) shall not apply or shall cease to apply, as appropriate, to any Co-Owned Confidential Information which: (X) as shown by prior written records, was already in the Buyer's possession prior to the Closing Date and was not acquired from Sellers; (Y) is, or becomes, generally available to the public; or (Z) is received by Buyer in good faith from a third party who discloses such information to the Buyer on a non-confidential basis without violating any obligation of secrecy as to the information disclosed. Information which is specific shall not be considered as being within the foregoing exceptions merely because it is embraced by general information within the exceptions. Also, any combination of features shall not be considered as being within the above exceptions merely because individual features of the combination are within the exceptions, but only if the combination itself, its principle of operations and its value or advantages are within the exceptions.

          (f) The provisions of confidentiality and non-use set forth herein with respect to Confidential Information and Co-Owned Confidential Information shall survive expiration or termination of this Agreement, and the Closing.

          (g) To the extent any of the provisions set forth in this Section
11.4 are inconsistent with the terms and conditions of any confidentiality agreements pertaining to the Total Business and the sale thereof between Buyer or any of Buyer and Witco or Sellers dated prior to April 1, 1999, the provisions of this Section shall control.

          (h) From the date hereof until the tenth anniversary of the Closing Date, to the extent that either party sells any portion of its business that contains any Confidential Information or Co-Owned Confidential Information, the party selling any portion of such business shall cause the buyer thereof to be bound by the provisions of this Section 11.4.

          (i) Buyer agrees, for a period of three years from and after the Closing Date, not to disclose any Confidential Information constituting Technology Rights to its Affiliates engaged in a similar business unless such Affiliate agrees to be bound by the provisions of this Section 11.4.

          SECTION 11.5. Continuing Obligations. In the event of the sale of all or substantially all of the assets of Witco, Witco shall cause the purchaser to assume, and agree to be bound by, this Agreement and the Environmental Agreement. Witco's obligations under this Section 11.5 shall continue and remain in full force and effect, with respect to this Agreement, for as long as any of the representations of Sellers and Witco Surfactants survive pursuant to Section 12.3, and, with respect to the Environmental Agreement, until the eleventh anniversary of the Environmental Agreement. Nothing in this Section 11.5 shall relieve any of the Sellers or Witco Surfactants of its obligations hereunder or under the Environmental Agreement.

          SECTION 11.6 Inventory Removal. Sellers will remove from the Facilities on or prior to December 31, 1999, all Inventory that was Obsolete Inventory as of the Closing Date.



                                ARTICLE XII

                        Indemnification and Survival

          SECTION 12.1 Indemnification by Sellers. (a) Sellers' Indemnity. Sellers shall indemnify and hold harmless Buyer and its Affiliates at all times against and in respect of all losses, liabilities, costs and expenses (including reasonable attorneys' fees) (collectively, "Losses") which Buyer and its Affiliates may suffer or incur in connection with any of the following:

               (i) any breach of any of the representations and warranties of Sellers or Witco Surfactants set forth in this Agreement; provided, however, in respect of any breach of a representation or warranty in respect of title to real property, Buyer shall first exhaust its remedies pursuant to available title insurance for Purchased Assets;

               (ii) any Excluded Liabilities, or any breach by any Seller or by Witco Surfactants of the covenants and agreements of Sellers or Witco Surfactants set forth in this Agreement;

               (iii) litigation matters of the Germany Business to the extent relating to circumstances or events that existed occurred prior to the Closing Date, whether or not set forth on Schedule 5.7;

               (iv) German taxes resulting from items reflected in the account balance for Schering acquisition step-up, net on the Germany Closing Statement; provided, however, that Sellers or their Affiliates may control any audit in respect of such deferred taxes; and

               (v) any violation of Applicable Law by Witco Surfactants prior to the Closing to the extent Buyer gives Witco notice of claim on or prior to the second anniversary of the Closing Date.

          (b) Limitations on Sellers' Indemnity. Sellers shall not be liable for a Loss covered under Section 12.1(a)(i) if such Loss is $250,000 or less and shall not be liable for any Loss covered under Section 12.1(a)
(i) until the aggregate of all such Losses for which Sellers are liable are in excess of $5,000,000; in which event the indemnification obligation of Sellers shall apply to the aggregate amount of such Losses in excess of $250,000 (including Losses claimed prior to reaching such $5,000,000 threshold amount); provided, however, that Sellers' aggregate liability under Sections 12.1(a)(i) shall not exceed 43.75% of the Purchase Price referred to in Section 3.1; and, provided further, that the foregoing limitations for Sellers' liability shall not apply in the case of any claim by Buyer for Losses resulting from the breach by any of the Sellers of any of the representations set forth in Section 5.20 (Taxes).

          (c) Notice of Claims. Buyer shall promptly notify Witco in writing, in reasonable detail, of all matters which may give rise to the right to indemnification hereunder, it being understood that if Witco does not receive notice of any matter known to Buyer and as to which Buyer or its Affiliates are entitled to indemnification hereunder in time to contest the determination of any such liability which is susceptible to being successfully contested, Sellers shall not be obligated to indemnify Buyer or its Affiliates with respect thereto. Buyer shall not admit any liability with respect to, or settle, compromise or discharge any such matter covered by this Section 12.1 without Witco's prior written consent. Witco, or a Seller acting at the direction of Witco, shall have the right, with the consent of Buyer, (which shall not be unreasonably withheld) to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, and to defend through counsel of its own choosing, at its own expense, any action which may be brought by a third party in connection therewith; provided, however, that Buyer shall have the right to have counsel participate in such defense at its own expense and further provided that Sellers may not settle any claim for equitable relief against the Business without Buyer's prior written consent. In addition, neither Witco nor a Seller at the direction of Witco shall settle any indemnifiable matter in respect of Losses below the $5,000,000 threshold amount contemplated in Section 12.1(b) without Buyer's prior written consent. Buyer and Witco shall keep each other informed of all settlement negotiations with third parties and of the progress of any litigation with third parties. Buyer and Sellers shall permit each other reasonable access to books and records and otherwise cooperate with all reasonable requests of each other in connection with any indemnifiable matter resulting from a claim by a third party.

          SECTION 12.2 Indemnification by Buyer. (a) Buyer's Indemnity. Buyer agrees to indemnify and hold harmless Sellers and their Affiliates at all times against and in respect of Losses which Sellers and their Affiliates may suffer or incur in connection with any of the following:

               (i) any breach of any of the representations and warranties of Buyer set forth in this Agreement;

               (ii) any Assumed Liability and any liability or obligation of the Germany Business as contemplated by Section 2.3 hereof, or any breach of the covenants and agreements of Buyer set forth in this Agreement;

               (iii) the operation of the Business and the Germany Business after the Closing Date, unless such Losses arise from or are related to any circumstances, acts or omissions prior to the Closing Date;

               (iv) the failure of any Facilities to be in compliance with any laws and regulations applicable to the ownership and operation thereof from and after the Closing Date;

               (v) any action or inaction of Buyer under Section 2.4 hereof arising from Buyer's performance as Sellers' agent under contracts or permits;

               (vi) termination of Continuing Employees on or after the Closing Date;

               (vii) claims of Continuing Employees for failure to provide Continuing Employees with any of the compensation, benefits, service credit or severance pursuant to Article VII hereof; or

               (viii) subject to Section 7.3(a), any claims for severance by Continuing Employees based on a failure to offer salary and benefits identical to those offered by Sellers.

          (b) Notice of Claims. Witco shall promptly notify Buyer in writing, in reasonable detail, of all matters which may give rise to the right to indemnification hereunder, it being understood that if Buyer does not receive notice of any matter known to Sellers and as to which Sellers or their Affiliates are entitled to indemnification hereunder in time to contest the determination of any such liability which is susceptible to being successfully contested, Buyer shall not be obligated to indemnify Sellers or their Affiliates with respect thereto. Sellers shall not admit any liability with respect to, or settle, compromise or discharge any such matter covered by this Section 12.2 without Buyer prior written consent. Buyer, or a Buyer Subsidiary acting at the direction of Buyer, shall have the right, without the consent of Sellers, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, and to defend through counsel of their own choosing, at their own expense, any action which may be brought by a third party in connection therewith; provided, however, that Sellers shall have the right to have counsel participate in such defense at their own expense. Witco, on behalf of itself and Sellers and Affiliates entitled to indemnification hereunder, and Buyer shall keep each other informed of all settlement negotiations with third parties. Buyer and Sellers shall permit each other reasonable access to books and records and otherwise cooperate with all reasonable requests of each other in connection with any indemnifiable matter resulting from a claim by a third party.

          SECTION 12.3 Survival. The representations and warranties of Sellers and Witco Surfactants and of Buyer contained herein shall survive the Closing and remain in full force and effect for two (2) years after the Closing Date, except as provided in this Section 12.3. The representations and warranties of Sellers set forth in Section 5.20 entitled "Taxes" shall survive the Closing until sixty (60) days after the first to occur of (i) the expiration of the statute of limitations (and any extensions thereof) applicable to the Tax in respect of which indemnification is being sought without the assertion of a deficiency in respect thereof by the applicable governmental agency, or (ii) the completion of the final audit and determination by the applicable governmental agency with respect to such Tax and final disposition of any deficiency resulting therefrom. Buyer's rights to indemnification under Section 12.1(a)(ii), (iii),

(iv) and (v) and Sellers' rights to indemnification under Section
12.2(a)(ii), (iii), (iv), (v), (vi), (vii), and (viii) shall survive the Closing and shall not expire.

          No claim may be made based upon an alleged breach of any of such representations or warranties whether for indemnification in respect thereof or otherwise, unless written notice of such claim, in reasonable detail, is given to Buyer or to Sellers, as the case may be, within said period following the Closing.

          SECTION 12.4 Limitation on Liability. (a) The rights and remedies of Sellers and Buyer under this Section 12 are, solely as between Sellers and Buyer, exclusive and in lieu of any and all other rights and remedies which Sellers and Buyer may have under this Agreement or otherwise for monetary relief with respect to any Losses covered hereby. Each party agrees that the previous sentence shall not limit or otherwise affect any non-monetary right or remedy which either party may have under this Agreement or otherwise limit or affect either party's right to seek equitable relief, including the remedy of specific performance.

          (b) To the fullest extent permitted by law, none of Buyer nor any of the Sellers shall be liable to the other, or their Affiliates, for any claims, demands or suits for consequential, incidental, special, exemplary, punitive, indirect or multiple damages connected with or resulting from any breach after the Closing Date of this Agreement (other than breach of this Article 12), or any actions undertaken in connection with or related hereto, including any such damages which are based upon breach of contract, tort (including negligence and misrepresentation), breach of warranty, strict liability, statute, operation of law or any other theory of recovery.


                                ARTICLE XIII

                                Termination

          SECTION 13.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing Date.

          SECTION 13.2 Mutual Consent. With the mutual consent of Buyer and
Witco.

          SECTION 13.3 By Witco. By Witco, if

               (a) by October 1, 1999, any of the conditions provided in
          Section 9.1 shall not have been satisfied, complied with or performed in any material respect, and Sellers shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

               (b) by July 20, 1999, the condition provided in Section 9.1(j) shall not have been satisfied and Sellers shall not have waived such failure of satisfaction.

          SECTION 13.4 By Buyer. By Buyer, if

               (a) by October 1, 1999, any of the conditions provided in
          Section 9.2 shall not have been satisfied, complied with or performed in any material respect, and Buyer shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

               (b) by July 20, 1999, the condition provided in Section 9.2(o) shall not have been satisfied and Buyer shall not have waived such failure of satisfaction.

          SECTION 13.5 Closing Has Not Occurred. By either Witco or Buyer, if the Closing shall not have occurred on or before October 1, 1999.

          SECTION 13.6 Written Notice. In the event of any termination pursuant to Section 13.1 (other than pursuant to Section 13.2), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other. In addition, in the case of any termination pursuant to Section, 13.3, 13.4 or 13.5, the party seeking termination must not be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

          SECTION 13.7 Continuing Confidentiality. If this Agreement shall be terminated as herein set forth, Buyer agrees that they will remain obligated under, and will comply with, the provisions of Section 14.3.


                                ARTICLE XIV

                               Miscellaneous

          SECTION 14.1 Assignment. This Agreement and all the rights and obligations granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including by merger or by operation of law, it being expressly agreed that this Agreement shall not be assigned nor shall any rights or obligations arising hereunder be transferred by one party without the prior written consent of the other party except that Buyer may assign the Agreement in whole or in part at any time prior to the Closing to one or more of its Affiliates and may assign its rights hereunder at any time upon or after the Closing as collateral in connection with financial transactions or to any successor entity; provided, however, that no such assignment shall relieve Buyer from the full liabilities and full financial responsibility under this Agreement.

          SECTION 14.2 No Press Release Without Consent. No press release related to this Agreement or the transactions contemplated herein, or other announcement to the employees (other than as required by applicable law or as requested by European works councils as part of required consultations), customers or suppliers of the Business or the Germany Business, will be issued without the joint approval of Witco and Buyer, except any public disclosure which Sellers, Witco Surfactants or Buyer in their good faith judgment believe is required by applicable law or by any stock exchange on which its securities or those of their Affiliates are listed (in which case the party making the disclosure will use all commercially reasonable efforts to consult with the other party prior to making any such disclosure). Witco and Buyer will cooperate to prepare a joint press release to be issued at the time of the signing of this Agreement and on the Closing Date.

          SECTION 14.3 Confidentiality. Except as required by applicable law, all information related to the Business supplied to Buyer by Sellers and Witco Surfactants shall be maintained in strict confidence by Buyer and its employees, advisors and agents in accordance with the confidentiality agreement entered into between Buyer and Sellers, provided that these restrictions shall terminate upon Closing. In the event that this Agreement is terminated, all written materials relating thereto shall be returned to Sellers and Witco Surfactants or destroyed as provided in such confidentiality agreement and Buyer shall deliver an officer's certificate to Sellers and the Witco Surfactants certifying as to such return or destruction. In such event, Buyer and their employees, advisors and agent shall make no further use of such information whatsoever. The provisions of this Section 14.3 shall be in addition to those set forth in Section 11.4 hereof.

          SECTION 14.4 Expenses. Each party shall bear its own expenses with respect to the transactions contemplated by this Agreement (including, without limitation, fees of investment bankers and attorneys). Any sales, transfer, use, stamp, stamp duty reserve, notarial fees or other similar Tax (other than income Tax and VAT), duty, recording cost or (including, without limitation, patent and trademark assignments) filing fees, including in connection with any merger notification, and costs and expenses of Sellers in connection with title insurance and surveys, in each case, incurred upon the sale or transfer of the Purchased Assets or the Subsidiary Shares shall be shared equally by Buyer and Sellers.

          SECTION 14.5 Severability. Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

          SECTION 14.6 Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all the parties hereto. This Agreement and the Ancillary Documents contain the entire agreement of the parties hereto with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof, except the confidentiality agreement referred to in Section 14.3.

          SECTION 14.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other night in excess of those existing without reference to this Agreement.

          SECTION 14.8 Waiver. The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

          SECTION 14.9 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

          SECTION 14.10 Counterparts. More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

          SECTION 14.11 Choice of Forum. (a) Buyer and Sellers irrevocably submit to the exclusive jurisdiction of (i) the state courts of the State of Delaware and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Buyer and Sellers agree to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Delaware or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the state courts of the State of Delaware. Buyer and Sellers further agree that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for Buyer or Sellers, as applicable, in Section 14.13 (or such other address specified by Buyer or Sellers, as applicable, from time to time pursuant to Section 14.13) shall be effective service of process for any action, suite or proceeding brought against such Party in any such court. Buyer and Sellers irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the state courts of the State of Delaware, or (ii) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) Buyer and Sellers agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer and Sellers shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 14.12 Further Documents. Each of Buyer, Sellers and Witco Surfactants will, at the request of another party, execute and deliver to such other party all such further instruments, assignments, assurances and other documents as such other party may reasonably request in connection with the carrying out of this Agreement and the transactions contemplated hereby.

          SECTION 14.13 Notices. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type) or by mail, and shall become effective (x) on delivery if given in person, (y) on the date of transmission if sent by telex, facsimile or other means of wire transmission, or (z) four business days after being deposited in the United States mails, with proper postage and documentation, for first-class registered or certified mail, prepaid.

Notices shall be addressed as follows:

          (i)  If to Buyer, to:

               Goldschmidt SKW Surfactants GmbH
               c/o Th. Goldschmidt AG
               Goldschmidtstrasse 100
               D-45127 Essen/Germany
               P.O. Box: D-45116
               Essen, Germany
               Attn: Dr. Georg E. Kosing
               Facsimile Number 49 (201) 173-1962

               with a copy to:
               McDermott, Will & Emery
               50 Rockefeller Plaza
               New York, NY 10020
               Attn:  Thomas Sauermilch
               Facsimile Number:  212-547-5444

          (ii) If to Witco, to:

               Witco World Headquarters
               One American Lane
               Greenwich, Connecticut 06831-2559
               Attention:         General Counsel
               Facsimile Number:  203-552-2869

               With a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019
               Attn: Philip A. Gelston
               Facsimile Number: 212-474-3700
provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.

          SECTION 14.14 Schedules. Items disclosed on any Schedule to this Agreement shall be deemed to be disclosed on all Schedules hereto, and the failure of Sellers or Witco Surfactants to list any item on more than one Schedule shall not give rise to a claim or right on the part of Buyer.

          SECTION 14.15 Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                   WITCO CORPORATION,

                                   by:   /s/ E. Gary Cook
                                        ---------------------------------
                                        Name:  E. Gary Cook
                                        Title:  Chairman, President & CEO


                                   GOLDSCHMIDT SKW SURFACTANTS GMBH,

                                   by:   /s/ Hans Kollmeier
                                        ----------------------------
                                        Name:  Hans Kollmeier
                                        Title: Managing Director

                                                                Exhibit A-1


                             Business Statement
                            As of Dec. 31, 1998
                                  (000's)


                      Janesville   Mapleton    Dom Other    Int'l (b)  Total
                      ----------   --------    ---------   ---------  -------
Inventories, at FIFO,
net of reserves        $  4,099    $  9,425    $ 1,645     $ 3,569   $ 18,738
Property, plant
and equipment, net       19,098      92,064      2,742(a)   17,651    131,555
                        -------   ---------   --------    --------   --------
Total Assets           $ 23,197    $101,489    $ 4,387    $ 21,220   $150,293
                        =======   =========   ========    ========   ========


(a) Includes  $1,552 of project  costs  related to  Malaysian  project
(b) The following 12/31/98 exchange rates were used to convert local currency to USD:


               British Pound          1.6630
               Spanish Peseta          .0070470
               Australian Dollar       .6130
               Hong Kong Dollar        .1291
               Brazilian Real          .8279
               Singapore Dollar        .6062
               Thailand Baht           .02747
               Korean Won              .000831
               Canadian Dollar         .6514

                                                                Exhibit A-1


                        Detail of Domestic Other and
                             International per
                             Business Statement
                               Dec. 31, 1998
                                  (000's)


Domestic Other
     Inventories
          Warehouses (a)                                $  1,645
                                                        ========

(a) Represents inventory at seven sites, including Witco warehouses and consignment locations
          Property, plant & equipment
              Dublin                       $    458
              Malaysia project costs          1,552
              SAP hardware                      732
                                           --------
                                                        $ 2,742
                                                        =======
International
     Inventories
              Flimby, UK                   $    988
              Granollers, Spain               1,501
              Australia                         110
              Hong Kong                         293
              Brazil                             66
              Singapore                         291
              Thailand                          117
              Korea                              11
              Canada                            192
                                           ---------
                                                        $ 3,569
                                                        =======

         Property, plant & equipment
              Flimby, UK                   $  4,333
              Granollers, Spain              12,782
              Singapore                         118
              SAP hardware                      418
                                           --------
                                                        $17,651
                                                        =======

                                                                Exhibit A-2



December 31, 1998 Germany Statement


                                   Witco
                                Surfactants                              Witco
                                   GmbH         Witco                 Surfactants     Witco          Witco         Witco
                                 Audited     Surfactants                 GmbH      Surfactants    Surfactants  Surfactants
                                Statutory       GmbH                     GAAP          GmbH          GmbH          GmbH
                                 Balance        GAAP                   Balance       Special       Adjusted      Adjusted
                                  Sheet     Adjustments (a)             Sheet      Adjustments     Statement   Statement(b)
                                 (in DM)       (in DM)                (in DM)        (in DM)       (in DM)       (in USD)
ASSETS
  FIXED ASSETS
    Intangible assets               234,922    56,893,000(3)(4)    57,127,922                   57,127,922    34,248,189
    Tangible assets              38,984,162    11,334,602(1)(2)    50,318,764                   50,318,764    30,166,099
    Financial assets             14,926,212                        14,926,212    (14,926,212)            0             0
                                ------------   -----------        -----------   ------------   -----------  ------------
                                  54,145,296    68,227,602        122,372,898    (14,926,212)  107,446,686    64,414,288
                                ------------   -----------        -----------   ------------   -----------  ------------
  CURRENT ASSETS
   Inventories                     8,811,266                        8,811,266                    8,811,266     5,282,354
                                ------------                      -----------                  -----------  ------------
   Accounts receivable and
       other assets
     Accounts receivable,
       trade                      12,344,875                       12,344,875                   12,344,875     7,400,753
     Accounts due from
       affiliated companies       26,629,374   (78,435,602)(2)(5) (51,806,228)    51,806,228             0             0
     Other assets                  2,343,590                        2,343,590                    2,343,590     1,404,982
                                ------------  ------------        -----------   ------------   -----------   -----------
                                  41,317,839   (78,435,602)       (37,117,763)    51,806,228    14,688,465    8,805,735
                                ------------  ------------        -----------   ------------   -----------   -----------
   Checks, cash on-hand and
     cash in banks                 1,945,784                        1,945,784     (1,945,784)            0             0
                                ------------                      -----------   ------------   -----------  ------------
   DEFERRED CHARGES AND
   PREPAID EXPENSES                  190,424                          190,424                      190,424       114,159
                                ------------   -----------        -----------   ------------   -----------  ------------
       TOTAL ASSETS              106,410,609   (10,208,000)        96,202,609     34,934,232   131,136,841    78,616,536
                                ============   ===========        ===========   ============   ===========  ============
LIABILITIES AND SHAREHOLDER'S
EQUITY
   SHAREHOLDER'S EQUITY
     Capital subscribed            6,000,000                        6,000,000     (6,000,000)            0             0
     Capital surplus              22,310,000                       22,310,000    (22,310,000)            0             0
     Retained earnings               830,039    (7,032,637)        (6,202,598)     6,202,598             0             0
                                ------------   -----------        -----------   ------------   -----------  ------------
                                  29,140,039    (7,032,637)        22,107,402    (22,107,402)            0             0
                                ------------   -----------        -----------   ------------   -----------  ------------
SPECIAL RESERVES                  17,748,363   (17,748,363)(10)             0              0             0             0
                                ------------   -----------        -----------   ------------   -----------  ------------
   RESERVES AND ACCRUED
   LIABILITIES
     Pension accruals             28,621,000     3,937,000 (6)     32,558,000                   32,558,000    19,518,521
     Deferred taxes                             11,500,000 (7)     11,500,000                   11,500,000     6,894,250
     Accrued taxes                   400,000      (323,000)(8)         77,000                       77,000        46,152
     Other reserves and
       accrued liabilities         5,001,000                        5,001,000                    5,001,000     2,998,100
                                ------------   -----------        -----------   ------------   -----------  ------------
                                  34,022,000    15,114,000         49,136,000              0    49,136,000    29,457,032
                                ------------   -----------        -----------   ------------   -----------  ------------
   LIABILITIES
     Liabilities due to banks             80                               80                           80            48
     Advance payments                 41,824                           41,824                       41,824        25,073
     Accounts payable, trade       7,372,200                        7,372,200                    7,372,200     4,419,634
     Accounts due to affiliated
       companies                  16,579,800                       16,579,800    (16,579,800)            0             0
     Other liabilities             1,506,303      (541,000)(9)        965,303                      965,303       578,699
                                ------------   -----------        -----------   ------------   -----------  ------------
                                  25,500,207      (541,000)        24,959,207    (16,579,800)    8,379,407     5,023,454
                                ------------   -----------        -----------   ------------   -----------  ------------
       TOTAL LIABILITIES AND     106,410,609   (10,208,000)        96,202,609    (38,687,202)   57,515,407    34,480,485
       SHAREHOLDER'S EQUITY     ============   ===========        ===========   ============   ===========  ============


(a)  See Attachment to Exhibit A-2.
(b) DM's converted to USD's using 12/31/98 exchange rate of .5995.

                                                                Exhibit A-2


Detail of Witco Surfactants GmbH Adjusted Statement
December 31, 1998
(in USD - 000's)


Intangible assets
   Patents and licenses                       $  2,298
   Goodwill                                     31,950
                                              --------
                                                              $34,248
                                                              =======
Tangible assets
   Land                                       $  3,142
   Automotive equipment                            236
   Buildings                                     7,797
   Machinery and equipment                      14,435
   Furniture and fixtures                        1,048
   Data handling equipment                         426
   SAP hardware and software                     2,698
   Construction in progress                        384
                                              --------
                                                               $30,166
                                                               =======
Inventories
   Raw materials                 $  1,197
   Reserve                           (148)
                                 --------
                                              $  1,049
   Resale goods                  $    534
   Reserve                            (47)
                                 --------
                                                   487
   Finished goods                $  3,112
   Reserve                           (124)
                                 --------
                                                 2,988
   Mechanical supplies                             758
                                                 -----
                                                                $ 5,282
Accounts receivable, trade                                      =======
   Accounts receivable                        $  7,622
   Reserve                                        (221)
                                              ---------
                                                                $  7,401
                                                                ========
Other assets
   Deposits                                   $     271
   Pensions                                       1,134
                                              ---------
                                                                 $ 1,405
                                                                 =======
Deferred charges and prepaid expenses                            $   114
                                                                 ========
Pension accruals                                                ($19,519)
Deferred taxes                                                  =========
   Depreciation                                ($  5,319)
   Schering acquisition step-up, net              (3,197)
   Pension accrual                                 1,671
   Other, net                                        (49)
                                               ---------
                                                                 ($ 6,894)
Accrued taxes                                                    ($    46)
                                                                  ========
Other reserves and accrued liabilities                           ($ 2,998)
                                                                 =========
Advance payments                                                 ($    25)
                                                                 =========
Accounts payable, trade                                          ($ 4,419)
                                                                 =========
Other liabilities                                                ($   579)
                                                                 =========

                                                  Attachment to Exhibit A-2




Witco Surfactants is GmbH
GAAP Adjustments to December 31, 1998
Audited Statutory Balance Sheet
(amounts in thousands of DM)
1
          Land                                         3,065
          Buildings                                    3,071
          Machinery                                    7,136
              Accumulated depreciation - buildings                     574
              Accumulated depreciation - machinery                   5,864
              Retained earnings                                      6,834

          To adjust property, plant and equipment to fair value at acquisition and reflect accumulated depreciation on step-up adjustment through Dec. 31, 1998

2
          Computer Equipment                           4,501
             Due to affiliate                                        4,501

          To reflect allocation from Corporate of SAP hardware and soft costs

3
          Patents                                     10,000
             Accumulated amortization                                6,167
             Retained earnings                                       3,833

          To adjust patents to fair market value at acquisition and reflect accumulated amortization on step-up adjustment through Dec. 31, 1998

4
          Goodwill                                    62,730
             Accumulated amortization                                9,670
             Retained earnings                                      53,060

          To record goodwill at acquisition and accumulated amortization through Dec. 31, 1998

5
          Retained earnings                           73,935
             Due to affiliate                                       73,935

          To record liability for opening net assets in excess of capitalization

6
          Retained earnings                            3,937
             Pension liability                                       3,937

          To adjust December 31, 1998 pension accrual from statutory basis to US GAAP basis

7
          Retained earnings                           11,500
             Deferred taxes                                         11,500

          To record US GAAP deferred tax liability as of December 31, 1998

8
          Accrued taxes payable                          323
             Retained earnings                                         323

          To adjust 1998 tax provision for additional intercompany royalty expense of DM648 recorded

9
          Other liabilities (environmental reserves)     300
          Other liabilities (Swap asset)                 241
             Retained earnings                                         541

          To reverse environmental reserve on statutory books covered by global environmental reserves maintained on Corporate ledgers for GAAP purposes and reverse unrealized foreign exchange losses recorded relating to hedge of intercompany investment in Witco Italiana (unrealized foreign exchange gain/loss on hedge of intercompany investment deferred for GAAP purposes)

10
          Special reserves                            17,748
             Retained earnings                                      17,748

          To reverse special reserve established for statutory purposes. Special reserve permits accelerated write-off on fixed asset investments in the year of purchase/construction, through other income/expense on statutory books

                                                                Exhibit A-3


Germany Closing Statement as of __________


                            Witco                       Witco
                         Surfactants                 Surfactants      Witco
                             GmbH         Witco          GmbH      Surfactants
                           Audited     Surfactants     Audited        GmbH
                          Statutory       GmbH           GAAP         GAAP
                           Balance        GAAP         Balance       Balance
                            Sheet      Adjustments      Sheet         Sheet
                            -----      -----------      -----         -----
                           (in DM)       (in DM)       (in DM)      (in USD)
ASSETS
 FIXED ASSETS
  Intangible assets              0            0              0             0
  Tangible assets                0            0              0             0
  Financial assets               0            0              0             0
                           -------      -------         ------        ------
                                 0            0              0             0
                           -------      -------         ------        ------

 CURRENT ASSETS
  Inventories                    0                           0             0
                           -------                      ------        ------
  Accounts receivable
    and other assets             0                           0             0
  Accounts receivable, trade     0            0              0             0
  Accounts due from              0                           0             0
    affiliated companies   -------      -------         ------        ------
  Other assets                   0            0              0             0
                           -------      -------         ------        ------

  Checks, cash on-hand
    and cash in banks            0                           0             0
                           -------                      ------        ------

  DEFERRED CHARGES AND
    PREPAID EXPENSES             0                           0             0
                           -------      -------         ------        ------
     TOTAL ASSETS                0            0              0             0
                           =======      =======         ======        ======

LIABILITIES AND SHARE-
  HOLDER'S EQUITY
  SHAREHOLDER'S EQUITY
    Capital subscribed           0                           0             0
    Capital surplus              0            0              0             0
    Retained earnings            0                           0             0
                           -------      -------         ------        ------
                                 0            0              0             0
                           -------      -------         ------        ------

SPECIAL RESERVES                 0                           0             0
                           -------                      ------        ------
  RESERVES AND ACCRUED
   LIABILITIES
    Pension accruals             0            0              0             0
    Deferred taxes               0            0              0             0
    Accrued taxes                0            0              0             0
    Other reserves and
     accrued liabilities         0                           0             0
                           -------      -------         ------        ------
                                 0            0              0             0
                           -------      -------         ------        ------

  LIABILITIES
    Liabilities due to banks     0                           0             0
    Advance payments             0            0              0             0
    Accounts payable, trade      0            0              0             0
    Accounts due to
     affiliated companies        0                           0             0
    Other liabilities            0                           0             0
                           -------      -------         ------        ------
                                 0            0              0             0
                           -------      -------         ------        ------
     TOTAL LIABILITIES
      AND SHAREHOLDER'S
      EQUITY                     0            0              0             0
                           =======      =======         ======        ======

                                                                  EXHIBIT B


                          ENVIRONMENTAL AGREEMENT


     This ENVIRONMENTAL AGREEMENT dated as of June 22, 1999 ("Agreement"), is among WITCO CORPORATION, a corporation organized under the laws of Delaware ("Witco Corporation"), on behalf of itself and WITCO CORPORATION U.K. LIMITED ("Witco UK"), WITCO ESPANA, S.L. ("Witco Spain") and WITCO DEUTSCHLAND GmbH ("Witco Germany") (Witco Corporation, Witco UK, Witco Spain and Witco Germany are collectively referred to herein as the "Sellers"), and GOLDSCHMIDT SKW SURFACTANTS GMBH, a company organized under the laws of the Federal Republic of Germany ("Buyer").


                           W I T N E S S E T H:

     WHEREAS, Witco Corporation has entered into that certain Purchase Agreement dated as of the date hereof with Buyer (the "Purchase Agreement"), pursuant to which Witco Corporation has agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers and such Affiliates, the Business and the Germany Business, as defined in, and on the terms and conditions provided for in, the Purchase Agreement; and

     WHEREAS, included among the assets to be conveyed to the Buyer as part of the Business are manufacturing facilities located in Mapleton, Illinois, Janesville, Wisconsin, Flimby, United Kingdom and Granollers, Spain, and included among the assets owned by Witco Surfactants is a manufacturing facility located in Steinau, Germany (all of the foregoing facilities are individually referred to herein as a "Facility" and collectively as the "Facilities"); and

     WHEREAS, this Agreement is intended to set forth the rights and obligations of Sellers and Buyer with respect to all environmental conditions existing at or relating to the Facilities, now or in the future, and to establish the terms and conditions under which Sellers and Buyer shall each have monetary responsibility for such environmental conditions.

     NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer hereby agree as follows:


                                 ARTICLE 1

                                Definitions

     All capitalized terms used and otherwise not defined herein shall have the meanings given to such terms in the Purchase Agreement. In addition, the following terms shall have the following meanings:

     "Discretionary Remediation" means any Remediation which is voluntarily undertaken and which is not required by an Environmental Agency to comply with applicable Environmental Laws, but excludes Remediation which Seller agrees to perform or be responsible for pursuant to Section 3.1(d) hereof.

     "Environmental Agency" means any federal, state or local governmental regulatory agency in any jurisdiction where a Facility is located, and that has jurisdiction to require Remediation or Remedial Action at a Facility.

     "Environmental Claim" means a claim relating to or arising out of an environmental condition at or originating from a Facility (i) for which Buyer or Sellers have received notice from an Environmental Agency that Remediation of the condition is required to comply with Environmental Laws and (ii) which is addressed by procedures set forth in Section 3.1(d) hereof.

     "Environmental Law(s)" means any federal, state or local law (including common law), regulation, ordinance or order or European Commission regulation or directive, and any technical norm, interpretive guidance, or annex thereto, or member state implementing laws and regulations or common law in effect on the Closing Date and pertaining to the protection of the environment including, without limitation, any law, regulation, ordinance or order which governs: (i) the existence, removal or remediation of Hazardous Substances on real property; (ii) the emission, discharge, release, or control of Hazardous Substances into or in the environment; or (iii) the use, generation, handling, transport, treatment, storage, disposal or recovery of Hazardous Substances.

     "Environmental Reports" means all investigation and remediation reports on conditions at the Facilities prepared prior to the Closing Date and made available to Buyer in the data room for the transaction, including without limitation the Phase I and Phase II reports completed on behalf of Sellers at the Facilities prior to the Closing Date, and the supplemental Phase I and Phase II reports completed on behalf of Buyer in connection with the sampling and analysis contemplated by Section 3.6 hereto, and provided to Sellers prior to the Closing Date.

     "Facility" or "Facilities" has the meaning given in the recitals hereof.

     "Hazardous Substance(s)" means and includes flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, crude oil or any fraction thereof, refined or partially refined petroleum products, or any other wastes, materials or pollutants included in the definition of "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "petroleum substance" or words of similar import under any Environmental Law.

     "Known Pre-Closing Contamination" means a Hazardous Substance released at or from a Facility prior to the Closing and which impacts the environmental condition of a Facility and is identified in the Environmental Reports.

     "No Further Action Determination" means an authoritative determination by an Environmental Agency that no further Remediation is required at a Facility, or any portion thereof, to achieve the minimally acceptable remediation criteria for industrial/commercial properties.

     "Phase I and Phase II Reports" or "Phase I and Phase II
Investigations" means the phase I and phase II reports or phase I or phase II investigations completed on behalf of Sellers at the Facilities prior to the Closing Date.

     "Post-Closing Contamination" means a Hazardous Substance released at or from a Facility during the ownership or operation of such Facility by the Buyer, their successors, purchasers or assigns after the Closing and which impacts the environmental condition of the Facility, but does not include the passive migration of a Hazardous Substance released prior to the Closing.

     "Remedial Action" or "Remediation" means any action taken to investigate, clean up or otherwise respond to or contain releases of Hazardous Substances at or from a Facility. Remedial Action or Remediation shall not include any actions taken in connection with testing, cleaning, emptying or repairing any fixed assets or fixtures located at a Facility and which are, or may be, contributing to soil or groundwater conditions requiring Remedial Action or Remediation.

     "Remediation Costs" means costs and expenses incurred in connection with Remedial Action or Remediation of soil or groundwater at a Facility for which, and to the extent that, either Sellers or Buyer are liable hereunder, including, without limitation, the following: costs and expenses of environmental consultants; costs and expenses for sampling and analysis of soil and groundwater at a Facility; administrative oversight costs asserted by any Environmental Agency; costs and expenses for preparation of reports and risk assessments, costs and expenses of remediation, treating and disposing of Hazardous Substances (including costs of designing and constructing treatment systems) and costs and expenses to conduct post-Remediation confirmation sampling and monitoring, and to remediate natural resources damages. Remediation Costs shall not include costs and expenses associated with testing, cleaning, emptying, repairing or taking any other action with respect to any fixed assets or fixtures located at a Facility and which are, or may be, contributing to soil or groundwater conditions required to be Remediated hereunder.

     "Third Party" means a party other than Sellers or Buyer, or an Affiliate of Sellers or Buyer, or any of their respective officers, directors, employees, agents, consultants, successors, purchasers or assigns.

     "Unknown Pre-Closing Contamination" means a Hazardous Substance released at or from a Facility prior to the Closing and which impacts the environmental condition of the Facility, but which is not identified in the Environmental Reports.


                                 ARTICLE 2

                       Representations and Warranties

     2.1 Witco Corporation's Representations and Warranties. Witco Corporation, on its own behalf and on behalf of the other Sellers and the Facility owned by each such Seller, hereby represents and warrants as follows:

     (a) Buyer's Opportunity to Conduct Due Diligence. Sellers have provided Buyer with an opportunity to conduct such due diligence of the environmental condition of the Facilities as Buyer, in its sole discretion, deems necessary and appropriate, including without limitation, an opportunity to visit and inspect the Facilities, make reasonable inquiry of employees or other representatives or agents of Sellers who are knowledgeable about the operation and environmental condition of the Facilities, and review all written documentation concerning the environmental condition of the Facilities, including without limitation, all environmental permits and correspondence with governmental agencies.

     (b) Data Room. In addition to the opportunities made available to Buyer as set forth in Section 2.1(a), copies of the Phase I and Phase II Reports prepared on Sellers' behalf, and other material written information in Sellers' possession pertaining to the environmental condition of the Facilities, have been placed in the data room established for this transaction and have thereby been made available to Buyer for its inspection.

     (c) In connection with Sections 2.1(a) and (b) above, Sellers have disclosed to Buyer any and all material environmental conditions potentially requiring Remediation or Remedial Action known by Sellers to exist at the Facilities.

     2.2 Buyer's Representations and Warranties. Buyer hereby represents and warrants as follows:

     (a) Buyer's Due Diligence. Buyer has availed itself fully of the opportunity, as set forth in Section 2.1(a) and Section 2.1(b), to conduct such due diligence of the environmental condition of the Facilities as Buyer, in its sole discretion, deems necessary and appropriate.

     (b) Solicitation of Remedial Action. Except as set forth in Section 3.1(d), Buyer shall take no affirmative action to solicit from any Third Party, including any Environmental Agency, any proceeding, order, directive or other mandate to conduct Remedial Action at the Facilities which Sellers are responsible for performing pursuant to the terms and conditions hereof, and shall not communicate with, report or disclose to any Third Party, including any Environmental Agency, any matters that could give rise to any such Remedial Action, unless Buyer believes in good faith, and so informs Sellers in advance in writing, that Buyer has a lawful obligation to take such action; provided, however, Buyer shall not be obligated to provide Sellers with such prior written notice where it would cause any action required of Buyer by applicable environmental laws to be untimely. In furtherance, and not in limitation, of the foregoing, Buyer will not knowingly initiate or undertake any activity primarily for the purpose of finding conditions requiring Remedial Action (including, without limitation, any subsurface investigation at any of the Facilities), or accelerating the timing or increasing the cost of any Remedial Action, unless in response to a request from an Environmental Agency. The foregoing shall not restrict Buyer from reporting to any Environmental Agency any environmental condition at a Facility which Buyer has a legal obligation to report under applicable environmental laws, or from investigating subsurface conditions in connection with expansion or modification of buildings, reactors, tanks, improvements, fixtures or equipment located at a Facility.


                                 ARTICLE 3

                           Obligations of Sellers

     3.1 Sellers' Obligations. Subject to each of the conditions and limitations set forth in the remaining sections of this Article, Sellers shall have monetary responsibility for the following environmental matters:

     (a) Known Pre-Closing Contamination. Remediation of any Known Pre-Closing Contamination, so long as an Environmental Agency determines, within seven years following the Closing, that Remedial Action is required to comply with Environmental Laws in effect on the Closing Date; and

     (b) Unknown Pre-Closing Contamination. Subject to the allocation schedule set forth below and Section 3.1(c) hereof, Remediation of any Unknown Pre-Closing Contamination, so long as an Environmental Agency determines, that Remedial Action is required to comply with Environmental Laws in effect on the Closing Date.

      (i) For Unknown Pre-Closing Contamination for which notice is received in accordance with Section 3.2(c) hereof during the first two years after the Closing, Sellers shall be responsible for 100% of the Remediation Costs.

      (ii) For Unknown Pre-Closing Contamination for which notice is received in accordance with Section 3.2(c) hereof during the third year after the Closing, Sellers shall be responsible for 83% of the Remediation Costs.

      (iii) For Unknown Pre-Closing Contamination for which notice is received in accordance with Section 3.2(c) hereof during the fourth year after the Closing, Sellers shall be responsible for 67% of the Remediation Costs.

      (iv) For Unknown Pre-Closing Contamination for which notice is received in accordance with Section 3.2(c) hereof during the fifth year after the Closing, Sellers shall be responsible for 50% of the Remediation Costs.

      (v) For Unknown Pre-Closing Contamination for which notice is received in accordance with Section 3.2 (c) hereof during the sixth year after the Closing and thereafter, Sellers shall be responsible for 33% of the Remediation Costs.

      (vi) For Unknown Pre-Closing Contamination for which notice is received in accordance with Section 3.2 (c) hereof during the seventh year after the Closing and thereafter, Sellers shall be responsible for 17% of the Remediation Costs.

      (vii) For Unknown Pre-Closing Contamination for which notice is received in accordance with Section 3.2 (c) hereof during the eighth year after the Closing and thereafter, Sellers shall be responsible for 0% of the Remediation Costs.

     (c) In the event of a breach of Witco Corporations' representation set forth in Section 2.1 (c) hereof, the allocation schedule in Section 3.1(b) above shall not apply with respect to the condition that is the subject of such breach and Witco Corporation shall be responsible for 100% of Remediation Costs associated with such condition.

     (d) Anything in this Agreement to the contrary notwithstanding, in the event that, in the ordinary course of Buyer's operations of the Facilities (including, without limitation, any expansion or modification of buildings, reactors, tanks, improvements, fixtures or equipment located thereat), Buyer believes, in good faith, that a condition not required to be reported to an Environmental Agency (including, without limitation, groundwater migrating at or from a Facility) is either Known Pre-Closing Contamination or Unknown Pre-Closing Contamination that constitutes a violation of Environmental Laws in effect at the Closing, or Known Pre-Closing Contamination or Unknown Pre-Closing Contamination that poses a threat to human health or the environment, Buyer may request in writing Sellers to perform or, if Buyer would be the Directing Party pursuant to Section 5.1 hereof, to be responsible for its allocated share of costs associated with, Remediation of such condition. Sellers will evaluate such request in accordance with action levels for Remediation of industrial/commercial facilities. If Sellers agree to perform Remediation of such condition, Remediation Costs shall be allocated in accordance with Section 3.1(a) and
(b) hereof. If Sellers decline to perform, or accept responsibility for their allocated share of costs associated with, Remediation of such condition, Buyer shall be relieved from any restrictions set forth herein that would otherwise prevent Buyer from reporting such condition to the applicable Environmental Agency, and the parties shall perform Remediation, if any, thereafter required by the Environmental Agency in accordance with the terms and conditions hereof.

     3.2 Limitations on Sellers' Obligations.

     (a) Nonliabilities of Sellers. Notwithstanding any other provision of this Agreement, Sellers shall have no liability for any of the following matters:

      (i) Any and all Remediation Costs incurred by Buyer in responding to Post-Closing Contamination;

      (ii) Any and all Remediation Costs incurred by Buyer in conducting Remedial Action that Sellers do not perform or are not otherwise responsible for in accordance with Section 3.1(d) hereof or has not been required by an Environmental Agency within seven years after the Closing;

      (iii) Any and all Remediation Costs incurred by Buyer related to an Environmental Claim for which Buyer has failed to provide Sellers notice in accordance with Section 3.2(c) hereof;

      (iv) Any and all Remediation Costs incurred by Buyer in conducting Discretionary Remediation at any Facility;

      (v) Any and all Remediation Costs incurred as a consequence of a change in Environmental Laws or, except as set forth in Section 3.1(d) hereof, a change in use of any Facility by Buyer after the Closing;

      (vi) Subject to Section 3.1(c) hereof, any and all Remediation Costs for Unknown Pre-Closing Contamination that are less than $25,000, per occurrence, regardless of the date upon which the matter arises;

      (vii) Buyer's allocated share of Remediation Costs for Unknown Pre-Closing Contamination, to the extent Sellers are not liable for such costs pursuant to Section 3.1(b), except as set forth in Section 3.1(c); and

      (viii) Any administrative or civil fines or penalties assessed by an Environmental Agency as a result of Buyer's actions or failure to act or for which Seller does not receive notice in accordance with Section 3.2(c) hereof.

     (b) Governing Year. The percentage of Sellers' monetary responsibility under Section 3.1(b) shall be established based upon the year in which Sellers receive notice in accordance with Section 3.2(c) of an Environmental Claim for which Sellers are liable under this Agreement, and such percentage shall apply until such time as the Remediation relating to such Environmental Claim is fully performed.

     (c) Notice. Sellers' obligation to pay Remediation Costs under Section
3.1 hereof is expressly conditioned upon Buyer providing prompt, timely written notice of an Environmental Claim to Sellers. Notice shall be considered prompt if it is received by Sellers as soon as reasonably practicable following Buyer becoming aware of the basis to provide the same, and notice shall be considered timely if it is received by Sellers within seven years after the Closing. Buyer's notice shall include a copy of any Environmental Agency's written determination, made within seven years after the Closing, that Remediation is required to comply with Environmental Laws in effect at the Closing or such other information or documentation sufficient to identify the basis for the

Environmental Claim. Failure to include a copy of any Environmental Agency's written determination, or such other documentation sufficient to identify the basis for the Environmental Claim, shall relieve Sellers of any responsibility under this Agreement to pay Remediation Costs.

     (d) Remediation Standard. Sellers' obligation to perform Remediation and pay Remediation Costs shall be limited, except with respect to natural resources damages for each Facility, to the reasonable cost of work necessary to achieve the Remediation criteria for industrial/commercial properties as determined by the applicable Environmental Agency in the jurisdiction in which such Facility is located, which may be evidenced by the issuance of a No Further Action Determination by the Environmental Agency having jurisdiction over the Facility. Buyer acknowledges that the completion of Remediation hereunder to industrial/commercial standards, and/or the attainment of a No Further Action Determination, may require engineering controls and institutional controls, including deed restrictions, that the applicable Environmental Agency determines are necessary in connection with the Remediation. Buyer agrees to accept such restrictions and controls as may be approved by an Environmental Agency and agrees that such restrictions and controls consistent with this Section 3.2(d) shall be binding on Buyer and any successors or permitted assigns of Buyer.

     3.3 Fines and Penalties. Seller shall pay administrative or civil fines or penalties assessed by an Environmental Agency in connection with Known Pre-Closing Contamination or Unknown Pre-Closing Contamination, regardless of any allocation of responsibility for Remediation Costs hereunder for which Seller receives notice in accordance with Section 3.2(c) hereof, provided that such fines and penalties were not a result of Buyer's actions or failure to act. Buyer and not Sellers shall be solely responsible for payment of any administrative or civil fines or penalties assessed by an Environmental Agency as a result of Buyer's actions or failure to act or for which Seller does not receive notice in accordance with Section 3.2(c) hereof.

     3.4 Aggregate Responsibility. Notwithstanding any other provision of this Agreement, Sellers' aggregate responsibility for Remediation Costs under this Agreement, including without limitation Sections 3.1(a) and 3.1(b) hereof, shall not exceed 50% of the Purchase Price as defined in the Purchase Agreement. Sellers shall provide Buyer with a cumulative semi-annual accounting of all amounts spent in respect of Remediation Costs under this Agreement.

     3.5 Retained Liabilities. Notwithstanding any contrary provision of this Agreement, Sellers shall retain all liability for Remediation and claims by Third Parties in respect of Hazardous Substances present on or under property other than a Facility as a result of operations of such Facility, the Business or the Germany Business prior to the Closing Date. Buyer agrees to provide Sellers with prompt notice of Buyer's receipt of any such claim.

     3.6 Additional Environmental Investigations. Sellers agree to permit Buyer, between the date hereof and the Closing Date, and any professionals retained by Buyer, to conduct such additional environmental investigations as Buyer, in its sole discretion, deems necessary, including sampling and analysis at the Facilities located in Mapleton, Illinois, Janesville, Wisconsin and Flimby, U.K.

                                 ARTICLE 4

                            Obligations of Buyer

     4.1 Buyer's Sole Obligations. Notwithstanding any other provision of this Agreement, Buyer shall be solely responsible for the following matters:

      (i) Any and all Remediation Costs incurred by Buyer in responding to Post-Closing Contamination;

      (ii) Any and all Remediation Costs incurred by Buyer in conducting Remedial Action that Sellers do not perform or are not otherwise responsible for in accordance with Section 3.1(d) hereof or has not been required by an Environmental Agency within seven years after the Closing;

      (iii) Any and all Remediation Costs incurred by Buyer related to an Environmental Claim for which Buyer has failed to provide Sellers notice in accordance with Section 3.2(c) hereof;

      (iv) Any and all Remediation Costs incurred by Buyer in conducting Discretionary Remediation at any Facility;

      (v) Any and all Remediation Costs incurred as a consequence of a change in Environmental Laws or, except as set forth in Section 3.1(d) hereof, a change in use of any Facility by Buyer after the Closing;

      (vi) Subject to Section 3.1(c) hereof, any and all Remediation Costs for Unknown Pre-Closing Contamination that are less than $25,000, per occurrence, regardless of the date upon which the matter arises;

      (vii) Buyer's allocated share of Remediation Costs for Unknown Pre-Closing Contamination, to the extent Sellers are not liable for such costs pursuant to Section 3.1(b), except as set forth in Section 3.1(c); and

      (viii) Any administrative or civil fines or penalties assessed by an Environmental Agency in connection with Known Pre-Closing Contamination or Unknown Pre-Closing Contamination as a result of Buyer's actions or failure to act or for which Seller does not receive notice in accordance with Section 3.2(c) hereof and in connection with Post-Closing Contamination.


                                 ARTICLE 5

                         Performance of Remediation

     5.1 Responsibility to Direct Work. Sellers shall have primary responsibility for directing the performance of any Remediation for which they have greater than 50% of the monetary liability, in whole or in part, under this Agreement and shall retain all environmental consultants to perform the Remediation, and Buyer shall have primary responsibility for directing the performance of any Remediation for which it has 50% or more of the monetary liability, in whole or in part, under this Agreement, and shall retain all environmental consultants to perform the Remediation. All environmental consultants so retained shall be with competent, recognized consulting firms. The party directing the Remediation shall be the "Directing Party," and the other party shall be the "Other Party." The Directing Party shall review with the Other Party all material aspects of the proposed Remediation, as described below. The Directing Party shall provide the Other Party with a draft of any proposed Remedial Action workplan, investigation report, report regarding completed Remedial Action and other similar reports and shall provide the Other Party with an opportunity to review and comment upon the draft for a period of 30 days before it is submitted to an Environmental Agency. The Directing Party shall incorporate any reasonable revisions suggested by the Other Party if: (i) such revisions do not materially alter the cost or scope of the proposed Remediation, (ii) such revisions are necessary to comply with the terms hereof or Environmental Laws or (iii) if Buyer is the Other Party, such revisions are necessary for Buyer to operate the facilities in the ordinary course of business. The Directing Party shall promptly provide the Other Party with copies of all written communications between the Directing Party and any Environmental Agency concerning any Remediation. The Directing Party shall also provide the Other Party with notice of, and the Other Party shall be entitled to attend, any meetings with representatives of the Environmental Agency having jurisdiction over the Remediation or environmental consultants concerning the Remediation. Similarly, the Other Party (if it is the Buyer) shall advise the Directing Party of any matters relating to a Facility that may affect the Directing Party's ability to implement the Remediation. The Other Party and the Directing Party generally shall cooperate in good faith to develop a mutually satisfactory Remedial Action Plan which can be accomplished within any deadlines established by an Environmental Agency.

     The Directing Party shall have the right to initiate communications with an Environmental Agency concerning the proposed Remediation at any time. The Other Party agrees that it will not initiate any consultation with any Environmental Agency concerning a Remediation being undertaken and paid for by the Directing Party without providing notice to the Directing Party, unless after consideration of the time delay associated with giving prior notice to the Directing Party, any report that the Other Party is legally required to give to an Environmental Agency would be untimely. The Other Party shall also provide the Directing Party with advance notice of any meeting it proposes to have with any Environmental Agency concerning the Remediation, and provide the Directing Party with an opportunity to attend. Regardless of whether the Directing Party or a representative of the Directing Party attends any such meeting, or in any other case, the Other Party agrees that it will not take any action with the intent of interfering with or delaying the Directing Party's work or increasing the Directing Party's responsibility beyond that which is required under this Agreement or under any Environmental Laws.

     5.2 Implementation of Work. All Remediation shall be conducted in a manner that does not interfere unreasonably with or adversely affect Buyer's operation of the Facility at which Remediation is being performed. Subject to Sellers' right to direct the work when they are the Directing Party, Buyer shall be kept advised of, and may oversee, the implementation of the Remediation. Buyer, at its sole expense, and when it is not the Directing Party, may also inspect all stages of the Remediation provided that such inspection does not unreasonably interfere with or delay the work. Following completion of Remediation for which Sellers are the Directing Party, Buyer shall have title to all improvements, equipment and other items required with respect to any Remediation.

     5.3 Non Applicability. Articles 5, 6 and 7 shall not apply to any Remediation for which Buyer has sole responsibility.

                                 ARTICLE 6

                                   Access

     Sellers shall be granted access to the Facilities during normal business hours or at such other times as may be agreed upon by Buyer and Sellers, for the purpose of implementing any Remediation for which Sellers are responsible under this Agreement. Sellers shall coordinate with Buyer as to the timing of specific Remediation activities for which Sellers are the Directing Party so as to minimize any disruption of Buyer's operations. In this regard, Sellers shall provide Buyer with at least 48 hours advance notice of their intention to enter a Facility for the purposes of performing such Remediation. Buyer and Sellers agree to cooperate in good faith to select a mutually acceptable alternative date for entry onto a Facility if entry on the date desired by Sellers would result in an unreasonable interference with Buyer's use or operation of such Facility.


                                 ARTICLE 7

                                 Insurance

     Sellers agree that, in performing Remediation of a Facility, Sellers or Sellers' agents shall carry liability insurance in the following minimum amounts:



KINDS OF INSURANCE                                IN LIMITS NOT LESS THAN
Workmen's Compensation                            Statutory
Employer's Liability                              $100,000 each accident/
                                                  disease $500,000 Policy Limit
Comprehensive General Liability                   Combined Bodily Injury and
                                                  Property Damage
                                                  $1,000,000 each person
                                                  $1,000,000 each occurrence
Automotive Bodily Injury Liability (including     $1,000,000 each person
hired automobiles and non-ownership liability).   $1,000,000 each occurrence
Automotive Property Damage Liability              $1,000,000 each occurrence
(including hired automobiles and non-
ownership liability).


                                 ARTICLE 8

                              Indemnification

     8.1 Indemnification by Sellers. Sellers agree to indemnify, defend and save harmless Buyer and its Affiliates from and against any and all Claims, liabilities, losses, costs and expenses (including reasonable fees and expenses of attorneys and environmental consultants) (collectively, "Losses") directly or indirectly arising out of or related to:

      (a) any breach by Sellers of any of the representations, warranties or covenants of Sellers set forth in this Agreement;

      (b) the performance by Sellers of Remediation in accordance with the terms and provisions hereof;

      (c) Sellers' obligations under Sections 3.1 and 3.3 hereof; and

      (d) any liabilities retained by Sellers pursuant to Section 3.5 hereof.

     8.2 Indemnification by Buyer. Buyer agree to indemnify, defend and save harmless Sellers and their Affiliates from and against any and all Losses directly or indirectly arising out of or related to:

      (a) any breach by Buyer of any of the representations, warranties or covenants of Buyer set forth in this Agreement;

      (b) the performance by Buyer of Remediation in accordance with the terms and provisions hereof; and

      (c) Buyer's obligations under Section 4.1 hereof.

     8.3 Procedures for Indemnification. The party entitled to indemnification hereunder (the "Indemnitee") shall promptly notify the party providing indemnification hereunder (the "Indemnitor") in writing, in reasonable detail, of all matters which may give rise to the right to indemnification hereunder, it being understood that if the Indemnitor does not receive notice of any matter known to the Indemnitee and as to which the Indemnitee is entitled to indemnification hereunder in time to contest the determination of any such liability, the Indemnitor shall not be obligated to indemnify the Indemnitee with respect thereto only if Indemnitor is actually prejudiced by the failure to receive timely notice. Neither the Indemnitor nor the Indemnitee shall admit any liability with respect to, or settle, compromise, or discharge any matter covered by this
Article 8, without the prior written consent of the other. The Indemnitor shall have the right to defend through counsel of its own choosing, at its own expense, any action which may be brought by a third-party in connection therewith, provided, however, that the Indemnitee shall have the right to have its counsel participate in such defense at its own expense. Indemnitor and Indemnitee shall keep each other informed of all settlement negotiations with third parties. Indemnitor and Indemnitee shall permit each other reasonable access to books and records and otherwise cooperate with all reasonable requests of each other in connection with any indemnifiable matter resulting from a claim by a third-party.

     8.4 Definitions. For purposes of this Article 8, the following terms shall have the following meanings:

      (a) "Claims" means all assertions, allegations, complaints, causes of action, demands, suits, notices of actual or potential liability or responsibility, claims for reimbursement or contribution, orders, judgments, injunctions, requests or demands under claim of authority to take action or refrain from taking action, liens, proceedings in condemnation, executions upon judgment, or other claim, event, information, or occurrence with respect to which a reasonable person would respond or defend against. Claims shall include claims with or without merit asserting liability for personal injury, death, sickness, disease, emotional distress, loss of or damage to real or personal property, pollution, nuisance, environmental damage or response action, whether based on statute, strict liability, violation of any laws and regulations applicable to the ownership or operation of the Facilities (except as otherwise limited by the definition of Environmental Laws hereunder), tort, warranty, contract, or the status of a party as seller, buyer, owner, operator, generator, transporter, disposer or otherwise in association with handling products, facilities or materials.

                                 ARTICLE 9

                            Limitation of Claims

     It is the parties' intent that this Agreement set forth Sellers' and Buyer's exclusive obligations to each other with respect to environmental conditions associated with the Facilities, the Business or the Germany Business excluding, however, compliance of Facility operations with Environmental, Occupational, Health and Safety Laws addressed in the Purchase Agreement. Buyer and Seller waive all other rights against each other related to such environmental conditions, including rights otherwise provided by law, including common law.


                                 ARTICLE 10

                             Dispute Resolution

     In the event of a dispute between the parties regarding any matter set forth herein, the parties shall first endeavor to resolve such dispute at the working team level (i.e., among the persons principally responsible for discharging the parties' respective obligations hereunder). If the parties are unable to resolve the dispute at the working team level, the dispute shall be referred to a representative of senior management of each of Witco Corporation, on behalf of Sellers, and Buyer for resolution. The parties shall have 60 days from the date on which such dispute is referred to their respective members of senior management to resolve the matters being disputed. If the parties are unable to resolve the disputes within such 60 day period, the disputes shall be referred for final resolution to binding arbitration in accordance with procedures mutually agreed between the parties.


                                 ARTICLE 11

                               Miscellaneous

     11.1 Incorporation of Purchase Agreement. The provisions of Article 14 (Miscellaneous) of the Purchase Agreement, other than Section 14.1 thereof, are incorporated herein and made a part of this Environmental Agreement.

     11.2 No Assignment. This Agreement shall not be assignable by Buyer without the prior written consent of Sellers, with the exception, however, that Buyer may assign this Agreement to those of its Affiliates to which Buyer may transfer the Facilities and/or the Business at any time without Sellers' prior written consent. In such event Buyer shall provide Seller with prompt notice of such assignment. Regardless of such assignment, however, Buyer shall at all times remain liable to Sellers for its obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.




                                             WITCO CORPORATION,

                                             by:
                                                -------------------------
                                                Name:
                                                Title:


                                             GOLDSCHMIDT SKW SURFACTANTS GMBH,

                                             by:
                                                ------------------------
                                                Name:
                                                Title:

                                                                  Exhibit C



                                 Exhibit C
                                   to the
                             Purchase Agreement

                           ARBITRATION PROCEDURES


          The following are the arbitration procedures to be used in resolving any disputed portion of the Proposed Statements:

          1. Written submission (the "Initial Submission") of each party's position on issues to be arbitrated, if disputed by the parties.

               a. The Initial Submission will be submitted in writing to the Referee by the end of the 15 business day period referred to in Section 3.2(c)(ii) of the Purchase Agreement.

          2. A decision by the Referee (the "Initial Decision") on the issues to be arbitrated (if disputed by the parties) will be made within 15 days of the Initial Submission.

          3. Written submissions of each party's substantive position on issues (the "Substantive Submission").

               a. The Substantive Submission will be submitted in writing to the Referee within two weeks of the earlier of the following two events: the date of the Referee's Initial Decision or the end of the 15 business day period referred to in Section 3.2(c)(ii) of the Purchase Agreement.

               b. Affidavits and all supporting material will be included with the Substantive Submission.

          4.   Written Replies (the "Written Replies")

               a. Written Replies will be filed within 10 days after receipt of each party's Substantive Submission.

               b. Affidavits and supporting materials will be included with the Written Replies.

          5.   Conference with Referee (the "Referee Conference").

               a. The Referee Conference will take place within 10 days after the Written Replies are filed.

               b. Each party will have 20 minutes to present its position.

               c. Accountants and other advisors who were involved in the transaction will be present to answer questions.

               d. Each party will then have 10 minutes to respond to the other party's presentation.

               e. After presentations and rebuttals, each party will respond to questions from, or comments of, the Referee.

          6.   Referee's final decision.

               a. The decision of the Referee, which will be final and binding (absent manifest error or correction by the Referee), will be rendered within 15 days of the Referee Conference.

                                                                  Exhibit D



Witco Surfactants GmbH
Profit and Loss Statement
Year Ended December 31, 1998
(All amounts in thousands)


                                                                             Adjusted
                                           Balance     Balance               Balance
                                            in DM      in USD   Adjustments   in USD

Net Sales                                 141,390    $ 80,507               $ 80,507
Cost of Goods Sold                        113,243      64,481                 64,481
                                         --------    --------    --------   --------
Gross Profit                               28,147      16,027                 16,027

Operating Expenses
   Selling expense                          8,015       4,564       $ 369       4,933
   General and administrative expenses      5,200       2,961                   2,961
   Research and development                 5,792       3,298                   3,298
   Other expense (income) - net              (826)       (470)                   (470)
                                         --------    --------    --------    --------
      Total Operating Expenses             18,181      10,352         369      10,721
                                         --------    --------    --------    --------
Operating Income                            9,966       5,675        (369)      5,306

Other
   Interest expense                           473         269                     269
   Interest income                           (526)       (300)                   (300)
                                         --------    --------    --------    --------

Income Before Income Taxes                 10,019       5,705        (369)      5,336
Income Tax Benefit                          5,009       2,852        (184)      2,668
                                         --------    --------    --------    --------

Net Income                                  5,010    $  2,853       ($185)   $  2,668
                                         ========    ========    ========    ========


(Note: As owned and operated by Witco.)

Witco Surfactants GmbH
Analysis of Other Expense (Income) - Net Year Ended December 31, 1998 (All amounts in thousands of dollars)



Reversal of 1997 overaccruals                                 ($200)
Charges to Witco GmbH for services rendered                    (276)
Gain on sale of fixed assets                                   (204)
Expatriate cost differential                                    179
Other - net                                                      31
                                                         ----------
                                                              ($470)
                                                         ==========

                                                                  EXHIBIT E



DRAFT (5) GPW/DJF:  2/6/99

To:  [          ]

The Company:       Witco Corporation UK Limited

The Property:      Land lying to the south west of Elm Avenue, Flimby, Maryport

The Transaction:      The sale of the Company's oleochemicals division

On your behalf we have investigated the title of the Company to the Property which is more particularly described in the First Schedule in the knowledge that you are relying on the accuracy of the statements in this Certificate for the purpose of the Transaction.

1. Introduction

1.1   We have:-

     (A) Examined and considered the documents of title and other documents and papers relating to the Property produced to us, which the Company has confirmed to us are all the documents of title and other documents and papers relating to the Property of which the Company has knowledge having taken all reasonable care and enquiry and which are material for the purposes of giving this Certificate; and

     (B) Considered the results of the searches and replies to the enquiries referred to in Part I of the Second Schedule which are those which we consider appropriate in the circumstances of the Transaction and having regard to the nature of the Property.

     The information given in this Certificate arises solely from such examination and consideration and the results of such searches and enquiries and (to the extent that these do not disclose such information) from material provided to us by the Company.

1.2 We have not inspected the Property nor have we made any enquiries of the occupiers of the Property (other than the Company).

1.3 We have assumed that all deeds produced to us have been validly executed and delivered by the parties to them and that all documents produced to us are within the capacity and powers of, and have been validly authorised by, each party. There is nothing on the face of the documents which indicates otherwise.

1.4

     (A) We have assumed, and the Company or a representative of the Group ("the Group") of companies of which the Company is part has confirmed to us in writing, that the Company has provided us with all documents and information relating to the Property which are material for the purpose of giving this Certificate; and

     (B) Where information has been provided to us by the Company, our investigations have given no reason to doubt the accuracy of that information but we cannot accept responsibility for it.

1.5  We give no opinion as to the capital or rental value of the Property.

1.6 Whilst we express no opinion on whether any transaction affecting the Company's title to the Property may have been at an undervalue or otherwise liable to be set aside under the provisions of the Insolvency Act 1986, the Company has told us that it is not aware of any circumstances which could render any such transaction liable to be set aside under the provisions of that Act.

1.7 Any matter disclosed by this Certificate in relation to any particular clause or paragraph is to be treated as being disclosed in relation to any other relevant clause or paragraph.

1.8 Any reference to the Property includes each and every part of it and all buildings and structures on it.

1.9 Any reference, express or implied, to a statute includes references to:-

     (A) That statute as amended, extended or applied by or under any other statute at the date of this Certificate;

     (B) Any statute which that statute re-enacts (with or without modification); and

     (C) Any subordinate legislation made at the date of this Certificate under that statute, as amended, extended or applied as described in paragraph (A) above or under any statute referred to in paragraph (B) above.

1.10 The headings in this Certificate do not affect its interpretation.

2. Reliance on this Certificate

     This Certificate is addressed to you and is intended solely for your benefit in connection with the Transaction. It is not to be relied upon by any other person or used for any other purpose and neither its contents nor its existence may be disclosed other than to your professional advisers without our prior written consent.

3. Applicable law

     This Certificate is limited to English law as applied by the English Courts and is given on the basis that it will be governed by and construed in accordance with English law.

4. Certificate

     On the basis of and insofar as the same is discoverable from our investigations mentioned above, we certify that:-

4.1   Title

     (A) Subject to the matters referred to in Parts I and II of the Seventh Schedule:-

          (i) In our opinion the Company has a good and marketable title to the Property and is solely legally and beneficially entitled to the Property;

          (ii) The details of the Property set out in the First Schedule are complete and accurate in all respects;

          (iii) If the Company holds the Property under the terms of a lease, the terms of the lease are fairly summarised in Part I of the Fifth Schedule and the statements set out in Part II of the Fifth Schedule are complete and accurate in all respects;

     (B) If the title to the Property is registered at H.M. Land Registry, the Company is registered with the quality of title under the title number referred to in the First Schedule. If the title to the Property is not registered, save as specified in Part I of the Seventh Schedule, the title of the Company commences with a good root of title at least 15 years old where the Company's tenure is freehold or commences with the Lease and (where appropriate) continues from a good root of title at least 15 years old where the Company's tenure is leasehold.

4.2   Insurance

     Save as mentioned in Part IV of the Seventh Schedule:-

     (A) The Company or its insurance brokers have told us that the details of the insurance of the Property are fairly summarised in the Fourth Schedule.

     (B) The Company or its insurance brokers have provided us with a schedule of insurance cover and confirmation that the premiums required to maintain such insurance in force up to the renewal date next after the date of this Certificate have been paid.

     (C) The Company has told us that it is not aware of any circumstances rendering the policy void or voidable.

     (D) Where the Property is leasehold and the Company is not an insured under the policy, the Company or its insurance brokers have told us that the interest of the Company is noted on the policy and that a letter in satisfactory terms has been obtained from the insurance company waiving any right which the insurance company may have to be subrogated to the rights of the insured against the Company.

4.3   Use

     The Company has told us that the Property is presently used for the purpose[s] (the "Existing Use") referred to in the First Schedule.

4.4   Matters affecting the Property

     The statements set out in the Third Schedule are complete and accurate in all respects except to the extent that they may be qualified in
     Part I of the Seventh Schedule.

4.5   Leases

     (A) Any leases, underleases, tenancies, licences or other agreements or arrangements giving rise to rights of occupation (in each case as amended) (the "Letting Documents") to which the Property is subject are referred to in Part I of the Sixth Schedule. The Company has told us that it is otherwise in actual occupation of the Property on an exclusive basis and that, except by virtue of the Letting Documents, no person, other than the Company, has any right (actual or contingent) to possession, occupation or use of or interest in the Property.

     (B) The statements set out in Part II of the Sixth Schedule are complete and accurate in all respects except to the extent that they may be qualified in Part II of the Seventh Schedule.

5. The Company

5.1 A copy of the final draft of this Certificate has been sent to the Company. The Company or a representative of the Group has confirmed to us in writing within the five working days before the date of this Certificate that to the best of the knowledge, information and belief of the Company the information contained in this Certificate is complete and accurate in all respects.

5.2 In the Schedules to this Certificate references to the Company providing information to us shall be deemed to include a representative of the Group providing such information to us.

                             THE FIRST SCHEDULE

                                The Property


1. Brief description:  Land lying to the south west of Elm Avenue, Flimby,
                       Maryport shown edged red on the attached plan.

2. Tenure:  Freehold.

3. Registered title number:  CU42787.

4. Quality of title:  Title Absolute.

5. Root of title, if unregistered: Not applicable.

6. Existing Use:  The manufacture of speciality surfactants.

7. Easements benefiting the Property (if any):  None.

                            THE SECOND SCHEDULE

                           Searches and enquiries


1.   Date of official search in the Index Map and Parcels Index. 13th April
     1999.

2. Date of local search certificate and replies to enquiries in part I of Con 29 (1994 Edition) and enquiries No. 33 and 34 in part II of Con 29 (1994 Edition). 22nd April 1999.

3.   Date of common land and town and village greens search. 12th April
     1999.

4. Date of enquiries of The Coal Authority as to past, present and future mining operations in proximity to the Property. 12th April 1999.

5.   Date of Environment Agency reply to enquiry. 14th May 1999.

6. Date of Land Charges Act searches against every estate owner who was a party to any transaction, or concerned in any event, comprised in the relevant title (see Law of Property Act 1969 Section 25) where there is no clear search with the title deeds. Not applicable.

7. Date of Land Charges Act searches against the Company and date of expiry of priority. Not applicable.

8.   Date of Land Registry search and date of expiry of priority. [   ].

9. Where title to the Property is not registered, date of search at the Companies Registry of the file of all companies disclosed by the documents of title as estate owners of the Property since the root of title. Not applicable.

10.  Date of search at the Companies Registry against the Company. [   ].

11. Dates and details of other searches or enquiries we considered to be appropriate. None.

Note:  These searches will be updated prior to completion.

                             THE THIRD SCHEDULE

                       Matters affecting the Property

Save as stated in Part I of the Seventh Schedule:

GENERAL

1.   Documents of title

     The documents of title consist of original documents or properly examined abstracts and are held by us to the order of the Company. Where necessary all title deeds are fully stamped with ad valorem stamp duty and a produced document stamp.

2.   Registration

     Where title to the Property is not registered at H.M. Land Registry, there is no caution registered against first registration and no event has occurred in consequence of which such registration of title should have been effected.

3.   Fixtures and fittings

     The Company has told us that all fixtures and fixed plant at the Property are the Company's property free from encumbrances.

4.   Access

     The Property abuts a roadway maintainable at public expense at each point where access is gained or has the benefit of all necessary rights of way to and from such a roadway.

5.   Rights and easements

     At the date of this Certificate there are appurtenant to the Property the rights and easements set out in the First Schedule. The Company has told us that those rights and easements are the only rights and easements necessary for the use and enjoyment of the Property or (if no rights and easements are so set out) that none is required. Those rights and easements are enjoyed freely without interruption and without restriction as to hours of use or otherwise and are held for the same estate or interest as the Company's estate or interest in the Property. None of those rights and easements is enjoyed on terms entitling any person to terminate or curtail it.

6.   No recent construction work/agreements and warranties etc.

     The Company has told us that no buildings on the Property have been erected or extensions or major alterations carried out within the last six years and that there are no agreements, certificates, guarantees, warranties or insurance policies relating to any construction, repair, replacement, treatment or improvement of any building constructed on the Property.

7.   Title policies

     The Company has told us that there are no insurance policies relating to any question of title affecting the Property.

8.   Charges

     There are no mortgages, charges or liens, legal or equitable, specific or floating, affecting the Property.

9.   Agreements

     There are no agreements for sale, estate contracts, options, rights of preemption or similar matters affecting the Property the provisions of which remain to be performed.

10.  Encumbrances

     The Property is subject only to the covenants, restrictions, stipulations, easements or other encumbrances of a material nature disclosed in Part I of the Seventh Schedule. If there are no such matters disclosed in Part I of the Seventh Schedule the Property is not subject to any covenants, restrictions, stipulations, easements or other encumbrances of a material nature. The Company has told us that it has not received notice of any breach of and is not aware of any breach of any covenants, restrictions, stipulations, easements or other matters disclosed in Part I of the Seventh Schedule and that such covenants, restrictions, stipulations, easements and other matters do not materially adversely affect the Existing Use.

11.  Adverse rights

     The Company has told us that it has inspected the Property not more than 10 working days before the date of this Certificate and that so far as it is aware no one is in adverse possession of the Property or has acquired or is acquiring any rights adversely affecting the Property.

12.  Overriding interests

     The Company has told us that so far as it is aware the Property is not subject to any of the overriding interests referred to in Section 70 of the Land Registration Act 1925.

13.  Complaints

     The Company has told us that it has not had occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation.

14.  Disputes

     The Company has told us that there are no disputes, claims, actions, demands or complaints in respect of the Property which are outstanding or which are expected by it.

15.  Notices

     The Company has told us that no notices materially affecting the Property have been given or received.

16.  Outgoings

     The Company has told us that the Property is not subject to the payment of any outgoings other than the uniform business rate or water rates (and in the case of leasehold property sums due under the Lease including, without limitation, rent, insurance and service charge reserved by the Lease) and the Company has told us that all such payments have been made to date.

PLANNING

17.  Lawful use

     The Existing Use is a lawful or permitted use under the Town and Country Planning legislation (which term includes the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990 and the Planning (Hazardous Substances) Act 1990).

18.  Development

     The Company has told us that it is not aware that any development which has been carried out in relation to the Property is unlawful or has been carried out without any necessary consents and permissions being obtained, no enforcement proceedings under the Town and Country Planning legislation have been commenced or notices served and it is not aware that any such proceedings or notices have been proposed.

19.   Validity of permissions

     The Company has told us that no planning permission affecting the Property is the subject of an existing challenge as to its validity. Our local authority search did not reveal that any planning permission has been issued within the three months immediately before the date of such search.

20.  Conditions

20.1 The planning permissions affecting the Property are either unconditional or subject only to conditions which the Company has told us have either been satisfied so that nothing further remains to be done under them or, in the case of continuing conditions, are being complied with and the Company knows of no reason why such conditions should not continue to be so complied with.

20.2 There are no unusual or onerous conditions attaching to any planning permission affecting the Property, and no planning permission is subject to any condition or limitation making it temporary (other than the conditions referred to in Town and Country Planning Act 1990 Sections 91 and 92) or personal to anyone.

21.  Pending applications

     The Company has told us that there is no application for planning permission in respect of the Property awaiting determination and no planning decision or deemed refusal which is subject to appeal.

22.  Planning agreements

     There is no agreement or planning obligation affecting the Property under Section 18 of the Public Health Act 1936, Section 52 of the Town and Country Planning Act 1971, Section 38 and Section 278 of the Highways Act 1980, Section 33 of the Local Government (Miscellaneous Provisions) Act 1982, Section 106 of the Town and Country Planning Act 1990, Section 104 of the Water Industry Act 1991 or any provision in legislation of a similar nature and the Company has told us that it is not required to enter into any such agreement or obligation.

23.  Listed buildings etc.

     None of the buildings or other structures or erections on the Property has been listed under Section I of the Planning (Listed Buildings and Conservation Areas) Act 1990 nor has the relevant local authority served or authorised the service of any building preservation notice under Section 3 of the Planning (Listed Buildings and Conservation Areas) Act 1990 or any repairs notice under Section 48 of the Planning (Listed Buildings and Conservation Areas) Act 1990 in respect of the Property.

24.   Compensation potentially repayable

   No compensation has been received in respect of the Property under the Town and Country Planning legislation which is potentially repayable under such legislation.

25.  Designated areas

     The Company has told us that it is not aware that the Property is within an area of archaeological importance nor is any building or erection on the Property a scheduled monument within the meaning set out in the Ancient Monuments and Archaeological Areas Act 1979 nor is the Property within an area or subject to any order or designation which may qualify, regulate or affect its use in the future.

STATUTORY MATTERS

26.  Statutory requirements

     The Company has told us that it is not aware of any outstanding order, notice or other requirement of any local or other authority that affects the Existing Use or involves expenditure in compliance with it nor of any other circumstances which may result in any such order or notice being made or served.

27.  Statutory compliance

     The Company has told us that it has not received notice of any breach of the requirements and that the Company is not aware of any material breach of the requirements of:-

     The Shops Acts 1950 to 1965
     The Factories Act 1961
     The Offices, Shops and Railway Premises Act 1963
     The Fire Precautions Act 1971
     The Health and Safety at Work etc. Act 1974
     The Sunday Trading Act 1994

     and other current or previous legislation or any regulations, orders, notices or directions made or issued under such legislation capable of enforcement at the date of this Certificate which affect the Property.

28.  Fire certificate

     The Company has told us that a fire certificate covering the Existing Use of the Property is in force or that a fire certificate is not required and that so far as the Company is aware the Property complies in all material respects with current fire regulations affecting the Property and the current requirements of the insurers of the Property.

29.  Noise abatement zone order

     The relevant local authority has not made or resolved to make any noise abatement zone order under Section 63 of the Control of Pollution Act 1974 for the area which includes the Property.

30.  Compulsory acquisition

     The Company has told us that it is not aware of any resolution, proposal, order or act made or contemplated for the compulsory acquisition of the Property or any private access to it by the local or other authority.

OTHER MATTERS

31.  Other matters

     There are no other matters disclosed by our consideration of the documents of title and other documents and papers referred to in paragraph 1.1(A) of this Certificate or by the results of the searches and the replies to enquiries referred to in Part I of the Second Schedule which are not specifically referred to elsewhere in this Certificate and which in our opinion should be brought to your attention.

                            THE FOURTH SCHEDULE

                             Insurance details


Not applicable - the recipient will make its own insurance arrangements following completion of the Transaction.

                             THE FIFTH SCHEDULE

                        Part I of the Fifth Schedule

           Details of the Lease under which the Property is held

                               Not applicable

                       Part II of the Fifth Schedule

                        Matters affecting the Lease

                               Not applicable

                             THE SIXTH SCHEDULE


   N.B. In this Schedule "rent" includes licence fee, "tenancy" includes licence and "tenant" includes licensee.


                        Part I of the Sixth Schedule

                              Letting Document

                                    None

                       Part II of the Sixth Schedule

                  Matters affecting the Letting Documents

                               Not applicable

                            THE SEVENTH SCHEDULE

                      Part I of the Seventh Schedule:

            Qualifications to paragraph 4.1 of this Certificate
             and to statements contained in the Third Schedule

3.1  The liquid nitrogen storage tank is the property of BOC.

6.1 All drainage and roadways on the Property were replaced between three and six years before the date hereof.

10.1 Mines and minerals together with ancillary powers of working are excepted and reserved from the registered title to the Property.

10.2 Our local search has revealed a footpath on the Property the location of which is marked in purple on the attached plan. The Company has told us that there is a public right of way across this footpath.

31.1 Our Coal Authority search has revealed that the Property is within the likely zone of influence on the surface from workings in seams of coal, the last date of workings being 1956. Notices of entitlement to withdraw support from the area were published in 1955. Reserves of coal exist in the locality of the Property which could be worked at some time in the future subject to feasibility, licences and planning consents.

31.2. Our Environment Agency search has revealed that parts of the Property have been affected by flooding, and that there have been six substantiated pollution incidents within a 250 metre radius of the site, of which four were classed as chemical and two as agricultural.


                      Part II of the Seventh Schedule:
  Qualifications to statements contained in Part II of the Fifth Schedule

                              Not applicable.


                     Part III of the Seventh Schedule:
  Qualifications to statements contained in Part II of the Sixth Schedule

                              Not applicable.


                      Part IV of the Seventh Schedule:
 Qualifications to statements contained in paragraph 4.2 of this Certificate
                             (as to Insurance)

                              Not applicable.